Exhibit 10.3

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LEASE

BETWEEN

1200 COncord, LLC
(“Landlord”)

AND

Cerus corporation
(“Tenant”)

FEBRUARY 16, 2018

The submission of this Lease by Landlord, its broker, agent or representative, for examination or execution by Tenant, does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant; it being intended hereby that notwithstanding the preparation of space plans and/or tenant improvements plans, etc., and/or the expenditure by Tenant of time and/or money while engaged in negotiations in anticipation of it becoming the Tenant under this Lease, or Tenant’s forbearing pursuit of other leasing opportunities, or even Tenant’s execution of this Lease and submission of same to Landlord, that this Lease shall become effective and binding upon Landlord only upon the execution hereof by Landlord and its delivery of a fully executed counterpart hereof to Tenant.  No exception to the foregoing disclaimer is intended, nor shall any be implied, from expressions of Landlord’s willingness to negotiate with respect to any of the terms and conditions contained herein.

SPPI\54579\1338823.13

TABLE OF CONTENTS

Page

1.	FUNDAMENTAL LEASE PROVISIONS.1
2.	PREMISES.4
3.	TERM.5
4.	BASE RENT.5
5.	ADDITIONAL RENT.6
6.	SECURITY DEPOSIT/FIRST MONTH’S RENT.10
7.	HOLDING OVER.10
8.	USE OF PREMISES.11
9.	TAXES ON TENANT’S PROPERTY.16
10.	ALTERATIONS.17
11.	MAINTENANCE AND REPAIRS.18
12.	LIENS.18
13.	BUILDING SERVICES.19
14.	CABLING; TELECOMMUNICATIONS.20
15.	RIGHTS OF LANDLORD.21
16.	INDEMNIFICATION AND WAIVER.24
17.	INSURANCE.24
18.	WAIVERS OF SUBROGATION.26
19.	DAMAGE OR DESTRUCTION.26
20.	EMINENT DOMAIN.28
21.	DEFAULT.28
22.	ASSIGNMENT AND SUBLETTING.31
23.	SUBORDINATION; FINANCIAL REPORTS.34
24.	ESTOPPEL CERTIFICATE.35
25.	INTEREST ON PAST DUE OBLIGATION.35
26.	SALE OR TRANSFER BY LANDLORD; EXCULPATION.35
27.	LANDLORD’S RIGHT TO CURE DEFAULTS.36
28.	WAIVER.36
29.	FORCE MAJEURE.36
30.	PARKING.37
31.	SURRENDER OF PREMISES.37
32.	MISCELLANEOUS.38
33.	WAIVER OF JURY TRIAL; JUDICIAL REFERENCE.42
34.	OPTIONS.43
35.	LETTER OF CREDIT.45
36.	EXPANSION RIGHTS.48
37.	ADDITIONAL SIGNAGE RIGHTS.52
38.	EXISTING GENERATORS.52

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

LIST OF EXHIBITS

Exhibit AThe Project

Exhibit BSite Plan

Exhibit CSpace Plan

Exhibit DWork Letter

Exhibit EMemorandum of Confirming Terms

Exhibit FLab Rules and Regulations

Exhibit F-1Rules and Regulations of the Premises

Exhibit GForm of Insurance Certificate

Exhibit HForm of SNDA

Exhibit IForm of L-C

Exhibit JSign Criteria

Exhibit KJanitorial Specifications

Exhibit LExclusive Use Loading Dock

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ii

BASIC LEASE DOCUMENT

THIS LEASE (“Lease”) is made and executed this 16th day of February, 2018 (the “Effective Date”), in the City of Concord, County of Contra Costa, State of California, by and between 1200 CONCORD, LLC, a Delaware limited liability company (“Landlord”), and CERUS CORPORATION, a Delaware corporation (“Tenant”), who agree as follows:

1.FUNDAMENTAL LEASE PROVISIONS.

(a)Premises.

(i)Project.  That certain office/research and development project commonly known as 1200 Concord Ave. and 1220 Concord Ave., Concord, California as more fully described on Exhibit A attached hereto and incorporated herein (the “Real Property”).  The Project consists of (1) two (2) office buildings with an aggregate rentable square footage (the “Rentable Area”) of approximately 362,130 square feet, (2) the Facilities (as such terms is hereinafter defined in Section 5(a)(ii), below) including, without limitation, a 4-level parking garage (the “Parking Garage”); and (3) the land on upon which such buildings, Facilities and other improvements are located, all as generally shown on the site plan attached as Exhibit B to this Lease (the “Site Plan”).  The Rentable Area of the Project, the Building (as defined below), and the Premises (as defined below) was calculated in accordance with the Office Buildings: Standard Methods of Measurement ANSI/BOMA Z65.1-2010 (Method B) (the “BOMA Standards”).

(ii)Building.  That certain six (6) story office building located at 1220 Concord Ave., Concord, California 94520 as generally shown on the Site Plan with approximately 176,613 square feet of Rentable Area.

(iii)Premises.  Approximately 65,092 square feet of Rentable Area (the “Premises”) consisting of those portions of the Building delineated and shown on the space plan designated as Exhibit C attached hereto and incorporated herein by this reference (the “Space Plan”) which is more specifically comprised of (i) approximately 13,781 Rentable Area of the “south wing” of the first floor of the Building (the “First Floor South Wing Premises”); (ii) 6,390 square feet of Rentable Area consisting of the “north wing” of the first floor of the Building (the “First Floor North Wing Premises”; and together with the First Floor South Wing Premises, the “First Floor Premises”); (iii) 14,908 square feet of Rentable Area consisting of the “north wing” of the fifth (5th) floor of the Building (the “Fifth Floor Premises”); and (iv) the entire sixth (6th) floor of the Building containing approximately 30,013 square feet of Rentable Area (the “Sixth Floor Premises” and together with the First Floor North Wing Premises and the Fifth Floor Premises, collectively, the “Landlord Build Premises”).

(b)(i)Term.  The Term shall commence on the “Commencement Date” (as defined below) and extend for one hundred thirty three (133) full calendar months (plus any partial month at the beginning of the Term), and may be extended pursuant to the “Extension Options” (as defined below) for two (2) periods of sixty (60) months each.

(ii)

Commencement Date.  The commencement date for the Landlord Build Premises (the “Landlord Build Premises Commencement Date”) shall occur on the later of (a) December 1, 2018, or (b) subject to the terms of Exhibit D hereto, sixty (60) days following the Substantial Completion of the Landlord’s Work (as such terms are defined in the Work Letter attached as Exhibit D hereto), such sixty (60) day period being referred to herein as the “Tenant Build Out Period”) .  The commencement date for the First Floor South Wing Premises (the “First Floor South Wing Premises Commencement Date”) shall occur on the earlier of (a) the date on which Tenant occupies the First Floor South Wing Premises and begins conducting business therein, or (b) December 1, 2018. The phrase “begins conducting business” (and other phrases of similar import) shall not include use of the applicable portion of the Premises by Tenant solely for the storage, construction, staging or the construction or installation of Tenant’s Work by Tenant pursuant to Exhibit D  of this Lease.  As used herein, the term “Commencement Date” shall mean the date on which both the First Floor South Wing Premises Commencement Date and the Landlord Build Premises Commencement Date have occurred.  Notwithstanding the foregoing, if Tenant desires to begin conducting business in all or any part of the First Floor South Wing Premises, the First Floor North Wing Premises,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Fifth Floor Premises, or the Sixth Floor Premises after the same are ready for occupancy but prior to December 1, 2018 (the applicable portion of the Premises being referred to herein as the “Early Occupancy Space”), then Tenant shall have the right to commence such business operations therein by providing written notice to Landlord prior to such use; provided, however, that (1) Tenant shall commence paying Rent hereunder; provided, however, that the Rent due hereunder shall be prorated based on a fraction the numerator of which is the Rentable Area of the Early Occupancy Space and the denominator of which is the Rentable Area of the Premises; (2) such use shall otherwise be in strict accordance with all of the terms and conditions of this Lease; and (3) such use shall not accelerate the Commencement Date hereunder.  For the avoidance of doubt, Tenant acknowledges and agrees that if Tenant exercises its right to commence business in the First Floor South Wing Premises, the First Floor North Wing Premises, the Fifth Floor Premises or the Sixth Floor Premises, whether concurrently or serially, prior to December 1, 2018, then the first date on which Tenant so operates within the entire Premises shall constitute the Commencement Date hereunder.

(iii)

Expiration Date.  The last day of the one hundred thirty-third first (133rd) full calendar month of the Term; provided, however, the Expiration Date may be accelerated or extended pursuant to the terms and conditions of this Lease.

(iv)	Extension Option(s):two (2) option(s) of sixty (60) months each.

(c)Base Rent.

Months of Term	Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Base Rent
Commencement Date -12	$2.45	$1,913,704.80	$159,475.40
13-24	$2.52	$1,971,115.94	$164,259.66
25-36	$2.60	$2,030,249.42	$169,187.45
37-48	$2.68	$2,091,156.90	$174,263.08
49-60	$2.76	$2,153,891.61	$179,490.97
61-72	$2.84	$2,218,508.36	$184,875.70
73-84	$2.93	$2,285,063.61	$190,421.97
85-96	$3.01	$2,353,615.52	$196,134.63
97-108	$3.10	$2,424,223.99	$202,018.67
109-120	$3.20	$2,496,950.70	$208,079.23
121-132	$3.29	$2,571,859.23	$214,321.60
133	$3.39	$2,649,015.01	$220,751.25

Tenant’s obligation to pay Base Rent for the Premises shall abate for the 36th, 48th, 60th, 72nd and 84th months of the Term (the total amount so abated being referred to herein as the “Abated Rent”). The right to the abatement set forth above shall be personal to the Tenant first named above together with any assignee that assumes the Lease pursuant to a Permitted Transfer (collectively, the “Original Tenant”) and shall not be transferable to any assignee, sublessee or other transferee of Original Tenant’s

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

interest in this Lease.  Notwithstanding the foregoing, if Tenant is in monetary default hereunder beyond any applicable cure period on the date any such Abated Rent is scheduled to abate, such Abated Rent shall not abate and, instead, shall be due and payable as ordinarily scheduled.

(d)Tenant’s Proportionate Share

(i)Tenant’s Proportionate Share of Rentable Area in Building.  36.86%.

(ii)Tenant’s Proportionate Share of Rentable Area in the Project.  17.97%

(e)Base Year.  2019

(f)Security Deposit.  $0.00

(g)Tenant’s Required Liability Coverage.  $10,000,000.00

(h)Parking. 3.4 unreserved parking stalls per one thousand (1,000) rentable square feet of the Premises, for a total of 221 parking stalls as of the Effective Date which number shall be revised, as applicable, following the exercise of any options described in this Lease, at Zero Dollars ($0.00) per unreserved space per month during the initial Term hereof.  One-half (1/2) of the parking stalls shall be located in the Project’s surface parking lots and the remaining parking stalls shall be located in the Parking Garage.

(i)Permitted Use. Solely for office, research and development laboratory, storage and other related legal uses consistent with the Private Restrictions (as defined below), and in conformity with the municipal zoning requirements of the City of Concord, California and all other Laws (as defined below).  Notwithstanding the foregoing, Tenant’s use of the Premises for research, development and laboratory uses shall be limited to the First Floor Premises throughout the Term.

(j)Address for Notices.

To Landlord:1200 Concord, LLC

c/o Sierra Pacific Properties

1800 Willow Pass Court

Concord, California  94520

Attn: President

Telephone:  [***]

E-mail: [***]

With copy to:1200 Concord, LLC

Attn:  Legal Dept.

4021 Port Chicago Highway

Concord, California 94520

Telephone:  [***]

Email: [***]

Address for Rent Payment to Landlord:

1800 Willow Pass Court

Concord, California  94520

To Tenant:Prior to the Commencement Date:

Cerus Corporation

2550 Stanwell Drive

Concord, California 94520

Attn: Lori Roll

Telephone:  [***]

Email: [***]

From and after the Commencement Date:

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Cerus Corporation

1220 Concord Avenue

Concord, California 94520

Attn: Lori Roll

Telephone:  [***]

Email: [***]

With copy to:Cooley LLP

Attn:  Marlena C. Schultz

101 California Street, 5th Floor

San Francisco, CA 94111

Telephone:  [***]

Email: [***]

(k)Improvement Allowance/Improvement Work.  The sum of the Turnkey Improvement Allowance and the Tenant’s Work Allowance, each as defined in Exhibit D.

(l)Guarantor(s).  None.

(m)Building Standard Business Hours.  7:00 a.m. to 6:00 p.m., Monday through Friday, except for nationally recognized holidays.

(n)After Hours HVAC.  The rate for after-hours HVAC shall be Seventy-Five Dollars ($75.00) per hour for a full floor of the Building and Forty-Five Dollars ($45.00) per hour for one (1) “wing” of the Building.

(o)Administrative Fee.  Five percent (5%) of the applicable amount or charge.

(p)Letter of Credit.  Two Million Five Hundred Thousand Dollars ($2,500,000.00), as increased and decreased pursuant to Section 35, below.

(q)Brokers.  CBRE (“Tenant’s Broker”) representing Tenant, and Newmark Cornish & Carey (“Landlord’s Broker”) representing Landlord.

2.PREMISES.

(a)In consideration of Tenant’s agreement to pay Rent, as defined herein, and comply with the covenants and conditions herein contained, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon the terms and conditions set forth herein, the Premises.  The parties acknowledge that Exhibit B is intended only to show the general layout of the Project and Exhibit C is intended only to show the approximate location and outline of the Premises and that these exhibits do not constitute an agreement, representation or warranty as to the construction or precise area of the Premises, the Building, or the Project, as to the specific location or elements of, the Project, the Building, the Facilities, or the Parking Garage, or as to the access ways to the Premises, the Building, the Facilities, the Parking Garage or any other portion of the Project.

(b)The parties agree that the Rentable Area of the Project, the Building and the Premises shall be as set forth in Sections 1(a)(i), (ii) and (iii), respectively, and, subject to the terms of this Lease, shall be conclusive and binding on the parties.  Notwithstanding the foregoing, provided that Landlord receives a written request from Tenant within thirty (30) days after the Commencement Date, then within thirty (30) days after Landlord’s receipt of Tenant’s written request, Tenant, at its expense, may cause a licensed architect of Tenant’s choice to field measure the Premises to determine the exact Rentable Area of the Premises.  Tenant’s architect shall be accompanied by a representative of Landlord.  Such field measurement shall be made in accordance with the BOMA Standards.  If such measurement shows a variance from the Rentable Area of the Premises shown above, then within such thirty (30) day period Tenant shall notify Landlord of the variance.  If Landlord’s architect and Tenant’s architect cannot resolve the issue within thirty (30) days following such written notice, then the parties agree to the following method of resolving the dispute: (i) Landlord’s architect and Tenant’s architect shall select a non-interested third party architect (hereinafter referred to as the “Third Architect”), whose determination as to the Rentable Area of the Premises (which shall be calculated in accordance with the BOMA Standards) shall be binding

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

on the parties; and (ii) the parties shall share, equally, the cost of such Third Architect, except that in the event the Third Architect agrees with one of the parties as to the Rentable Area of the Premises (within twenty-five (25) square feet of such party’s measurement of the floor area), the other party shall bear the full cost of the Third Architect.  If Tenant fails to timely request such field measurement, then the Rentable Area set forth in Section 1(a)(i) of this Lease shall be deemed accurate and accepted by Tenant.

(c)Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit D (the “Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, and Tenant shall accept the Premises in its existing, “AS-IS” condition.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises, the Building and the Project were at such time in good and sanitary order, condition and repair.  Notwithstanding anything to the contrary set forth in this Lease, Landlord hereby represents that, to its actual knowledge, as of the Landlord Build Commencement Date for the First Floor North Wing Premises, the Fifth Floor Premises and the Sixth Floor Premises, and as of the Delivery Date for the First Floor South Wing Premises, the plumbing, lighting, electrical, mechanical and HVAC systems serving such premises shall be in good working order and all base building systems provided to Tenant are in substantial compliance with all applicable Laws; provided, however, that those aspects of the Premises that were in substantial compliance with applicable Laws that were in force at the time of their installation and are in substantial compliance with applicable Laws via “grandfathering” do not need to comply with current Laws to satisfy the foregoing representation.  If a material breach of the foregoing representation exists, and Tenant, within forty five (45) days following the Landlord Build Commencement Date or Delivery Date, as applicable, delivers written notice to Landlord setting forth in reasonable detail a description of such material breach, Landlord shall, as Tenant’s sole and exclusive remedy, rectify the same at Landlord’s expense, and not as part of Operating Costs.  Notwithstanding anything in this Section 2(c) to the contrary, Landlord shall, at Landlord’s sole cost and expense, (i) cause the Landlord’s Work to be designed and constructed in accordance with the Work Letter and any other provisions of this Lease, (ii) correct Punch List Items (as defined in the Work Letter) in accordance with the Work Letter, and (iii) correct any latent defects in Landlord Work reported, in writing, by Tenant within 365 days of the Landlord Build Commencement Date; provided, however, that such latent defects were not caused by Tenant or anyone operating through or under Tenant.

3.TERM.

(a)The term of this Lease (the “Term”) shall be that period set forth in Subsection 1(b)(i) hereof.  The Term shall commence on the Commencement Date set forth in Subsection 1(b)(ii) hereof and shall terminate without notice on the Expiration Date set forth in Subsection 1(b)(iii), unless earlier terminated pursuant to the express terms and conditions hereof.  If the Commencement Date is not fixed in Subsection 1(b)(ii) hereof, once the Commencement Date is fixed, within ten (10) days of Tenant’s receipt of Landlord’s written request, Tenant shall deliver to Landlord the Memorandum Confirming Terms attached hereto and incorporated herein as Exhibit E, duly executed by Tenant.  Failure of Tenant to execute and deliver such certificate within ten (10) days following its request by Landlord shall constitute binding and conclusive acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit E, as prepared by Landlord, are true and correct.  Notwithstanding the foregoing, Landlord shall deliver Tenant possession of the First Floor South Wing Premises for the construction of Tenant’s Work immediately following receipt of the applicable building permits for such work (the “Delivery Date”), and Tenant shall have access to the First Floor South Wing Premises from the Effective Date through the Delivery Date for planning purposes with the prior approval of Landlord, not to be unreasonably withheld, conditioned or delayed.  Tenant agrees (i) any such early entry by Tenant shall be at Tenant’s sole risk, (ii) Tenant shall not unreasonably interfere with the completion of Landlord’s Work, if applicable, (iii) Tenant shall not unreasonably interfere with Landlord or other tenants in the Building or the Project, (iv) Tenant shall comply with and be bound by all provisions of this Lease during the period of any such early entry except for the payment of

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Rent, (v) prior to entry upon the First Floor South Wing Premises by Tenant and subject to Section 17, Tenant agrees to pay for and provide to Landlord certificates evidencing the existence and amounts of liability insurance carried by Tenant, which coverage must comply with the provisions of this Lease relating to insurance, and (vi) Tenant shall, and shall cause Tenant’s Construction Agents (as defined in the Work Letter) to, comply with all Laws required to perform its work during the early entry on the Premises.

(b)If Landlord, for any reason, cannot deliver possession of (i) the Landlord Build Premises to Tenant on or prior to the Landlord Build Premises Commencement Date, and (ii) the First Floor South Wing Premises on the Delivery Date, then Tenant’s obligation to pay Rent and additional charges shall be delayed until such time as the applicable Premises are delivered to Tenant.  Except as set forth in the Work Letter, in the event of any such delay, neither the validity of this Lease nor the obligations of Tenant under this Lease, shall be affected by such failure to deliver possession and postponement of Tenant’s rental obligation prior to delivery of possession of the applicable Premises to Tenant shall be in sole satisfaction of all claims Tenant might otherwise have by reason of such Premises not being delivered on the date set forth herein.

(c)Tenant’s inability or failure to take possession of the Premises when delivered by Landlord shall not delay the commencement of the Term of this Lease or Tenant’s obligation to pay Rent.  Tenant acknowledges that Landlord has incurred, and shall continue to incur significant expenses as a consequence of the making of this Lease, including, without limitation, the cost of carrying vacant space in the Building, brokerage commissions and fees, legal and architectural fees, the costs of space planning and the costs of construction of improvements to the Premises.  All of said expenses shall be deemed included in measuring Landlord’s damages should Tenant Default under this Lease although such expenses shall not be duplicative of the items of damage to which Landlord may otherwise be entitled under Section 21 hereof.

4.BASE RENT.

Tenant covenants to pay to Landlord during the Term hereof, at Landlord’s office at the address set forth in Subsection 1(j) hereof or to such other persons or at such other places as directed from time-to-time by written notice to Tenant from Landlord, a monthly rental (hereinafter referred to as the “Base Rent”) in the amount set forth in Subsection 1(c) hereof due and payable without demand, offset, deduction, or, except as otherwise expressly provided herein, abatement therefor, in advance on the first (1st) day of each calendar month; except that if Commencement Date occurs on a day other than the first (1st) day of a calendar month, then the Base Rent for the fraction for the month starting with the Commencement Date shall be paid on such Commencement Date, prorated on the basis of a thirty (30) day month.  Notwithstanding the foregoing, Tenant shall pay Base Rent (or any other amounts required hereunder) by bank wire or electronic funds transfer (“EFT”) or Automated Clearing House (“ACH”) and Landlord shall provide Tenant with wiring instructions or other reasonably necessary information to accomplish such EFT or ACH.  If any installment of Rent or any other charge due from Tenant is not received by Landlord or Landlord’s designee within three business days of when due then, at Landlord’s election and upon Landlord’s demand, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, and in such event the parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant; provided, however, that Landlord shall waive the imposition of the late charge for the first late payment in any twelve (12) month period during the Term provided Tenant pays such overdue amounts within five (5) Business Days following written notice from Landlord that such amounts are past due.  No late charge may be imposed more than once for the same late rental payment.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted to it hereunder.

5.ADDITIONAL RENT.

Landlord hereby agrees to pay Landlord’s Base Costs for Operating Costs and Taxes (as defined below).  It is understood that the Base Rent specified in Section 1(c) and more fully described in Section 4 above, does not contemplate Landlord paying amounts in excess of Landlord’s Base Costs for Operating Costs and Taxes with respect to the Premises.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Therefore, in order that the rental payable throughout the Term of this Lease shall reflect any such excess amounts, the Base Rent payable by Tenant pursuant to Section 4 above shall be augmented by “Additional Rent” in accordance with the provisions of this Section 5.

(a)Definitions.

(i)The term “Landlord’s Base Costs” shall mean the amount which is derived by multiplying the Rentable Area of the Premises times twelve (12), times the cost (i.e., Operating Costs and Taxes) per square foot of Rentable Area per month as shall actually be incurred by Landlord during the Base Year.

(ii)The term “Operating Costs” shall mean the sum of all expenses  paid or incurred by Landlord during any calendar year of the Term hereof in connection with the operation, maintenance, improvement, alteration, replacement, ownership, insurance (including earthquake, flood and/or terrorism insurance, if required by Landlord’s lender (“Landlord’s Lender”) or if maintained by the owner of Class A office buildings in Concord, California of comparable age and quality (“Comparable Buildings”), and management and repair of the Building, Facilities and the Project; provided, that any additional annual premium resulting from any new forms of insurance in any year after the Base Year shall be considered to be included in Operating Expenses for the Base Year.  For purposes of this Lease, the “Facilities” shall include, without limitation, all atriums, walkways, common areas, parking facilities, driveways, and both interior and adjacent landscaped and hardscaped areas and the Renovations.

By way of example, Operating Costs shall include, without limitation: all expenses paid or incurred by Landlord during any calendar year of the Term for electricity, water, gas, and sewers, and similar utilities services in connection with the operation of the Building, the Facilities and the Project, and for utility taxes, charges, or other similar impositions paid or incurred by Landlord in connection therewith; maintenance, repair and replacement of HVAC, electrical plumbing, and the roof; commercially reasonable salaries, wages, bonuses, medical, and general welfare benefits and pension payments, payroll taxes, workers’ compensation, uniforms, and dry cleaning thereof for employees engaged in the operation, maintenance, and repair of the Building and Facilities and the Project; the cost of all premiums for property damage, liability, and all other insurance for the Building and Facilities and the Project carried by Landlord as reasonably determined by Landlord; the cost of all Building and the Project and cleaning supplies and materials; the cost of all charges for cleaning, maintenance, and service contracts and all other services with independent contractors deemed necessary by Landlord in connection with the building systems or common areas; the cost of periodic maintenance and repair and restoration of elevators, Building and the Project surfaces, including paint, floor, and wall coverings, and other surface materials on the exterior of the Building and Facilities, as well as repaving and restriping of the parking facilities; the cost of the professional services and management fees; supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building and the Project and Facilities; fees, charges and other costs, including, without limitation, reasonable consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Facilities and the Project; operation and maintenance of a room for delivery and distribution of mail to tenants of the Building and the Project as required by the U. S. Postal Service, along with any space Landlord provides for non-exclusive use by tenants, such as conference centers, exercise facilities and other building amenities (including, without limitation, an amount equal to the fair market rental value of the space used for such purposes which amount, to the extent related to the Renovations, shall be included in the calculation of the Operating Costs in the Base Year even if such Renovations are not completed until thereafter); payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building or the Project; management of the Building or the Project, whether by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any manager’s office; provided, that if such manager’s office is located off-site, the fair market value of such office shall be equitably allocated among all buildings managed by such office) subject to the restrictions set forth herein; the cost of operating and maintaining any shuttle or similar transportation service for the benefit of the tenants of the Building or the Project, the cost of monitoring, investigating,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

testing and remediation of Hazardous Materials (as defined below) in the Premises, subject to the limits set forth herein; the costs and payments incurred under any of the Private Restrictions; the costs and payments incurred with the implementation and operation with respect to any transportation management program or similar program; and Permitted Capital Expenditures, provided that such costs shall be amortized over the useful life of such expenditure, together with interest at the rate of five percent (5%) per annum, and such annual amortized portions shall be included as an Operating Expense without adjustment.  The capital improvement and replacement expenses set forth in this Section 5(a)(ii) of the Lease shall be limited to those which are: (1) reasonably expected by Landlord to produce an actual reduction in operating charges or energy consumption or effect other economies in the operation or maintenance of the Building, Facilities or Project in an amount equal to the greater of the actual reduction in Operating Expenses or the resulting amortization of such costs; (2) required under any governmental law or regulation first enacted after the Commencement Date (based on the then current interpretation thereof by applicable governmental entity(ies)) or new insurance requirements; (3) acquired for the protection of the health and safety of the occupants of the Project; and (4) necessary to ensure the proper functioning of the Building’s roof, elevators, and HVAC systems (collectively, “Permitted Capital Expenditures”).

Notwithstanding the foregoing, Operating Costs shall not include interest, loan fees, amortization or other carrying costs paid in connection with any loan or loans secured by the Real Property of which the Premises are a part.  Further, Operating Costs shall also exclude (1) leasing commissions, costs, disbursements, and other expenses incurred for leasing, renovating, or improving space for tenants or  prospective tenants; (2) costs of electricity and other service sold to tenants (including Tenant) for which Landlord is to be reimbursed as a charge over the Rent payable under the lease with that tenant; (3) depreciation and amortization on the Building except as expressly permitted elsewhere herein; (4) costs incurred by Landlord because another tenant violated the terms of any lease; (5) advertising and promotional expenses; (6) repairs or other work needed because of fire, windstorm, or other casualty or cause to the extent insured against by Landlord except to the extent of deductibles paid by Landlord; (7) any costs, fines, or penalties incurred because Landlord violated any Laws; (8) costs for fine art; (9) any ground lease rental; (10) costs associated with the operating of the business of the ownership or entity which constitutes “Landlord,” as distinguished from the costs of Building operations, including, but not limited to, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interest in the Building, Facilities, or Real Property, and costs on any disputes between Landlord and its employees (if any) not engaged in Building operation; (11) tax penalties incurred as a result of Landlord’s failure to make payments and/or file any tax or informational returns in a timely manner (unless such failure is the result of Tenant’s failure to pay such amounts as and when due hereunder); (12) costs arising from Landlord’s charitable or political contributions; (13) management fees to the extent such management fees exceed three percent (3%) of gross collections from the operation of the Project; (14) fees of any LEED certification or similar rating for the Building or Project (provided that monitoring and maintenance costs required to maintain such a rating or certification once obtained may be included in Operating Expenses); (15) costs incurred in connection with the initial development or improvement of the Building, Facilities or Project; (16) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided to another tenant or occupant of the Project; (17) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord’s gross negligence or willful misconduct; (18) the cost of correcting any building code or other violations which were violations prior to the Commencement Date of this Lease; and (19) the cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any Hazardous Materials where such contamination was not caused by Tenant.

(iii)The term “Taxes” shall mean all:  (1) real property taxes (including, without limitation, increases in real property taxes caused by reappraisals that are the result of changes in the ownership of Landlord’s interest); (2) personal property taxes, charges, and assessments which are levied, assessed upon, or imposed by any governmental authority or political subdivision thereof during any calendar year of the Term hereof with respect to (w) the Building, Facilities, and Real Property, (x) any improvements, fixtures, and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

equipment, (y) all other property of Landlord, real or personal, and (z) used in connection with the operation of the Building and/or Facilities and/or the Project (computed as if paid in permitted installments regardless of whether actually so paid); (3) any tax which shall be levied or assessed in addition to or in lieu of such real or personal property taxes (including, without limitation, any municipal income tax); and (4) any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord’s business of leasing the Premises, other parts of the Building or Facilities or the Project, but shall not include any federal or state income tax, or any franchise, capital stock, estate, or inheritance taxes.  All assessments, taxes, fees, levies, and charges imposed by governmental agencies for services such as child care facilities, promotion of the arts, transportation, fire protection, street, sidewalk and road maintenance, refuse removal, and other public services generally provided without charge to owners or occupants prior to the adoption of Proposition 13, also shall be deemed included within the definition of Taxes for the purposes of this Lease.  In the event of any assessments, taxes, fees, levies or charges imposed during the Base Year which are not imposed in subsequent years, then Taxes for the Base Year shall be computed as if such assessments, taxes, fees, levies or charges were not charged during the Base Year.

Notwithstanding anything to the contrary contained in this Lease, the amount of Taxes for the Base Year shall be calculated exclusive of any reduction achieved under California Revenue and Taxation Code Section 51 (a “Proposition 8 Reduction”). If, in any year after the Base Year (an “Adjustment Year”), the amount of Taxes decreases as a result of a Proposition 8 Reduction, then for purposes of all subsequent years (including the year in which this decrease in Taxes occurs) the Taxes considered to be attributable to the Base Year shall be decreased by an amount equal to the decrease in Taxes during the Adjustment Year.  Conversely, if Taxes increase during any year after the Adjustment Year (a “Readjustment Year”) as a result of Landlord’s inability to secure and/or maintain a Proposition 8 Reduction greater than or equal to the Proposition 8 Reduction secured during the Adjustment Year, then for purposes of all subsequent years (including the comparison year in which this increase in Taxes occurs) the Taxes considered to be attributable to the Base Year shall be increased by an amount equal to the increase in Taxes during the Readjustment Year that resulted from Landlord’s inability to secure and/or maintain a Proposition 8 Reduction greater than or equal to the Proposition 8 Reduction secured during the Adjustment Year.  Landlord and Tenant acknowledge that the terms of this grammatical paragraph are not intended in any way to affect either (1) the statutory annual increase in Tax, as this statutory increase may be modified by subsequent legislation; or (2) the inclusion in or exclusion from Taxes of tax increases under Proposition 13.

(iv)The term “Estimated Operating Costs” shall mean the annual estimates of Tenant’s Proportionate Share of Operating Costs for each calendar year, after the Base Year, to be given by Landlord to Tenant pursuant to the terms hereof.

(v)The term “Estimated Taxes” shall mean the annual estimates of Tenant’s Proportionate Share of Landlord’s Taxes for each calendar year, after the Base Year, to be given by Landlord to Tenant pursuant to the terms hereof.

(vi)The term “Tenant’s Proportionate Share” shall mean, with respect to Operating Costs and Taxes applicable to the Building, the proportion of the Rentable Area of the Premises to the Rentable Area of the Building, and, with respect to Operating Costs and Taxes applicable to the Project, the proportion of the Rentable Area of the Premises to the Rentable Area of the Project, which for this Lease is agreed by Landlord and Tenant to be the percentages set forth in Subsection 1(d) hereof, provided, however, that any Rentable Area of the Building or Project occupied by tenants who pay taxes directly to any taxing authority, carry their own insurance, or provide and pay for any other Operating Costs directly, as may be provided in their leases shall be reasonably adjusted by Landlord in the calculation of Operating Costs and Taxes.  In the event that during the Term, including any extensions thereof, the Building shares Facilities with other improvements within the Project, Tenant’s Proportionate Share of Operating Costs shall be separately calculated with respect to the Operating Costs and Taxes for any shared Facilities.  In calculating Tenant’s Proportionate Share of Operating Costs and Taxes for any shared Facilities, Tenant’s Proportionate Share of the Operating Costs and Taxes shall be equitably adjusted by Landlord to reflect the shared use, in a manner consistent with other Comparable Buildings, and Tenant shall be responsible for payment of all increases (and receive the benefits of any

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

decreases) in Tenant’s Proportionate Share of Operating Costs and Taxes allocable to any such shared Facility as compared to the same proportionate share of Operating Costs and Taxes for the prior year.

(vii)Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Costs and/or Taxes for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion.  Such Cost Pools may include the tenants of a particular building or buildings of the Project.  The Operating Costs and/or Taxes allocated to any such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner, in Landlord’s reasonable discretion.  Further, if Landlord incurs Operating Costs or Taxes for the Building or the Project together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, declaration, common area agreement or otherwise, such shared amounts shall be equitably prorated and apportioned between the Building or the Project, as applicable, and such other buildings or properties in Landlord’s reasonable discretion, in a manner consistent with other Comparable Buildings.

(b)Payment of Operating Costs and Taxes in Excess of Landlord’s Base Cost.  Tenant shall pay to Landlord, as Additional Rent, the following amounts in the manner specified:

(i)For each calendar year following the Base Year, Landlord shall furnish to Tenant prior to January 1st, (or as soon thereafter as reasonably possible), a written statement showing in reasonable detail the Estimated Operating Costs and the Estimated Taxes for the next forthcoming calendar year.  At the first Base Rent payment date for the next calendar year following Tenant’s receipt of such statement (the “then current calendar year”) and at each of the other Base Rent payment dates for such then current calendar year, Tenant shall pay to Landlord as Additional Rent, one-twelfth (1/12th) of the amount equal to the difference between the sum of the Estimated Operating Costs and Estimated Taxes for the then current calendar year, and Landlord’s Base Costs; provided, however, that in no event shall Tenant receive a credit for any total amount calculated hereunder to be less than Landlord’s Base Costs.  In the event of the inability of Landlord for any reason to furnish said statement prior to January 1st, as described above, Tenant shall continue to pay Additional Rent at the previous year’s amounts; provided, however, that, at the Base Rent payment date next following Tenant’s receipt of said statement, any Additional Rent which has accrued in excess of the amounts paid, if any, shall be paid.

(ii)On or before April 30th (or as soon thereafter as possible), in each calendar year, Landlord shall furnish to Tenant a written statement showing in reasonable detail the Operating Costs and Taxes for the preceding calendar year.  At the Base Rent payment date next following Tenant’s receipt of such statement, Tenant shall pay to Landlord as Additional Rent, in the event of an increase, or Landlord shall credit Tenant, in the event of a decrease, an amount equal to the excess of Tenant’s Proportionate Share of the sum of the Operating Costs and Taxes for the preceding calendar year, over Tenant’s Proportionate Share of the sum of the Estimated Operating Costs and Estimated Taxes previously given for such year; provided, however, that in no event shall Tenant receive a credit as provided herein for any total amount calculated hereunder to be less than Landlord’s Base Costs.  The obligations of Tenant and Landlord to make payments required under this Section shall survive the expiration or termination of this Lease for a period of not more than two years (provided that the foregoing limitation shall not apply to any amounts levied by any governmental authority or by any public utility companies which are attributable to the Term so long as Landlord delivers Tenant a bill for such amounts within one (1) year following Landlord’s receipt of the bill therefor) and Landlord’s failure to deliver the statement shall not be deemed a waiver of Landlord’s right to make the adjustments set forth herein.

(iii)Tenant shall have the right to examine and review Landlord’s books and records pertaining to the prior year’s Operating Costs (“Tenant’s Review”), at Tenant’s expense, not more than one (1) time per calendar year, provided that (1) Tenant provides Landlord with written notice of its election to conduct Tenant’s Review no later than one hundred twenty (120) days following Tenant’s receipt of the Operating Costs statement and completes Tenant’s Review within ninety (90) days after giving such notice; (2) Tenant fully

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and promptly pays all Rent, including Tenant’s Proportionate Share of Estimated Operating Costs as billed by Landlord pending the outcome of Tenant’s Review; (3) Tenant’s Review is conducted by a qualified employee of Tenant or by an accounting firm engaged by Tenant on a non-contingency fee basis; (4) Tenant and the person(s) conducting Tenant’s Review agree that they will not divulge the contents of Landlord’s books and records or the result of their examination to any other person, including any other tenant in the Building or the Project, other than Tenant’s attorneys, accountants, employees and consultants who have need of the information for purposes of administering this Lease for Tenant or as otherwise required by law. Tenant’s Review shall be conducted at Landlord’s office where the records are maintained during Landlord’s normal business hours and will not unreasonably interfere with Landlord’s normal business activities.  If Tenant’s Review demonstrates that Landlord has overstated Operating Costs, then Landlord shall reimburse Tenant for any overpayment of Tenant’s Proportionate Share of such Operating Costs within thirty (30) days of Landlord’s receipt of reasonably sufficient documentation of such overstatement from Tenant.  Similarly, if Tenant’s Review demonstrates that Landlord has understated Operating Costs, then Tenant shall pay to Landlord Tenant’s Proportionate Share of such underpayment within thirty (30) days after the completion of Tenant’s review.  Further, if Tenant’s Review demonstrates that Landlord has overstated the Operating Costs for the year reviewed by more than three percent (3%), then Landlord shall reimburse Tenant for its reasonable out-of-pocket expenses incurred in conducting Tenant’s Review within thirty (30) days of Landlord’s receipt of reasonably detailed documentation reflecting the cost of Tenant’s Review up to Ten Thousand Dollars ($10,00.00).  If Landlord has not overstated Operating Costs or if any such overstatement is three percent (3%) or less, then Tenant’s Review shall be conducted at Tenant’s sole cost and expense.

(c)Payments of Additional Rent.

(i)Notwithstanding any other provision of this Section to the contrary, it is agreed that in the event that the Building is less than one hundred percent (100%) occupied by tenants in occupancy and paying full rent during any calendar year (including the Base Year), an adjustment shall be made in the computation of all Additional Rent hereunder to reflect at least a one hundred percent (100%) occupancy of the total Rentable Area of the Building.  The Operating Costs and Taxes for such year shall be deemed to be the amount of Operating Costs and Taxes which, in the reasonable opinion of Landlord, would have been incurred if (1) one hundred percent (100%) of the Rentable Area of the Building had been leased to tenants in occupancy and paying full Rent, and (2) the Building, Facilities, and Real Property were fully assessed.  Notwithstanding anything to the contrary in this Lease, should Landlord add any new categories of expenses which alone or in the aggregate result in a substantial increase in expenses, then the Base Year calculations shall be adjusted accordingly to include such new categories of expenses.

(ii)Notwithstanding any other provision of this Section to the contrary, it is agreed that in no event shall Controllable Operating Costs (as defined below) for any calendar year during the initial Term of the Lease after the Base Year increase by more than four percent (4%) in excess of Controllable Operating Costs for the immediately preceding calendar year on a compounding basis.  For purposes of this Lease, “Controllable Operating Costs” shall mean all Operating Costs, excluding expenses related to Taxes, insurance, utilities, costs to comply with changes in Laws and other non-recurring expenses (i.e., those that do not occur on a regularly scheduled basis).

(iii)The determination of Tenant’s Proportionate Share of a cost hereunder shall be made by Landlord in its reasonable discretion, in a manner consistent with Comparable Buildings.  A statement of such determination shall be made available to Tenant upon demand.  Landlord’s estimates shall be based upon Landlord’s experience with actual costs and reasonable projections.

(iv)Base Rent, Additional Rent, late fees and all other amounts due to Landlord hereunder are collectively referred to in this Lease as “Rent.”

6.SECURITY DEPOSIT/FIRST MONTH’S RENT.

(a)Except as set forth in Section 22(d), below, no security deposit is required in connection with this Lease.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)The Base Rent for the first (1st) full calendar month, excluding any free or reduced Base Rent, if any, of the Term shall be paid upon Tenant’s execution of the Lease.

7.HOLDING OVER.

Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or sooner termination of this Lease.  Should Tenant, with or without Landlord’s written consent (which Landlord may withhold in its sole and absolute discretion), hold over after the termination of this Lease, Landlord may, at its option, serve notice upon Tenant that such hold over constitutes either:  (a) a month-to-month tenancy upon all the provisions of this Lease (except as to Term and Base Rent); or (b) a tenancy at sufferance.  If Landlord does not give said notice, Tenant’s hold over shall create a tenancy at sufferance, subjecting Tenant to all the covenants and obligations of this Lease.  In either event, during such holding over, Tenant shall pay in advance, Base Rent equal to (i) one hundred twenty-five percent (125%) of the current Base Rent at the time of termination of this Lease for the first three months; provided, however, that the foregoing premium shall not apply during the first (1st) month of such holdover period if Landlord and Tenant are negotiating an extension of the Lease in good faith during such thirty (30) day period, and (ii) thereafter, one hundred fifty percent (150%) of the current Base Rent at the time of termination of this Lease for the entire month regardless of whether or not the hold over encompasses the entire month together with all other charges payable hereunder.  There shall be no adjustment in the Base Year from which Operating Costs are calculated during any holding over period.  All options, if any, granted under the terms of this Lease which have not expired, terminated or already lapsed shall be deemed terminated and be of no further effect beginning on the first (1st) day of any such holding over period. The foregoing provisions of this Section are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.  Without limiting the foregoing but subject to the other terms and conditions of this Lease, Tenant shall also be responsible for any Claims made by any succeeding tenant founded upon Tenant’s failure to surrender all or any portion of the Premises following the termination of the Term and any damages sustained by Landlord resulting therefrom (collectively, “Holdover Damages”); provided, however, upon entering into a third-party lease which affects the Premises, Landlord shall deliver written notice (the “New Lease Notice”) of such lease to Tenant and Tenant shall not be responsible for such Holdover Damage until the earlier of (i) the date that occurs fifteen (15) days following the date Landlord delivers such New Lease Notice to Tenant, and (ii) the date such holdover commences.

8.USE OF PREMISES.

(a)The Premises shall be used and occupied by Tenant for the Permitted Use as defined in Subsection 1(i) hereof and for no other purpose without the prior written consent of Landlord.  The granting or withholding of such consent shall be at the sole discretion of the Landlord.

(b)Tenant and its employees, agents, officers, directors, members, partners, contractors, vendors, guests, customers, visitors, shippers, suppliers, licensees, invitees, permitted successors, permitted assigns or permitted subtenants (each a “Tenant Party”; collectively, the “Tenant’s Parties”) shall not do or permit anything to be done in or about the Premises which does (i) jeopardize the structural integrity of the Building, or (ii) cause material damage to any part of the Premises.  Tenant and Tenant’s Parties shall not operate any equipment within the Premises which does (1) damage, overload, or impair the efficient operation of any electrical, plumbing, sewer, water, telecommunications, heating, ventilating, or air conditioning systems within or servicing the Premises or the Building; or (2) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Premises or Building.  Tenant shall not install any equipment or antennae on or make any penetrations of the exterior walls, floors, ceiling, walls or roof of the Building, except the Supplemental HVAC System and to the extent necessary for the installation of chemical hoods in the First Floor Lab Space; provided, however, that the Supplemental HVAC System and chemical hoods shall be installed pursuant to plans and specifications approved by Landlord and otherwise is in accordance with the terms of this Lease including, without limitation, the Work Letter.  Tenant shall not place any loads upon the floors, walls, ceiling, or roof systems which adversely affect the structural integrity of the Building or damage its floors, foundations, or supporting structural components.  Tenant shall be responsible for any damages to the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Premises, Building, Facilities or Real Property caused by Tenant’s or Tenant’s Parties’ installation and or use of fixtures including, but not limited to, water dispensers, water coolers, refrigerators with water dispensers and/or icemakers, freezers with icemakers, and all other similar equipment.  Tenant shall not use any areas outside the Premises for the storage of its materials, supplies, inventory, or equipment, and all such materials, supplies, inventory, or equipment shall at all times be stored in the Premises.  Tenant shall not commit, nor permit to be committed, any waste in or about the Premises or the Building.  Tenant shall not store any materials, or park any inoperative vehicles, recreational vehicles or equipment in the common areas including, but not limited to, the parking areas.  Tenant shall not conduct, or permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion.

(c)Tenant and each Tenant Party shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions, as defined herein, respecting the use and occupancy of the Premises, including, without limitation, all Laws governing access to the Premises and the use and/or disposal of Hazardous Materials, as defined herein, and shall defend, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply.  Without limiting the foregoing, Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, all “path of travel” requirements of Title III of the Americans With Disabilities Act of 1990 (42 U.S.C §12101 et seq.) and the regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (the “ADA”) but only to the extent triggered by Tenant’s Alterations (as defined below, but expressly including the Landlord’s Work and the Tenant’s Work), and Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Area necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises.  Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.  Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.  For purposes of this Lease, the term “Laws” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Premises, Building, Facilities, or Real Property, or any of them, in effect either as of the Effective Date of this Lease or at any time during the Term, including, without limitation, any regulation, order or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).  The term, “Private Restrictions”, for purposes of this Lease, shall mean (as they may exist or be modified from time-to-time) any and all covenants, conditions, and restrictions, private agreement, easements, and any other recorded documents or instruments affecting the use of the Building, Premises, Facilities, or Real Property; provided, however, that Landlord agrees that the Private Restrictions shall not discriminate among tenants of the Building or Real Property and shall not prohibit or otherwise unreasonably impair Tenant’s ability to operate in the Premises for the Permitted Use or increase Tenant’s obligations under the Lease other than to a de minimis extent.

(d)With respect to any insurance policies required or permitted to be carried by Landlord or Tenant in accordance with the provisions of this Lease, Tenant shall not conduct or permit any other person to conduct any activities or keep, store or use (or allow any other person) to keep, store or use any item or thing within the Premises or the Building which (i) is prohibited under the terms of such policies; (ii) would result in the termination of coverage afforded under any of such policies; (iii) would give the insurance carrier the right to cancel any of such policies; or (iv) would cause an increase in the rates (over standard rates) charged for the coverage afforded under any such policies.  Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

(e)Subject to the terms of this Section, one (1) identification plaque at the entrance of the Premises suites and the elevator lobby on the Premises floors, as well as identification on the electronic Building directory in the main lobby area (if any), shall be provided by Landlord or, if no such electronic Building directory exists, then an identification panel on the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Building directory, shall be provided by Landlord, all at Landlord’s sole cost and expense.  Tenant shall not place affix, paint, erect, inscribe or install any sign projection, awning, signal, or advertisement of any kind to any part of the Premises such that it is visible from outside of the Premises, the Building, the Facilities or the Project, including, without limitation, the inside or outside of windows or doors, without the consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion.  Tenant may affix and maintain upon the exterior of the Premises suite (but inside the Building) only such signs, advertising, placards, names, insignia, trademarks, and descriptive material as shall have first received the written approval of Landlord, in Landlord’s reasonable discretion, as to type, size, color, location, copy, nature, and display qualities.  Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof; provided, however, that the foregoing prohibition shall not apply to Tenant’s Parapet Sign (as defined below).  All signs, including, without limitation, the identification sign and panel on the Building directory, shall be repaired, replaced, and maintained at Tenant’s sole cost and expense.  Notwithstanding the foregoing, Tenant shall have the right to place and display any signs, placards, descriptive material or window coverings in the Premises or Building as are required by applicable Law in connection with the Permitted Use; provided, however, that to the extent such applicable Law grants any discretion as to the type, size and location of any foregoing, then such type, size and location shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld.

(f)Except as expressly set forth below, Tenant shall not use, receive, handle, generate, treat, store, transport, dispense or dispose of, or permit any of the foregoing with respect to any Hazardous Materials in, on, under, around or above the Premises now or at any future time (collective, “Handle” or “Handling”), except for de minimis quantities of typical cleaning and office supplies, all of which shall be stored, used and disposed of in accordance with applicable Laws, and, to the extent not prohibited by applicable Laws, will indemnify, defend (with counsel acceptable to Landlord) and save Landlord and Landlord’s employees, agents, officers, directors, members, shareholders, partners, contractors, vendors, guests, customers, visitors, shippers, suppliers, licensees, invitees, successors, assigns, affiliated entities, Lender(s) (each a “Landlord Party”; collectively, “Landlord Parties”) harmless from any and all liability, losses, claims, expenses (including attorneys’ fees and consultants’ fees and costs), judgments, and actions (collectively, “Claims”), incurred or suffered by, or asserted or awarded against Landlord, any Landlord Parties arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup with the existence of Hazardous Materials on the Premises during the Term.  The term “Hazardous Materials”, when used herein, shall include, but shall not be limited to, (i) any and all substances and materials defined or referred to as a medical waste,” “biological waste,” “biohazardous waste,” “biohazardous material” or any other term of similar import under any Laws, including but not limited to, California Health & Safety Code Sections 25105 et seq., and any regulations promulgated thereunder, as amended from time to time (collectively, “Biohazardous Materials”), and (ii) any substances, materials or wastes to the extent quantities thereof are regulated by the City of Concord or any other local governmental authority, the State of California, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended, 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections 9601 et seq., or the Resource Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect.  Except to the extent prohibited by applicable Laws, Tenant does hereby indemnify, defend and hold harmless Landlord and its agents and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all Claims arising by, through or under Tenant, its agents, employees, contractors, servants and invitees and out of or in any way connected with any Handling, deposit, spill discharge or other release of Hazardous Materials (a “Release”) that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities.  Tenant’s obligations and liabilities under this paragraph shall survive the expiration or earlier termination of the Term.  Without limiting the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

foregoing or anything to the contrary contained in this Lease, if required by the holder of any mortgage or deed of trust encumbering the Building or the lessor under a ground lease of the Building, then Landlord may require Tenant to maintain an insurance policy insuring Landlord and such holder or lessor against any losses due to Tenant’s use of Hazardous Materials as provided herein; provided, that Landlord represents that, to the best of its knowledge, no such policy is required by the beneficiary of the deed of trust encumbering the Building as of the Effective Date.

Notwithstanding the foregoing, Landlord acknowledges that Tenant intends to use some or all of the First Floor Premises as a bio-pharmaceutical research and development facility and otherwise for the conduct by Tenant of its business in accordance with the Permitted Use, that such use, as conducted or proposed to be conducted by Tenant, requires the Handling of Hazardous Materials, and that Tenant shall therefore be permitted to engage in the foregoing in the First Floor Premises (but not elsewhere in the Premises) of necessary and reasonable quantities of Hazardous Materials customarily used in or incidental to the operation of a bio-pharmaceutical research and development facility and the other business operations of Tenant in the manner conducted or proposed to be conducted by Tenant hereunder (“Permitted Hazardous Materials”), provided that the foregoing shall comply with the following:

(i)Without limiting the generality of foregoing, Tenant shall comply at all times with all Laws applicable to any aspect of Tenant’s use of the Premises, the Building and the Project and of Tenant’s operations and activities in, on and about the Premises, the Building and the Project, and shall ensure at all times that Tenant’s Handling of Hazardous Materials on and about the Premises does not violate (x) the terms of any governmental licenses or permits applicable to the Building or Premises or to Tenant’s Handling of any Hazardous Materials therein, (y) any applicable requirements or restrictions relating to the occupancy classification of the Building and the Premises, (z) any Laws.

(ii)Tenant shall not spill, leak, pump, pour, emit, discharge, inject, allow to escape, leach, or migrate, dump or dispose into the air, land, surface water, groundwater or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Materials) any Hazardous Materials except to the extent authorized by permit at the Premises, the Building or on the Project, but, instead, shall arrange for off-site disposal under Tenant’s own name and Environmental Protection Agency waste generator number (or other similar identifying information issued or prescribed by any other governmental authority with respect to Biohazardous Materials or any other Hazardous Materials) and at Tenant’s sole expense, in compliance with applicable Laws and such commercially reasonable rules and regulations promulgated by Landlord in writing from time to time; provided, however, that (1) such rules shall not be binding on Tenant until Landlord has provided Tenant with at least thirty (30) days prior written notice of such rules and shall be effective on a prospective basis, (2) when possible, such rules shall contain specific, not discretionary, guidelines, and (3) such rules and regulations are generally consistent with those rules and regulations regarding the disposal of Hazardous Materials promulgated by other institutional owners of buildings in the vicinity that allow the Permit Use.

(iii)Tenant shall provide the following information and/or documentation to Landlord in writing prior to the Commencement Date, and thereafter shall update such information and/or documentation (x) annually, in January of each calendar year, (y) upon any material change in Tenant’s Hazardous Materials inventory or in Tenant’s business operations involving Hazardous Materials, and (z) at such other times as Landlord may reasonable request in writing from time to time (but no more frequently that two (2) additional times per twelve (12) consecutive period) which updates shall reflect any material changes in such information and/or documentation:

(1)An inventory of all Hazardous Materials that Tenant Handles from time to time, or at the time of preparation of such inventory proposes or expects to Handle in connection with its operations at the Premises.  Such inventory shall include, but shall separately identify, any Hazardous Wastes and  Biohazardous Materials covered by the foregoing description.  If such inventory includes any Biohazardous Materials, then Tenant

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall also disclose in writing to Landlord the biosafety level designation associated with the use of such materials.

(2)Copies of all then existing permits, licenses, registrations and other similar documents issued by any governmental or quasi-governmental authority that authorize any Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party.

(3)Copies of all Material Safety Data Sheets (“MSDSs”), hazardous waste manifests, hazardous materials business plans, contingency plans, emergency procedures, permits, and reports (including, but not limited to, reports filed by Tenant with the federal Food & Drug Administration or any other regulatory authorities primarily in connection with the presence (or lack thereof) of any “select agents” or other Biohazardous Materials on the Premises, together with proof of filing thereof), if any, required to be completed with respect to operations of Tenant at the Premises from time to time in accordance with any applicable Laws.

(4)Any other information readily available to Tenant and reasonably requested by Landlord in writing from time to time, but not more than twice in any twelve (12) month period, in connection with (1) Landlord’s monitoring (in Landlord’s reasonable discretion) and enforcement of Tenant’s obligations under this Section and of compliance with applicable Legal Requirements in connection with any Handling or Release of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, (2) any inspections or enforcement actions by any governmental authority pursuant to any Law relating to the presence or Handling of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, and/or (3) Landlord’s preparation (in Landlord’s discretion) and enforcement of any reasonable rules and procedures relating to the presence or Handling by Tenant or any Tenant Party of Hazardous Materials in the Premises or Building or on or about the Project, including (but not limited to) any contingency plans or emergency response plans as described above.

(iv)Tenant shall, within ten (10) business days following receipt by Tenant, provide Landlord with copies of all notices received by Tenant relating to any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in, on or about the Premises or any other portion of the Project, including, without limitation, any notice of violation, notice of responsibility or demand for action from any federal, state or local governmental authority or official in connection with any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in or about the Premises or any other portion of the Project.

(v)In addition to, and not in limitation of, Landlord’s rights under this Lease, upon not less than forty-eight (48) hours prior written request by Landlord, and not more than once in any twelve (12) month period (unless required by Applicable Law, or if Tenant is in default under this Lease or if Landlord requires access in connection with a potential sale, refinance or insuring of the Building and/or Project) Tenant shall grant Landlord and its consultants, as well as any governmental authorities having jurisdiction over the Premises or over any aspect of Tenant’s use thereof, reasonable access to the Premises at reasonable times to inspect Tenant’s Handling of Hazardous Materials in, on and about the Premises, and Landlord shall not thereby incur any liability to Tenant or be deemed guilty of any disturbance of Tenant’s use or possession of the Premises by reason of such entry; provided, however that Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises caused by such entry.  Notwithstanding Landlord’s rights of inspection and review of documents, materials and physical conditions under this Section with respect to Tenant’s Handling of Hazardous Materials, Landlord shall have no duty or obligation to perform any such inspection or review or to monitor in any way any documents, materials, physical conditions or compliance with Laws in connection with Tenant’s Handling of Hazardous Materials, and no third Party shall be entitled to rely on Landlord to conduct any such inspection, review or monitoring by reason of the provisions of this Section.

(vi)Landlord reserves the absolute right to monitor, in Landlord’s reasonable discretion and at Landlord’s cost (the cost of which shall not be recoverable as an Operating Costs hereunder (except in the case of a breach of any of Tenant’s obligations

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under this Section, in which event such monitoring costs may be charged back entirely to Tenant and shall be reimbursed by Tenant to Landlord within ten (10) business days after written demand by Landlord from time to time, accompanied by supporting documentation reasonably evidencing the costs for which such reimbursement is claimed)), at such times and from time to time as Landlord in its reasonable discretion may determine through consultants engaged by Landlord, (A) all aqueous and atmospheric discharges and emissions from the Premises during the Term by a Tenant Party, (B) Tenant’s compliance and the collective compliance of all tenants in the Building with requirements and restrictions relating to the occupancy classification of the Building (including, but not limited to, Hazardous Materials inventory levels of Tenant and all other tenants in the Building), and (C) Tenant’s compliance with all other requirements of this Section. Tenant acknowledges that any such monitoring, inspection or review is for the sole benefit of Landlord and shall not constitute a representation or warranty that Tenant’s Handling of Hazardous Materials complies with the terms of this Lease and/or any applicable Laws.  Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s operations in the Premises in connection with any such monitoring.

(vii)If Landlord, Tenant or any governmental or quasi-governmental authority discovers any Release from the Premises during the Term by a Tenant Party in violation of this Section that, in Landlord’s reasonable determination, jeopardizes the ability of the Building or the Project to be in compliance with applicable Laws, or if Landlord discovers any other breach of Tenant’s obligations under this Section, then upon receipt of written notice from Landlord or at such earlier time as Tenant obtains knowledge of the applicable discharge, emission or breach, Tenant at its sole expense shall within a reasonable time (A) in the case of a Release in violation of this Lease and/or applicable Laws, cease the applicable discharge or emission and remediate any continuing effects of the discharge or emission until such time, if any, that the applicable discharge or emission is (y) in compliance with all applicable Laws to the satisfaction of the appropriate governmental agency with jurisdiction over the release, and/or (z) in compliance with the terms of this Lease, and (B) in the case of any other breach of Tenant’s obligations under this Section, take such corrective measures in order to cure or eliminate the breach as promptly as practicable and to remediate any continuing effects of the breach.

(viii)If Tenant or any Tenant Party Handles any Hazardous Materials in, on or about the Premises, the Building or the Project during the Term of this Lease, then no later than fifteen (15) days prior to the termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord a so called phase I environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating, the presence or absence of any Tenant contamination in, on and about the Premises (including the loading dock).  Such study shall be conducted no earlier than the date of termination or expiration of this Lease.  Tenant at its sole expense shall promptly commence and diligently pursue to completion the required remedial actions as required by this Lease or by applicable Law and set forth in such report. Tenant’s obligations under this Subsection shall expressly survive the expiration of the Term of the Lease.

(ix)Notwithstanding any other provisions of this Lease, if Tenant Handles any Hazardous Materials in or about the Premises during the term of this Lease and, at the otherwise applicable termination or expiration of the Term of this Lease, Tenant has failed to remove from the Premises, the Building and the Premises all known Hazardous Materials Handled by a Tenant Party or has failed to complete any remediation or removal of Tenant’s Contamination and/or to have fully remediated, in compliance with this Lease and with all applicable Hazardous Materials Laws and other Laws, the Tenant’s Handling and/or Release (if applicable) of any such Hazardous Materials during the Term of this Lease, then for so long as such circumstances continue to exist,  Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the Term of this Lease) and shall be required to continue pay Rent and other charges in accordance with the holdover provisions of this Lease until such time as all such circumstances have been fully resolved in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Laws.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(x)Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the lab rules and regulations (“Lab Rules”) attached to this Lease as Exhibit F and with all reasonable modifications and additions thereto which Landlord may make from time to time.

(xi)Landlord shall indemnify, defend and hold Tenant harmless from any and all Claims which may at any time be imposed upon, incurred by, or asserted or awarded against Tenant which result from Hazardous Materials in quantities in violation of applicable Law and which either (A) existed on the Premises prior to Tenant’s occupancy, or (B) are caused by the negligence or willful misconduct of Landlord or Landlord’s representatives; provided, however, in no event shall a breach of the terms and conditions of this Lease by Tenant ever be deemed to be negligence by Landlord.

(g)Any use of the Premises, Building, Facilities, or Real Property in violation of the rules and regulations attached hereto as Exhibit F-1 and incorporated herein (the “Rules and Regulations”) is expressly prohibited.

(h)The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation, or requirement, shall be conclusive of the fact as between Landlord and Tenant.

(i)If any persistent and offensive odors (food, chemical or otherwise) generated from sources inside the Premises exit the Premises, then Tenant shall, promptly upon notice by Landlord, at Tenant’s sole expense, use diligent efforts to remove such odors and shall take all appropriate commercially reasonable measures to prevent such odors from exiting the Premises including, without limitation, installing charcoal filters and scrubbers at the offending sources and making whatever improvements or modifications to the other systems serving the Premises as are deemed necessary by Landlord to prevent such odors from exiting the Premises.  Further, if Tenant’s use of the Premises results in any noise and/or vibrations that can be heard or felt outside of the Premises, then Tenant shall, promptly upon notice by Landlord, at Tenant’s sole expense, use diligent efforts to immediately cease and desist the actions causing such noise and/or vibrations and take all necessary and commercially reasonable remedial actions to avoid such noise and vibrations.

(j)Landlord may (but shall have no obligation to) endeavor to achieve LEED (The Leadership in Energy and Environmental Design) certification from the USGBC (United States Green Building Council) (the “LEED Certification”).  If Landlord obtains the LEED Certification and then only for so long as Landlord maintains the applicable LEED Certification, Tenant shall, at Tenant’s sole cost and expense, (i) comply with such policies, programs and measures as may be required in order to maintain the LEED Certification, and (ii) comply with any and all requirements applicable to energy management imposed upon Landlord by federal or state governmental organizations required to maintain the LEED Certification; provided that such compliance (1) shall be at no material additional cost or liability to Tenant whether as part of Operating Costs or otherwise, and (2) shall not materially interfere with Tenants use of the Premises for the Permitted Use.

(k)Tenant shall be responsible for promptly installing, maintaining and repairing web-enabled wireless water leak sensor devices designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as “Water Sensors”).  The cost of installation, maintenance and repair of the Water Sensors shall be borne equally by Landlord and Tenant.  The Water Sensors shall be installed in any areas in the Premises where water is utilized (such as labs, sinks, pipes, faucets, water heaters, coffee machines, ice machines, water dispensers, dishwashers and water fountains), and in locations that may be reasonably designated from time to time by Landlord (the “Sensor Areas”).  In connection with any Alterations affecting or relating to any Sensor Areas, Landlord may require Water Sensors to be installed or updated in Landlord’s reasonable discretion.  With respect to the installation of any such Water Sensors, Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor reasonably designated by Landlord, and comply with all of the other provisions of Section 10 of this Lease.  Tenant shall, at Tenant’s sole cost and expense, pursuant to Section 11 of this Lease keep any Water Sensors located in the Premises (whether installed by Tenant or someone else) in good working order, repair and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

condition at all times during the Lease Term and comply with all of the other provisions of this Lease.  Tenant will not be required to remove any Water Sensors at the expiration or earlier termination of this Lease.  Notwithstanding any provision to the contrary contained herein, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from the Water Sensors or which may be generated from the Water Sensors.

(l)So long as Tenant leases and occupies the First Floor South Wing Premises, Tenant shall have (i) the exclusive use of the Building’s south wing north loading dock high loading door and immediately surrounding area (which shall be deemed part of the First Floor Premises for all purposes hereunder and is depicted on Exhibit L attached hereto), and (ii) non-exclusive use of the Building’s other loading docks in accordance with such commercially reasonable, non-discriminatory written rules as Landlord may promulgate from time to time.

9.TAXES ON TENANT’S PROPERTY.

(a)Tenant shall be liable for and shall pay before delinquency taxes, assessments, license fees, and other similar charges levied against any personal property or trade fixtures placed by Tenant or at Tenant’s direction in or about the Premises.  On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.  If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays such taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if required by Tenant, Tenant shall, within ten (10) days of written demand, reimburse Landlord for the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that, in any such event, Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

(b)If Tenant’s improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the Real Property so as to become a part thereof, are assessed for Real Property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s standard improvements in other space in the Building are assessed, then the Taxes levied against Landlord, the Building or the Real Property by reason of such excess assessed valuation shall be governed by the provisions of Subsection (a), above.  If the records of the county assessor are available and sufficiently detailed to serve as a basis for determining whether said improvements are assessed at a higher valuation than Landlord’s standard improvements, such records shall be binding on both Landlord and Tenant.  If the records of the county assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual costs of construction shall be used.

10.ALTERATIONS.

(a)Tenant shall make no alterations, decorations, additions, or improvements in or to the Premises without Landlord’s prior written consent and then only by contractors, vendors, or mechanics approved by Landlord (“Alterations”); provided, however, that Tenant shall be permitted to make Exempt Alterations, as defined herein, without the prior written consent of Landlord.  For purposes of this Lease, “Exempt Alterations” shall include only non-structural, non-mechanical, interior alterations which do not affect the Building’s systems or require a building or other permit issued by any governmental or quasi-governmental entity or agency; provided, however, that (i) such alterations shall conform to Comparable Buildings, (ii) such alterations shall cost less than Two Hundred Fifty Thousand Dollars ($250,000) in the annual aggregate, and (iii) Tenant shall provide Landlord with prior written notice of such Exempt Alterations.

(b)All such alterations, including Exempt Alterations, shall be done at such times and in such manner as Landlord may from time-to-time reasonably designate.  Tenant covenants and agrees that all Alterations done by or pursuant to the direction and instruction of Tenant shall be performed (i) in full compliance with all Laws and the Private Restrictions; (ii)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with contractors and/or vendors reasonably approved by Landlord; and (iii) pursuant to plans and specifications reasonably approved by Landlord, as the case may be.  Landlord’s review and approval of the plans and specifications for the Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all Laws.  Notwithstanding anything to the contrary contained in this Lease (including, without limitation, Section 31, below) Landlord’s consent may be conditioned, among other things, on Tenant’s removing any such Alterations at the Expiration Date and repairing and restoring the Premises and the Building to the same condition as initially delivered to Tenant. Before commencing any work, Tenant shall (1) give Landlord at least ten (10) days written notice of the proposed commencement of such work, (2) provide Landlord with the necessary certificates of insurance as required by Section 17 below, and (3) secure, at Tenant’s own cost and expense, a completion and lien indemnity bond, reasonably satisfactory to Landlord, for said work if reasonably required by Landlord; provided, however, that so long as Tenant is not then in monetary default under this Lease, Landlord shall not require such bond unless the cost of such Alterations are reasonably likely to exceed One Million Dollars ($1,000,000.00).  Landlord shall have the right at all times to post notices of non-responsibility on the Premises and record verified copies thereof in connection with all work of any kind upon the Premises.  The complete set of construction documents outlining proposed interior improvements shall be furnished to Landlord before the construction commences.  An executed copy of the final building permit shall be provided to Landlord before the notice of non-responsibility shall be removed from the Premises.  Tenant shall pay to Landlord a supervision fee equal to one percent (1%) of the hard cost of such Alterations to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s supervision of or involvement with the Alterations; provided, however, that no fee shall be charged by Landlord in connection with an Exempt Alteration.  Promptly after completion of any Alterations, Tenant shall deliver to Landlord “as-built” plans and specifications (including all working drawings) for the Alterations, and cause a Notice of Completion to be recorded in the office of the Recorder of the County of Contra Costa in accordance with Section 3093 of the California Civil Code or any successor statute and furnish a copy thereof to Landlord upon recordation, and timely give all notices required pursuant to Section 3259.5 of the California Civil Code or any successor statute (failing which, Landlord may itself execute and file such Notice of Completion and give such notices on behalf of Tenant as Tenant’s agent for such purpose).

(c)Landlord shall have the right to inspect the construction of the Alterations; however, Landlord’s failure to inspect any portion of the Alterations shall in no event constitute a waiver of any of Landlord’s rights under this Section 10, nor shall Landlord’s inspection of any portion of the Alterations constitute Landlord’s approval thereof.  If, as a result of Landlord’s inspection, Landlord disapproves of any portion of the construction of the Alterations, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved; provided that in no event shall Landlord disapprove of an item built as depicted on and in compliance with the plans and specifications approved by Landlord unless such items cause the Premises, the Building or the Project to be in violation of any applicable Law.  In the event Landlord disapproves of any matter that might adversely affect any building system, the structure or exterior appearance of the Building or any other tenant, Landlord may, after giving Tenant notice and a reasonable opportunity to cure (not to exceed ten (10) days), take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such matter, including, without limitation, causing the cessation of the applicable work.

(d)Except as expressly agreed otherwise, all Alterations and Exempt Alterations, including, without limitation, wall coverings, draperies, floor coverings, built-in cabinet work, paneling, and the like (but excluding Tenant’s trade fixtures, if any, equipment, lab casework and equipment, and furnishings) shall become the property of Landlord upon expiration or sooner termination of this Lease, and shall remain upon and be surrendered with the Premises as part thereof.  Except as otherwise provided herein, Tenant shall not be required to restore any of the Landlord’s Work, the Tenant’s Work, Exempt Alterations or Alterations at the end of the Term.  Notwithstanding the foregoing, to the extent any Tenant’s Work, Exempt Alterations or Alterations are not in the nature of ordinary and customary general office fit-up (“Non-Standard Alterations”), Landlord may, by written notice to Tenant at the time of Landlord’s consent to such items (or, with respect to Exempt Alterations, within ten (10) business days following Landlord’s receipt of notice of the same together with reasonably

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

detailed information describing the Exempt Alterations), require Tenant, at Tenant’s expense, to remove any Non-Standard Alterations, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to the condition that existed prior to the subject Non-Standard Alterations (all such work to be completed by Tenant prior to the expiration or earlier termination of this Lease with respect to the portion of the Premises that contains the applicable Non-Standard Alteration).  Should Tenant make any alterations, additions, or improvements without the prior written approval of Landlord (other than Exempt Alterations), Landlord may require that Tenant remove any or all of the same, and Tenant’s failure to so remove any alterations, additions, or improvements shall be deemed a default hereunder.

11.MAINTENANCE AND REPAIRS.

(a)Tenant shall at Tenant’s sole cost and expense keep the entire Premises in good condition and repair; damage thereto from casualty and ordinary wear and tear excepted.  All damage or injury to the Premises, Building, Facilities or the Project caused by the act or negligence of Tenant or any Tenant Party shall be promptly repaired by Tenant at its sole cost and expense, to the condition in which it existed prior to such damage.  Landlord may make any repairs which are not promptly made by Tenant after written notice thereof from Landlord and charge Tenant for the cost thereof together with an Administrative Fee.  Tenant shall upon the expiration or sooner termination of the Term hereof surrender the entire Premises to Landlord in the same condition as when construction of tenant improvements was completed, ordinary wear and tear and damage from casualty excepted.  Landlord shall have no obligation to shampoo or replace the carpeting or window coverings or maintain the interior surface of any (i) exterior walls, (ii) windows, (iii) doors, or (iv) plate glass of the Premises during the Term or any extension thereof.  Except as expressly set forth in the Work Letter, Landlord shall have no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof.

(b)Anything contained in the foregoing Subsection 11(a), to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building and Facilities, including the roof (provided that if Tenant installs a Supplemental HVAC System or any other equipment on the roof, Tenant shall pay all costs resulting from damage caused by or from the presence of such installations), basic plumbing, air conditioning, and electrical systems installed or furnished by Landlord.  If such maintenance and repairs are caused in part or whole by the act, neglect, fault, or omission of any duty by Tenant or any Tenant Party, Tenant shall pay to Landlord upon demand the reasonable cost of such maintenance and/or repairs plus an administrative fee equal to five percent (5%) of the cost of such maintenance and/or repairs.  Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.  Except as provided in Section 19 hereof, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances, and equipment therein.  Tenant waives the right to make repairs at Landlord’s expense under Subsection 1 of Section 1932, Sections 1941 and 1942 of the California Civil Code, or any other such law, statute, or ordinance now or hereafter in effect.

12.LIENS.

Tenant shall keep the Premises, Building, Facilities, Project and the Real Property free from any liens arising out of the work performed, materials furnished, or obligations incurred by Tenant or any Tenant Party.  Tenant further covenants and agrees that, should any mechanic’s lien be filed against the Premises, Building, Facilities, Project or Real Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, said lien will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Tenant.

13.BUILDING SERVICES.

(a)Subject to the Rules and Regulations, Landlord agrees to furnish to the Premises (i) HVAC and lighting service during Building Standard Business Hours as set forth

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in Subsection 1(m) above, (ii) elevator service and electric current, and water for lavatory and drinking purposes on a 24-hours per day, 7-day per week basis, all in such reasonable quantities, in the good faith judgment of Landlord, but in no event less than that supplied by owners of Comparable Buildings for general office use, and (iii) water for laboratory purposes on a 24-hours per day, 7-day per week basis in quantities consistent with the Tenant’s Proportionate Share of the Building’s supply capacity; provided, that if such water  usage exceeds that which has been used by office tenants historically on a pro rata basis in the Building from 2013 to June 2017, the Landlord and Tenant shall meet and confer in good faith to determine how to measure and  quantify such excess use.  Landlord shall provide janitorial services in accordance with Exhibit K attached hereto; provided, Tenant acknowledges and agrees that neither Landlord nor its janitorial contractor shall be obligated to provide any janitorial services to any laboratory or research and development space other than the removal of trash and recycling, and, at Tenant’s cost, strip and wax the floors on a quarterly basis.  Without limiting the foregoing, Tenant expressly acknowledges and agrees that neither Landlord nor its janitorial contractor shall be obligated to Handle any of Tenant’s Hazardous Materials (including, without limitation, any Biohazardous Materials in the Premises.  Notwithstanding the foregoing, Landlord agrees that its janitorial contractor shall remove and dispose of trash (which in no event shall include needles or other “sharps”) labeled “Biohazard Autoclave” that has been properly and lawfully treated and disposed of in legally required biohazardous disposal bags so long as the such disposal bags are lawfully able to be removed and disposed of with ordinary trash and refuse without any further treatment or handling.  If it is determined that such bags cannot be removed and disposed of with ordinary trash and refuse without further treatment or handling, then Tenant shall be solely responsible for the removal and disposal thereof.  Notwithstanding the foregoing or anything to the contrary contained in the Lease, Tenant shall be and remain the “generator” of all such Biohazardous Materials.  Further, Landlord may impose a reasonable additional charge for the usage of any additional or unusual janitorial services required because of any unusual tenant improvements in the Premises, the carelessness of Tenant, the unusual nature of Tenant’s business, or the removal of any refuse and rubbish from the Premises other than discarded materials placed in waste paper baskets and left for emptying as incidental to Tenant’s normal cleaning of the Premises.  Tenant shall comply with all Rules and Regulations which Landlord may reasonably establish for the proper functioning and protection of the air conditioning, heating, elevator and plumbing systems.

(b)Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than standard office equipment, or lighting other than Building standard lights in the Premises, which may materially affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Subclause (a) above.  If Tenant uses water, heat or air conditioning in excess of that supplied by Landlord pursuant to Subclause (a), or if Tenant uses electricity in excess of that typically used by office tenants of Comparable Buildings, then, as reasonably determined by Landlord, or if Tenant causes back-up or emergency generator use, then Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices.  Notwithstanding anything contained in this Lease to the contrary, unless such installation is at the request of Tenant, prior to the installation of any additional equipment or metering system by Landlord, Landlord shall provide Tenant with reasonably detailed evidence of Tenant’s excessive utility or service consumption and a period of thirty (30) days to verify and, if applicable, remedy such excessive utility or service consumption.  Tenant’s use of electricity shall never exceed the capacity of the feeders to the Building or the risers or wiring installation without the prior written consent of Landlord.  If Tenant desires to use heat, ventilation or air conditioning outside of the Building Standard Business Hours set forth in Section 1.1(m) above, then Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as set forth in Section 1.1(n) above, which shall be subject to adjustment from time-to-time based on inflationary factors, including, but

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

not limited to, utility rates, union labor rates for building engineers, and other maintenance costs directly associated with these services.  Tenant shall separately submeter the electricity and gas supplied to the supplemental heating, ventilation and air conditioning systems (the “Supplemental HVAC System”) which are contemplated to be installed by Tenant and set forth in the Work Letter together with the electricity supplied to the Building’s chilled water system to chill the water for the Supplemental HVAC System.  Tenant shall directly reimburse Landlord for the cost of the electricity and gas so consumed as shown on such submeters; provided, that Landlord shall credit Tenant [***] per month against such amounts (the “Supplemental HVAC Credit”) throughout the Term, adjusted annually to reflect change(s) in electrical costs.  Tenant shall supply the Supplemental HVAC System with chilled water at Tenant’s sole cost and expense.

(c)Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control (an “Interruption Beyond Landlord’s Control”); and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.  Notwithstanding the foregoing, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of three (3) consecutive business days as a result of a service interruption that is not an Interruption Beyond Landlord’s Control and through no fault of Tenant, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the date Tenant provided notice of the service interruption to Landlord and ending on the day the service has been restored.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Section 13.

14.CABLING; TELECOMMUNICATIONS.

(a)Tenant may install, maintain, replace, remove or use any Cables (as defined below), provided that (i) Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of this Lease, (ii) an acceptable number of spare Cables and space for additional Cables shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Cables shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the Identification Requirements (as defined below), (iv) any new or existing Cables servicing the Premises shall comply with all applicable governmental laws and regulations, (v) intentionally omitted, (vi) Tenant shall pay all costs in connection therewith; (vii) all of Tenant Cables shall run between the telephone closet on the floor on which the Premises are located and shall not run through the Building risers without Landlord’s prior written consent (which consent Landlord may withhold in its sole and absolute discretion); and (viii) Landlord shall have the right to have all such work supervised by Project engineering/maintenance personnel.  All Cables shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cables with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (1) at every ten feet (10’) outside the Premises for cables that traverse multiple floors or, on multi-tenant floors, that traverse space occupied by other tenants, and (2) at the Cables’ termination point(s) (collectively, the “Identification Requirements”).  Upon the expiration of the Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Cables installed by Tenant, and repair any damage caused by such removal.  In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Cables, Landlord may do so and may charge the cost thereof to Tenant.  In addition, Landlord reserves the right at any time to require that Tenant rectify or remove any Cables located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.  For purposes of this Lease, “Cables” means, collectively, all electronic, phone and data cabling and related equipment that is installed by or for the benefit of Tenant whether located in the Premises or in other portions of the Project.

(b)Tenant acknowledges that Landlord may elect, in its sole and absolute discretion, to install and maintain (either itself or through a third party service provider) certain office and communications services (specifically including, without limitation, wireless communication equipment) in the Project, or any portion thereof (collectively, “Landlord’s Communication Equipment”).  Subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and subject to the terms and conditions set forth in this Lease, Tenant may install and maintain, at Tenant’s sole cost and expense, wireless communication equipment within the Premises (the “Wireless Communication Equipment”).  Such Wireless Communication Equipment shall be used for wireless communications within the Premises only, and shall be for the servicing of the operations conducted by Tenant from within the Premises.  Tenant shall not be entitled to license its Wireless Communication Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by any third party.  Such Wireless Communication Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations.  Tenant hereby acknowledges and agrees that its use of the Wireless Communication Equipment (A) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other occupant of the Project, (B) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other third-party with whom Landlord has any third-party agreement, and (C) shall not be permitted to interfere with Landlord’s Communication Equipment.  Landlord shall use commercially reasonable efforts to ensure that Landlord’s Communication Equipment does not interfere with Tenant’s Wireless Communication Equipment; provided, however, Tenant hereby acknowledges and agrees that Landlord has made no warranty or representation to Tenant with respect to the suitability of the Premises for any wireless communications, specifically including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Wireless Communication Equipment and the presence of any interference with such signals whether emanating from Landlord’s Communication Equipment, the Project or otherwise.  In no event shall any such interfere with Tenant’s Wireless Communication Equipment have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

15.RIGHTS OF LANDLORD.

(a)Landlord and its agents, representatives, lenders, contractors and other designees shall at all reasonable times and upon not less than forty-eight (48) hours’ prior notice have the right, but not the obligation, to enter the Premises to (i) inspect the same; (ii) clean the same; (iii) show the Premises to prospective purchasers or tenants (as to prospective tenants, only during the last twelve (12) months of the Term); (iv) post notices of nonresponsibility; (v) improve, maintain, or repair the Premises, Facilities, or any other portion of the Building or Real Property; (vi) test and/or monitor groundwater or investigate the environmental condition of the Premises in compliance with the provisions of this lease; (vii) install, maintain, repair, replace, and relocate pipes, ducts, conduits, wires, meters, and other equipment within the demising walls, floors, bearing columns, roofs, and ceilings of the Premises; and (viii) complete any Renovations, as detailed below, and in the course of such Renovations, to close entrances, doors, corridors, elevators or other Building facilities, the Facilities, or the Real Property, or temporarily abate their operation, all without being deemed a deprivation of Tenant’s quiet enjoyment or an eviction or constructive eviction of Tenant and without abatement of Rent, and Landlord may for such purposes erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed; provided however that if any such work shall completely block Tenant from entering into all or any part of the Premises, then rent for such portion of the Premises shall be

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

abated during the time that Tenant is denied access.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business or loss of quiet enjoyment of the Premises caused by Landlord’s entry on the Premises pursuant to this Section; provided, however, that Landlord shall use commercially reasonable efforts to minimize its interference with Tenant and its use and enjoyment of the Premises.  Without limiting the foregoing, however, under no circumstances shall Landlord be liable for any lost business, lost profits, or other consequential damages or losses by reason of Landlord’s exercise of any of its rights under this Section.  Landlord shall have the right to use any and all means which Landlord may deem proper to obtain entry to the Premises in an emergency, and any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof.  No provision of this Section shall be construed as obligating Landlord to make any entry or perform any repairs, alterations, or other activities other than those specifically set forth elsewhere in this Lease.

(b)Notwithstanding anything to the contrary contained in this Lease, Landlord hereby reserves the right from time-to-time to change the size, layout, and dimensions of the Building, Facilities, Real Property, and/or any part thereof, to subdivide the Real Property, locate, relocate, alter, and/or modify the number and location of buildings, building dimensions, the number of floors in any of the buildings, the parking areas, store dimensions, the nature of the businesses, activities and uses to be conducted and the common areas located from time-to-time on the Real Property or any part thereof, provided that Landlord’s changes to the Building do not affect Tenant’s lab operations.  By way of example only and without limiting Landlord’s rights under the preceding sentence, Landlord may (i) enlarge, add stores or offices to, reinforce, reduce, reconfigure, redesign, realign, re-paint, modify, and/or alter the Building and/or other Facilities, walkways, landscaped areas, and/or other areas of the Real Property, (ii) remove and/or demolish all or part of the Building, other buildings on the Real Property, structure(s), Facilities, and/or improvements on the Real Property, (iii) construct new building(s), structure(s), Facilities, and/or improvements on the Real Property, (iv) enlarge or reduce the size of the Real Property, make alterations therein, additions thereto, and construct improvements adjoining thereto (including, without limitations, parking decks, elevated parking Facilities, roofs, walls, solar panels, electric vehicle charging stations and other improvements over all or any part of the common area) to enclose the same or to un-enclose the same, and (v) relocate, add, and remove escalators, elevators, and stairs.  The preceding may include, but shall not be limited to, new buildings, facades, storefronts, entrances, flooring, ceilings, roofing, structural columns, bearing walls, demising partitions, additional mechanical and electrical systems and equipment and supplementary structural elements.  Landlord shall have complete and exclusive control of the design, structure, construction, materials, colors, architectural elements and aesthetics of such work, as well as all activities undertaken by Landlord in connection therewith.  Landlord reserves the right to use the exterior walls, demising walls, roof and area beneath, adjacent to and above the Premises (including the plenum within the Premises), and the right to install, use, maintain, repair and replace equipment, machinery, pipes, conduits and wiring serving other parts of the Real Property through the Premises in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises and/or increase Tenant’s obligations.  Notwithstanding anything to the contrary contained herein, Landlord agrees that it shall use commercially reasonable efforts to ensure that its exercise of its rights hereunder do not unreasonably interfere with Tenant’s access to and use and enjoyment of the Premises and/or increase Tenant’s obligations.

(c)Landlord shall have the right and privilege at all times of determining the nature and extent of the common area and of making such changes, rearrangements, additions and reductions therein from time-to-time as Landlord deems desirable, including, without limitation, the location, relocation, enlargement, reduction or addition of driveways, entrances and exits, automobile parking spaces, employee and customer parking areas, the direction and flow of traffic, establishment of protected areas, landscaped areas and any and all other Facilities of the common area, and the right at any time to locate on the common area permanent and/or temporary displays, carts, stand and/or other building(s) and/or improvements of any type.  Landlord reserves the right to convert the common area to retail or other uses as it deems desirable from time-to-time.  Landlord shall have the right (i) to close, if necessary, all or any portion of the common area to such extent as may be reasonably

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

necessary to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, (ii) to close temporarily all or any portion of the common area to discourage non-tenant or non-customer uses, (iii) to use portions of the common area while engaged in making additional improvements, repairs, or alterations to the Real Property, (iv) to do and perform such other acts in, to and with respect to, the common area as Landlord shall determine, in its business judgment, to be appropriate for the Real Property.  Notwithstanding any contrary provision contained in this Lease, services and facilities may be temporarily discontinued, and access to the Premises and the Building temporarily restricted in whole or in part during (1) such time as the Building is not open for business, and (2) any other times as are necessary for temporary purposes such as repairs, alterations, strikes or other purposes, in Landlord’s reasonable judgment; provided, however, that Landlord’s exercise of its rights hereunder shall not unreasonably interfere with Tenant’s access to and use and enjoyment of the Premises.  Notwithstanding the foregoing reservations of rights, except as otherwise expressly stated in this Lease, Landlord has no obligation whatsoever and has made no promises to repair, alter, remodel, improve, renovate, decorate, demolish, and/or add improvements to the Building, Facilities, or the Real Property, or any part thereof, and no representations respecting the condition of the Building, Facilities, or Real Property have been made by Landlord to Tenant except as specifically set forth in this Lease.

(d)Without limiting Landlord’s rights under Subsection 15(c), above, Tenant acknowledges and agrees that Landlord has disclosed, and hereby discloses, that Landlord intends to remodel and expand portions of the Project including, without limitation, the addition of a new tenant fitness center (the “Fitness Center”), a conference center with one (1) or more conference rooms (the “Conference Center”), a tenant lounge, and an outdoor patio (collectively, the “Renovations”), which Renovations Landlord shall use commercially reasonable efforts to complete prior to the Commencement Date.  Landlord shall provide Tenant with reasonable prior notice if Landlord’s contractors will need to access the Premises during such hours and on such days required by Landlord for the Renovations.  Landlord shall undertake the Renovations upon the Premises in a commercially reasonable manner so as to minimize interference with Tenant’s conduct of business upon the Premises (which shall not require Landlord to incur overtime or premium time charges); provided, however, the Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility, or for any reason be liable to Tenant, for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises resulting from the Renovations (except to the extent such damage to or loss of any personal property arises solely from the gross negligence or willful misconduct of Landlord or its contractors), or for any inconvenience or annoyance occasioned by such Renovations.  Notwithstanding the foregoing, in no event shall Tenant be denied access to the Premises as a result of the Renovations.  Upon completion of the Renovations, Tenant shall have the non-exclusive right to the use thereof subject to such commercially reasonable rules and regulations relating to the scheduling and uses thereto but at no additional charge to Tenant (other than commercially reasonable deposits and replacement fees for access cards/keys and the payment of the Operating Costs related thereto).  If the Renovations increase the Rentable Area of the Building and/or the Premises, then the Rentable Area of the Premises and/or the Building shall be adjusted and all necessary adjustments to Tenant’s Proportionate Share of the Rentable Area in the Building shall be similarly adjusted.

(e)Landlord reserves the absolute right to effect such other tenancies on the Real Property as Landlord in the exercise of its sole business judgment shall determine to be in the interests of the Building or the Real Property including, without limitation, any retail, office, residential or commercial purposes.

(f)No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises is temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

16.INDEMNIFICATION AND WAIVER.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Except to the extent caused by Landlord’s gross negligence, willful misconduct, violation of any applicable Law or breach of this Lease (which such violation or breach is not the result of a Tenant’s breach violation of any applicable Law or beach of this Lease), Tenant hereby agrees to indemnify, defend (with counsel reasonably acceptable to Landlord), and hold Landlord and all Landlord Parties harmless against and from any and all Claims arising from or related to Tenant’s use of the Premises (or work done thereto), Building, Facilities, Project or Real Property, or from the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant and/or Tenant’s Parties in the Premises, Building, Facilities, Project or Real Property, and shall further indemnify, defend (with counsel reasonably acceptable to Landlord), and hold harmless Landlord and all Landlord Parties against and from any and all Claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act, neglect, fault, or omission of the Tenant or any Tenant Party, and from and against all costs, reasonable attorneys’ fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon.  Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to Tenant’s property or any type of injury to Tenant or Tenant’s Parties in or upon the Premises, Building, Facilities, Project or Real Property from any cause whatsoever, and Tenant hereby waives all claims in respect thereof against Landlord, except any claims which are caused by the failure of Landlord to observe any of the terms and conditions of this Lease (and such failure has persisted for an unreasonable period of time after written notice of such failure to Landlord) and those that arise solely from the gross negligence or willful misconduct of Landlord or of its agents or employees.  Landlord shall not be liable to Tenant for any unauthorized or criminal entry of third parties into the Premises, Building, Facilities, Project or Real Property or for any death or any type of injury to persons or damage to property, or loss of property in and about the Premises, Building, Facilities, Project, or Real Property by or from any unauthorized or criminal acts of third parties, regardless of any breakdown, malfunction or insufficiency of the security measures, practices or equipment provided by Landlord.  Tenant shall defend (with counsel reasonably satisfactory to Landlord), indemnify and protect Landlord from any such Claims.  Tenant shall promptly notify Landlord in writing of any breakdown or malfunction of the security measures, practices, or equipment provided by Landlord as to which Tenant has knowledge.  Landlord shall not be liable to Tenant for interference with light or for any damage to Tenant or Tenant’s property from any cause beyond Landlord’s reasonable control.  Tenant waives all Claims against Landlord for damage to persons or property for any reason unless caused by or due to the gross negligence, willful misconduct, violation of applicable Laws or breach of this Lease of Landlord or Landlord Parties.

Except to the extent caused by Tenant’s gross negligence, willful misconduct, violation of any applicable Law or breach of this Lease, Landlord hereby agrees to indemnify, defend (with counsel reasonably acceptable to Tenant), and hold Tenant and all Tenant Parties harmless against and from any and all Claims resulting from Landlord’s acts of negligence or willful misconduct in the Facilities or the Premises or Landlord’s violation of any applicable Law or breach of this Lease; provided, however, Landlord shall not be liable for such damage or injury to the extent and in the proportion that the same is determined to be attributable to the gross negligence or misconduct of Tenant or any Tenant Parties; provided further, however, in no event shall Landlord’s liability exceed the amount of insurance proceeds actually received by Landlord pursuant to insurance coverage required to be maintained by Landlord under this Lease.

The terms, conditions, and obligations of this Section shall survive the expiration or earlier termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

17.INSURANCE.

(a)Throughout the Term of the Lease, all insurance required to be carried by Tenant or Tenant’s Parties hereunder shall be issued by responsible insurance companies, qualified to do business in the State of California, reasonably acceptable to Landlord and Landlord’s Lender(s) with a General Policyholders Financial Rating of at least A- and a financial size category rating of not less than Class “IX” as rated in the most current available Best’s Insurance Reports.  Each policy shall name Landlord and its allied entities and, at Landlord’s request, any other Landlord Party or Lender, as an additional insured, as their

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

respective interests may appear.  All such insurance shall be written as primary policies, and any insurance carried by Landlord or any other additional insured shall be excess and non-contributory.  Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.  No insurance carried hereunder shall have a deductible greater than [***].  Copies of all policies or certificates evidencing the existence of coverage and amounts of such insurance shall be delivered to Landlord by Tenant prior to Tenant’s access and/or occupancy of the Premises and any such certificates shall be substantially the form of Exhibit G attached hereto and incorporated herein or such other form as is reasonably approved by Landlord.  Tenant shall promptly notify Landlord if any such policy is canceled, reduced or materially modified.  Further, Tenant shall furnish Landlord with renewals or binders of any such policy at least ten (10) days prior to the expiration thereof.  Tenant agrees that if Tenant does not take out and maintain such insurance throughout the Term of the Lease, Landlord may (but shall not be required to), after providing Tenant written notice and a reasonable opportunity to cure (not to exceed five (5) days), procure said insurance on Tenant’s behalf and charge Tenant the premiums together with the Administrative Fee, payable upon demand.

(b)At all times during the Term hereof, Tenant shall, at its sole cost and expense, maintain in effect the following insurance policies:

(i)Property Insurance covering (1) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (2) the Tenant Work and all other improvements which exist in the Premises as of the Commencement Date (excluding the Base Building) (the “Original Improvements”), and (3) all other Alterations to the Premises.  Such insurance shall be written on an “special causes of loss” basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss covered by a Special Causes of Loss policy including, without limitation, fire, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

(ii)Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than that actually carried by Tenant, which shall be no less than:

Bodily Injury and[***] each occurrence

Property Damage Liability[***] general aggregate

Personal Injury Liability	[***] each occurrence

[***] general aggregate

(iii)Business income/extra expense insurance sufficient to pay Rent for a period of [***] months with a deductible not to exceed [***] waiting period.

(iv)Workers’ compensation insurance (statutory coverage) with employer’s liability in an amount not less than [***].

(v)In the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord (which shall in no event be less than the amount actually carried by Tenant) covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Subclause (b)(i) above immediately upon completion thereof.  In addition, Tenant shall obtain and deliver to Landlord certificates of insurance and applicable endorsements from all Third Party Contractors (defined below) at least seven (7) business

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (each, a “Third Party Contractor”).  All such insurance shall (a) name Landlord, and any other party that Landlord so specifies, as an additional insured under such party’s liability policies (including, without limitation, with respect to premises operations and product-completed operations coverages) as required by Subclause (b)(ii) and this Subclause (b)(v), (b) provide a waiver of subrogation in favor of Landlord under each such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements, with coverage amounts as reasonably required by Landlord, which shall in no event be less than the amount actually carried by any such Third Party Contractor.

(c)Neither the limits of any coverage nor any deductible shall limit Tenant’s liability hereunder.

(d)Not less than every five (5) years during the Term of this Lease, Tenant and Landlord shall agree in writing on the full replacement cost of the leasehold improvements.  If, in the opinion of the Landlord or Landlord’s Lender(s), the amount or type of liability and property damage insurance coverage, or any other amount or type of insurance at that time is not adequate or not provided for herein, Tenant shall either acquire or increase the insurance coverage as required by either Landlord or Landlord’s Lender(s).

(e)Throughout the Term hereof, Landlord shall maintain fire and property damage insurance in so-called “Special Causes of Loss” form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building, Facilities, and Real Property with coverage for the full replacement value of the Building, Facilities and Real Property (excluding excavations) and against loss of rents for a period of not less than six (6) months.  Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve (12) months.  Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations, or improvements made or constructed by Tenant to or within the Premises.  Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

18.WAIVERS OF SUBROGATION.

Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other for any loss or damage to any property of Landlord or Tenant, arising from any cause that (a) would be insured against under the terms of any property insurance or business interruption insurance required to be carried hereunder; or (b) is insured against under the terms of any property insurance or business interruption insurance actually carried, regardless of whether the same is required hereunder.  The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant.  Notwithstanding the above provisions set forth in this Section 18, the release and waiver of subrogation contained herein shall not apply to Landlord’s deductible or any self-insured retention.

19.DAMAGE OR DESTRUCTION.

(a)In the event the Building in which the Premises are located is damaged by any peril included within the classification of “Special Causes of Loss:”

(i)In the event of total destruction of the Building, this Lease shall automatically be terminated as of the date of such casualty.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)In the event of partial destruction of the Building, or of total or partial destruction of the Premises, Landlord shall upon issuance of all necessary permits, be responsible for repairing or restoring such damage, except in the circumstances hereinafter provided.  If the Premises or Building is damaged and (1) the repair or restoration thereof, in Landlord’s opinion, cannot be completed within two hundred eighty (280) days of the date of casualty; (2) the repair or restoration is not covered by insurance required to be maintained by Landlord pursuant to this Lease, or the estimated cost thereof exceeds the insurance proceeds available for repair or restoration plus any amount which Tenant is obligated or elects to pay for such repair or restoration; (3) the damage or destruction renders 30% of the Premises or Building wholly untenantable; (4) Landlord’s lender does not elect to make insurance proceeds available to Landlord for repair and restoration; or (5) Tenant has vacated the Premises or is in default under this Lease beyond all applicable notice and cure periods, Landlord shall have the option to either terminate this Lease or to repair or restore the Premises or the Building.  In the event that Landlord elects to terminate this Lease, Landlord shall give notice to Tenant within ninety (90) days after the occurrence of such damage, terminating this Lease as of the date specified in such notice, which date shall be not less sixty (60) days after the giving of such notice.  In the event such notice is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date specified in the notice, and the Rent (abated proportionately in the ratio to which Tenant’s use of said Premises has been impaired since the date of such partial destruction of the Building or of the Premises) shall be paid up to the date of termination.  Landlord shall refund to Tenant the Rent theretofore paid for any period of time subsequent to such date and return to Tenant the Letter of Credit.

(b)Upon any termination of this Lease under any of the provisions of this Section, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to the Landlord, except for items which have theretofore accrued and are then unpaid or expressly survive the expiration or earlier termination of this Lease.

(c)In the event Landlord repairs or restores as herein provided, the Rent to be paid under this Lease shall be abated proportionately in the ratio which Tenant’s use of said Premises has been impaired since the date of such partial destruction of the Building or of the Premises until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.  Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of said Premises or for any inconvenience or annoyance occasioned by any such damage, repair or restoration.

(d)Notwithstanding any destruction or damage to the Premises, Building, Facilities, or Real Property, Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Section.  Notwithstanding anything to the contrary contained in this Section, should Landlord be delayed or prevented from repairing or restoring said damaged Premises for two hundred eighty (280) days from the date of the casualty, Tenant shall have the right to terminate this Lease until such time as Landlord substantially completes the repair or restoration provided, however, that if Landlord is delayed by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor, materials or utilities, or other cause beyond the control of Landlord, then Tenant shall not have the right to terminate the Lease until three hundred (300) days from the date of the casualty have elapsed.  Landlord shall have the right to terminate this Lease in the event it is delayed or prevented from repairing or restoring the Premises for one (1) year from the date of the casualty if such delay is due to reasons of acts of God, war, governmental restrictions, Landlord’s inability to procure the necessary labor, materials or utilities, or other causes beyond the reasonable control of Landlord; provided, however, that such right shall terminate upon substantial completion of the repairs or restoration.  In the event either Landlord or Tenant terminates this Lease pursuant to this Section, such termination shall be effective upon thirty (30) days prior written notice.

(e)In the event of partial destruction of more than 15% of the Premises or Building due to any cause other than a peril included within the classification of “Special Causes of Loss,” Landlord may elect to terminate this Lease.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)It is hereby acknowledged that if Landlord is obligated to, or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of said Building and said Premises which were originally provided at Landlord’s expense (including, without limitation, the Landlord’s Work), and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.  Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture, furnishings, fixtures, or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same.  Tenant agrees that, upon substantial completion of any repairs or restoration required herein, Tenant shall promptly replace or fully repair all of Tenant’s personal property, inventory, track fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damages or destruction.

(g)Notwithstanding anything to the contrary contained in this Section, either party shall have the right to terminate this Lease upon not less than thirty (30) days prior written notice when the damage resulting from any material casualty covered under this Section occurs during the last twelve (12) months of the term of this Lease or any extension thereof, whereupon this Lease shall terminate effective as of the date of such casualty and Landlord shall refund to Tenant the Rent theretofore paid for any period of time subsequent to such date and return to Tenant the Letter of Credit.

(h)The provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of the State of California, including any amendments thereto and any other law which may hereinafter be in force during the term of this Lease which authorizes the termination of the Lease upon the partial or complete destruction of the Premises, are hereby waived by Tenant.

20.EMINENT DOMAIN.

If the whole of the Premises shall be taken, or such part thereof shall be taken as shall substantially interfere with Tenant’s use and occupancy of the balance thereof, under power of eminent domain, or sold, transferred, or conveyed in lieu thereof, either Tenant or Landlord may terminate this Lease as of the date of such condemnation or as of the date possession is taken by the condemning authority, whichever date occurs later.  If any part of the Building (other than the Premises), the Facilities, Project or Real Property, shall be so taken, sold, transferred or conveyed in lieu thereof, then Landlord shall have the right, at its option, to terminate this Lease as of the date of such condemnation or as of the date possession is taken by the condemning authority.  No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the term hereof, as provided hereunder, or for the interruption of, or damage to Tenant’s business or for relocation expenses recoverable against the condemning authority.  In the event of a partial taking, or a sale, transfer, or conveyance in lieu thereof, which does not result in a termination of this Lease, Landlord shall, to the extent of the proceeds thereof, restore the Premises substantially to their condition prior to such partial taking and, thereafter and Rent shall be abated in the proportion which the square footage of the part of the Premises so made unusable bears to the amount of Rentable Area immediately prior to the taking.  No temporary taking of a part of the Premises or of the Building, Facilities, or Real Property shall give Tenant any right to terminate this Lease or to any abatement of Rent hereunder.  Tenant hereby waives the provisions of California Code of Civil Procedure Section 1265.130, which allows Tenant to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

21.DEFAULT.

(a)Each of the following events shall constitute a default under this Lease by Tenant:

(i)Failure by Tenant to make any payment of Rent or other payment required by this Lease within five (5) business days of when the same is due; provided,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

however, that Landlord will give written notice and an opportunity to cure any failure to pay Rent within five (5) business days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by Law; or

(ii)The abandoning (which is deemed to include absence from the Premises for more than ten (10) days while in default of this Lease beyond any applicable notice or cure period) of the Premises by Tenant; or

(iii)The failure to maintain the insurance required by this Lease; provided, however, that Landlord will give written notice and an opportunity to cure any failure to maintain such required insurance within five (5) days of any such notice; provided, however, Landlord shall not be required to provide such five (5) days’ notice  more than once in any 24 month period it being agreed that the subsequent failure to maintain the insurance within such 24 month period shall be an immediate default hereunder; or

(iv)Any conveyance, assignment, mortgage, or subletting of this Lease not in strict accordance with the terms and conditions of this Lease; or

(v)The bankruptcy of Tenant (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the taking of any action at the corporate or partnership level by Tenant to authorize any of the foregoing actions on behalf of Tenant; the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease unless possession is restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises, of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or

(vi)The failure by Tenant to deliver any subordination agreement pursuant to Section 23 within five (5) days of Landlord’s written notice that the time period provided in Section 23 has expired; or

(vii)The failure by Tenant to observe or perform any covenant, condition, or provision in this Lease not already specifically mentioned in this Subsection 21(a), where such failure continues for thirty (30) days after written notice from Landlord notifying Tenant of such failure; provided, however, that if the nature of Tenant’s failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the thirty (30) day period described above and thereafter diligently prosecutes such cure to completion.

(b)In the event of any default by Tenant, Landlord may promptly or at any time thereafter, upon notice and demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach:

(i)Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall be entitled to recover from Tenant:

(1)The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(3)The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss Tenant proves can reasonably be avoided; and

(4)Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

which, in the ordinary course of things, would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting (including advertising), brokerage commissions and fees, costs of putting the Premises in good order, condition and repair, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, court costs, all costs for maintaining the Premises, all costs incurred in the appointment of and performance by a receiver to protect the Premises or Landlord’s interest under the Lease, and any other reasonable cost.

The “worth at the time of award” of the amounts referred to in Subclauses (1) and (2) above shall be computed by allowing interest at the rate of twelve percent (12%) per annum.  The “worth at the time of award” of the amount referred to in Subclause (3) above shall be computed by discounting such amount at one percentage (1%) point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

(ii)Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.

(c)Continue this Lease in full force and effect, whether or not Tenant has vacated or abandoned the Premises, and sue upon and collect any unpaid Rent or other charges, that have or thereafter become due and payable.  Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any Default, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

(d)Continue this Lease in effect, but terminate Tenant’s right to possession of the Premises and re-enter the Premises and take possession thereof, whereupon Tenant shall have no further claim to the Premises without the same constituting an acceptance of surrender.

(e)In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, (i) to expel or remove Tenant and any other party who may be occupying the Premises, or any part thereof; and (ii) to remove all or any part of Tenant’s or any other occupant’s property on the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.

Landlord may relet the Premises without thereby avoiding or terminating this Lease (if the same has not been previously terminated), and Tenant shall remain liable for any and all Rent and other charges and expenses hereunder.  For the purpose of reletting, Landlord is authorized to make such repairs or alterations to the Premises as may be necessary in the sole discretion of Landlord for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, alterations and the expense of such reletting (including, without limitation, reasonable attorney and brokerage fees) and the collection of rent accruing therefrom) each month to equal the Rent, then Tenant shall pay such deficiency each month upon demand therefor.  Actions to collect such amounts may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term.

(f)Without any further notice or demand, Landlord may enter upon the Premises, if necessary, without being liable for prosecution or claim for damages therefor, and do whatever Tenant is obligated to do under the terms of the Lease.  Tenant agrees to reimburse Landlord on demand for any reasonable expenses that Landlord may incur in effecting compliance with Tenant’s obligations under the Lease.  Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless and only to the extent caused solely by the gross negligence or willful misconduct of Landlord (but subject to the other limitations on Landlord’s liability set forth in this Lease).

(g)Tenant hereby waives, relinquishes and releases for itself and for all those claiming under Tenant any right of occupancy of the Premises following termination of this Lease, and any right to redeem or reinstate this Lease by order or judgment of any court or by any legal process or writ under present or future Laws, including, without limitation,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

California Code of Civil Procedure Sections 473 and 1179, and California Civil Code Section 3275.

22.ASSIGNMENT AND SUBLETTING.

(a)Tenant shall not assign or transfer this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof, or agree to any of the foregoing, without in each case first obtaining the written consent of Landlord, in accordance with Subsection 22(b), below, which consent shall not be unreasonably withheld, conditioned or delayed.  Except for Permitted Transfer, for purposes of this Lease, if Tenant is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership, shall be deemed to be an assignment of this Lease.  Except for Permitted Transfers, if Tenant is a corporation, unless Tenant is a public corporation whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any dissolution, merger, consolidation, or other reorganization of Tenant, or sale or other transfer of a percentage of capital stock of Tenant which results in a change of controlling persons, or the sale or other transfer of substantially all of the assets of Tenant, shall be deemed to be an assignment of this Lease.  Except for a Permitted Transfer, neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law, without the written consent of Landlord. Tenant shall not pledge, hypothecate or encumber this Lease, or any interest therein, without in each case first obtaining the written consent of Landlord, which consent shall not unreasonably be withheld.  Any such assignment, transfer, pledge, hypothecation, encumbrance, sublease, or occupation of, or the use of the Premises by any other person without such consent, other than a Permitted Transfer, shall be void.  Any consent to any assignment, transfer, pledge, hypothecation, encumbrance, sublease, or occupation or use of the Premises by any other person which may be given by Landlord shall not constitute a waiver by Landlord of the provisions of this Section 22 or a release of Tenant from the full performance by it of the covenants herein contained.  If Tenant believes that Landlord has unreasonably withheld its consent to a proposed assignment or subletting hereunder, then Tenant’s sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent, an order of specific performance, or mandatory injunction of Landlord’s agreement to give its consent.  Tenant shall not have any right to recover damages or to terminate this Lease and, in furtherance of the foregoing, Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute.

(b)If Tenant desires at any time to assign this Lease or sublet all or any portion of the Premises, Tenant shall first notify Landlord at least thirty (30) days prior to the proposed effective date of the assignment or sublease, in writing, of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and conditions of the proposed sublease or assignment; and (iv) financial statements for the two (2) most recently completed fiscal years of the proposed sub-tenant or assignee, and a bank reference.  Thereafter, Tenant shall furnish such supplemental information as Landlord may reasonably request concerning the proposed sub-tenant or assignee.  At any time within fifteen (15) days after Landlord’s receipt of all the information specified above, Landlord may by written notice to Tenant elect to (1) consent to the sublease or assignment, or (2) reasonably disapprove of the sublease or assignment.  Such grounds may include, without limitation, a material increase in the impact upon the common areas of the Building, Facilities or Real Property, a material increase in the demands upon utilities and services supplied by Landlord, a possible material adverse effect upon the reputation of the Building from the nature of the business to be conducted or a reputation for financial reliability on the part of the proposed subtenant or assignee which is unsatisfactory in the reasonable judgment of Landlord.  If Landlord consents to the sublease or assignment within the 15-day period, Tenant may thereafter enter into such assignment or sublease of the Premises, or a portion thereof, upon the terms and conditions and as of the effective date set forth in the information furnished by Tenant to Landlord, provided that such assignment or sublease otherwise conforms to the terms and conditions of this Section 22.  If Landlord does not respond within the 15-day period, then Tenant shall have the right to deliver a second notice (“Second Transfer Notice”) to Landlord requesting a response to such request, which Second Transfer Notice must include the following legend in capitalized and bold type displayed prominently on the top of the first

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

page of such notice:  “LANDLORD HAS FAILED TO RESPOND TO A REQUEST FOR ASSIGNMENT OR SUBLETTING BY TENANT RELATING TO THE LEASE DATED __________, 2018 BETWEEN LANDLORD AND TENANT FOR THE PROPERTY LOCATED AT 1220 CONCORD AVE., CONCORD, CALIFORNIA (THE “LEASE”).  PURSUANT TO THE TERMS OF THE LEASE.  FAILURE OF LANDLORD TO RESPOND WITHIN FIVE (5) BUSINESS DAYS FOLLOWING RECEIPT OF THIS NOTICE SHALL RESULT IN THE AUTOMATIC APPROVAL BY LANDLORD OF SUCH ASSIGNMENT OR SUBLETTING.”  If Landlord fails to respond to Tenant’s request for consent to the proposed assignment or subletting within five (5) business days of its receipt of a Second Transfer Notice, then Landlord shall be deemed to have approved such request.  Both Tenant’s initial request and the Second Transfer Notice shall be delivered strictly in accordance with the notice provisions of this Lease including the delivery of copies of such notices to any persons or entities entitled to receive copies thereof.

(c)In the event that Tenant shall submit a written notice to Landlord under this Section to assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, Landlord’s consent or the efficacy of such assignment or sublease (in the event Landlord’s consent is not required) shall be expressly conditioned upon Tenant’s payment of Landlord’s actual costs and expenses incurred in connection with each such transaction, including reasonable attorneys’, architects’, engineers’, or other consultants’ fees, but not to exceed Two Thousand Five Hundred Dollars ($2,500), within ten (10) business days following written demand therefor from Landlord accompanied by invoices reasonably substantiating such costs, whether Landlord terminates this Lease (or any portion thereof), consents to such assignment or subletting or withholds its consent thereto.

(d)As reasonable conditions to Landlord’s consent to any assignment or subletting of the Premises, Tenant agrees that Tenant shall pay to Landlord one-half (½) of all Rent and other consideration payable by the assignee or subtenant to Tenant (including, without limitation, any cancellation or termination fees) after deducting the Rent payable by Tenant under this Lease and Tenant’s cost for any improvements made to the Premises in order to prepare the Premises for subleasing and other commercially reasonable costs expended by Tenant in connection with such sublease, including, without limitation, market-rate brokerage and reasonable legal fees; provided, however, that such improvements are made in accordance with the terms and conditions of this Lease (the “Transfer Premium”).  Tenant shall pay all amounts due under this Clause (d) on monthly basis together with its payment of Rent hereunder.  Upon Landlord’s request, Tenant shall furnish a complete statement, certified by Tenant’s chief financial officer, describing in detail the calculations for the amount so paid.  If Landlord’s independent certified public accountant finds that the amounts paid by Tenant under this Clause (d) have been underpaid, Tenant shall, within thirty (30) days after demand, pay the deficient amount and Landlord’s cost of the audit.  If Tenant has understated such amounts due by more than five percent (5%), Tenant shall also pay for the costs of such audit.

(e)Notwithstanding any assignor or subletting including, without limitation, a Permitted Transfer (as defined below), Tenant shall at all times remain fully and primarily responsible for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease  Further, each assignee, transferee, or subtenant, other than Landlord, shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent and for the due performance or satisfaction of all of the provisions, covenants, conditions and agreements herein contained on Tenant’s part to be performed or satisfied.  No assignment or subletting shall be binding on Landlord unless such assignee or subtenant (as applicable) and Tenant shall deliver to Landlord a written assignment and assumption agreement or sublease (as applicable) in a form and with content acceptable to Landlord in its sole discretion.

(f)(i)In the event this Lease is assigned to any person or entity pursuant to provisions of the Bankruptcy Code, 11 USC §101, et seq., (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other consideration constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)

If Tenant, pursuant to this Lease, proposes to assign the same pursuant to the provisions of the Bankruptcy Code, to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, the notice of the proposed assignment setting forth (1) the name and address of such person, (2) all the terms and conditions of such offer, and (3) the assurances referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt of such offer by Tenant, but in any event no later than ten (10) days prior to such offer by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid such person for the assignment of this Lease.

(iii)

Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment.  Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

(iv)

The following factors may be considered by Landlord as necessary in order to determine whether or not the proposed assignee has furnished Landlord with adequate assurances of its ability to perform the obligations of this Lease the net worth and other financial elements of the proposed assignee.

(v)

In the event Landlord rejects the proposed assignee, the rights, and obligations of the parties hereto shall continue to be governed by the terms of this Lease, and Tenant shall have all the rights of a Tenant under applicable California law.

(g)Notwithstanding anything in this Section 22 to the contrary, and provided there is no uncured event of default under this Lease, Tenant shall have the right, without the written consent of Landlord, to (i) assign this Lease to an Affiliate, or to an entity created by merger, consolidation, reorganization (other than a reorganization as a result of bankruptcy) or recapitalization of or with Tenant, or to a purchaser of all or substantially all of Tenant’s assets, (ii) sublease the Premises or any part thereof to an Affiliate, (iii) assign this Lease to an entity which acquires all or a majority of the assets or interests (partnership, stock or other) of Tenant, (iv) a transfer of stock or partnership or membership interests in Tenant to an entity which acquires all or substantially all of such stock or interests in a bona fide M&A transaction, or (v) a sale or other transfer of corporate shares of capital stock (or any member interest if Tenant is a limited liability company) in Tenant in connection with either a bona fide financing for the benefit of Tenant or an initial public offering of Tenant’s stock on a nationally-recognized stock exchange (and, following any such public offering, the sale or transfer of any such shares shall be a Permitted Transfer), or (vi) transfers of shares of stock or membership interests in Tenant which result in a change in control over a period in excess of 12 consecutive months (each, a “Permitted Transfer”); provided, however, that (A) such Permitted Transfer is for a valid business purpose and not to avoid any obligations under this Lease; (B) the assignee or subtenant shall have, immediately after giving effect to such assignment, an aggregate tangible net worth (computed in accordance with GAAP and exclusive of goodwill) at least equal to the aggregate net worth (as so computed) of Tenant immediately prior to such assignment or on the Effective Date, whichever is greater; (C) no later than ten (10) days prior to the effective date of the Permitted Transfer, Tenant shall give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises or part thereof, as may be the case; and (D) within ten (10) business days after Landlord’s written request, provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the Permitted Transfer is to an Affiliate or is otherwise in accordance with the terms and conditions of this Section 22(g).  For purposes hereof, an “Affiliate” means any person or entity which is owned or controlled by, owns or controls, or is under common ownership and control with another party where “control” means the right to exercise, directly or indirectly,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

more than fifty percent (50%) of the voting rights attributable to the equity interests of the entity.

23.SUBORDINATION; FINANCIAL REPORTS.

(a)This Lease is subject and subordinate to all ground or underlying leases, mortgages, and deeds of trust which now affect the Premises, Building, Facilities, and/or Real Property, and to all renewals, modifications, consolidations, replacements, and extensions thereof.  If the Lender(s) shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees promptly to execute, acknowledge, and deliver any and all documents or instruments which Landlord or such Lender(s) deem necessary or desirable for purposes thereof.  Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages, or deeds of trust which may hereafter be executed covering the Premises, Building, the Project and Real Property, or any renewals, modifications, consolidations, replacements, or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof.  Tenant agrees, within ten (10) business days after Landlord’s written request therefor, to execute, acknowledge, and deliver any and all commercially reasonable documents or instruments requested by Landlord, or that are necessary or proper to assure the subordination of this Lease to any such mortgages, deeds of trust, or leasehold estates; provided, however, that the foregoing provisions with respect to such election of subordination by Landlord shall not be effective unless the owner or holder of any such mortgage, deed of trust, or the lessor under any such leasehold estate shall execute with Tenant a non-disturbance and attornment agreement, in a form attached hereto as Exhibit H or such other form required by the holder of such mortgage or deed of trust or lessor under such leasehold estate, under which such owner, holder, or lessor shall agree to accept Tenant upon the terms and conditions contained in this Lease for the then unexpired Term hereof, in the event of termination of such leasehold estate or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant agrees to pay Rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant.  Tenant covenants and agrees to attorn to the transferee of Landlord’s interest in the Building by foreclosure, deed in lieu of foreclosure or the exercise of any remedy provided in any mortgage, deed of trust or underlying leases if requested to do so by the transferee and to recognize the transferee as Landlord under this Lease.  Said transferee shall not be liable for:  (a) any acts, omissions, or defaults of Landlord that occurred prior to the sale or conveyance; or (b) the return of the Security Deposit unless actually paid to transferee.  Tenant further agrees, provided that it is given the address of Lender(s), to give written notice of any default by Landlord to Lender(s).  Tenant agrees that, before it exercises any rights or remedies under this Lease, the Lender(s) shall have the right, but not the obligation, to cure the default plus an additional thirty (30) days.  Tenant agrees that this cure period shall be extended by the time necessary for the holder of the mortgage or deed of trust to begin foreclosure proceedings and to obtain possession of the Building, Facilities, and/or Real Property.  Tenant further agrees that if any lender of Landlord or ground lessor requires a modification of this Lease that does not increase Tenant’s cost or expense or materially or adversely change Tenant’s rights and obligations, this Lease shall be so modified and Tenant shall execute whatever commercially reasonable documents are required and deliver them to Landlord within ten (10) business days after the request.

(b)Within twenty (20) days after the written request of Landlord, Tenant shall provide to Landlord current financial statement and financial statements of the two (2) years prior to the current financial statement year (collectively, “Financial Reports”).  Such Financial Reports shall be prepared in accordance with generally accepted accounting practices and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Notwithstanding the foregoing Tenant shall not be required to provide Financial Reports more than once per Lease Year (except if Tenant is in monetary default hereunder or to the extent otherwise required by any lender or prospective purchaser of the Project); provided, further, however, that Tenant shall not be required to provide Financial Reports so long as (i) Tenant is a publicly-traded company, (ii) Tenant is in compliance with the financial reporting requirements from time to time established by the United States Securities and Exchanges Commission, and (iii) the Financial Reports are publicly available for free downloading in electronic format.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24.ESTOPPEL CERTIFICATE.

Tenant shall at any time and from time-to-time, upon not less than ten (10) business days prior written notice from Landlord, execute, acknowledge, and deliver to Landlord (or any other party identified by Landlord) a statement in writing certifying, among other things, that (a) this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the dates to which the Rent, Security Deposit, if any, and other charges, if any, are paid in advance, (c) there are no uncured defaults in Landlord’s performance (or if there are, describing the same); (d) Tenant has accepted the Premises demised under this Lease (or, if not, explaining the same); (e) that all tenant improvement obligations under the Lease have been satisfied by Landlord (or, if not, explaining the same); (f) that Landlord has no future tenant improvement obligations hereunder (or, if there are, describing the same); and (g) Tenant has commenced paying rent, and is not entitled to any further tenant improvements, rental abatements or offsets (or, if it is, explaining the same). It is expressly understood and agreed that Landlord, any prospective purchaser or encumbrancer of all or any portion of the Building, Facilities, or Real Property, or any other party identified by Landlord shall be entitled to rely upon any such statement.  If Tenant fails to deliver such estoppel certificate within the aforementioned ten (10)- business day period, then Landlord shall have the right to deliver a second notice (“Estoppel Certificate Second Notice”) to Tenant demanding the return of such estoppel certificate, which Estoppel Certificate Second Notice must include the following legend in capitalized and bold type displayed prominently on the top of the first page of such notice:  “TENANT HAS FAILED TO DELIVER AN ESTOPPEL CERTIFICATE AS REQUIRED PURSUANT TO THE PROVISIONS OF THE LEASE DATED __________,2018 BETWEEN LANDLORD AND TENANT (THE “LEASE”).  FAILURE OF TENANT TO DELIVER SUCH ESTOPPEL CERTIFICATE WITHIN FIVE (5) DAYS FOLLOWING THIS NOTICE SHALL RESULT IN CERTAIN FACTS BEING CONCLUSIVELY BINDING ON TENANT.”  The Estoppel Certificate Second Notice shall be delivered in accordance with the notice provisions of this Lease including the delivery of copies of such notices to any persons or entities entitled to receive copies thereof.  If Tenant fails to deliver the estoppel certificate within five (5) days following delivery of an Estoppel Certificate Second Notice, then Tenant shall not be deemed in default but such failure shall be conclusive upon Tenant that (i) this Lease is in full force and effect without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord’s performance; (iii) that not more than two (2) months’ Rent has been paid in advance; (iv) that Tenant has accepted the Premises demised under this Lease; (v) that all tenant improvement obligations under the Lease have been satisfied by Landlord; (vi) that Landlord has no future tenant improvement obligations hereunder; and (vii) Tenant has commenced paying rent, and is not entitled to any further tenant improvements, rental abatements or offsets.

25.INTEREST ON PAST DUE OBLIGATION.

Except as otherwise expressly provided in this Lease, any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lesser of (a) ten percent (10%), or (b) the highest rate then allowed under the usury laws of the State of California (the “Default Rate”) from the date due until the date paid.

26.SALE OR TRANSFER BY LANDLORD; EXCULPATION.

(a)In the event of any transfer or transfers of Landlord’s interest in the Premises, other than a transfer for security purposes only, the transferor shall automatically be relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer; provided, however, that any funds in the hands of Landlord in which Tenant has an interest, at the time of such transfer, shall be turned over to the transferee and Landlord shall provide written notice thereof to Tenant, and thereafter Landlord shall be discharged from any further liability with reference to such funds.

(b)NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (i) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (ii) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES, THE BUILDING, THE PROJECT OR THE REAL PROPERTY OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE BUILDING OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE BUILDING OR IN CONNECTION WITH ANY SUCH LOSS; AND (iii) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S MANAGERS. MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S MANAGERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

27.LANDLORD’S RIGHT TO CURE DEFAULTS.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and, except as otherwise specifically provided herein, without any abatement of Rent.  If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for twenty (20) days after written notice thereof by Landlord, Landlord may, but shall not be obligated to, and without waiving any rights of Landlord or releasing Tenant from any obligations of Tenant hereunder, to make such payment or perform such other act at Tenant’s cost.  All sums so paid by Landlord and all such necessary incidental costs together with interest thereon from the date of such payment by Landlord in connection with the performance of any such act by Landlord shall be considered Rent hereunder.  Except as otherwise in this Lease expressly provided, such Rent shall be payable to Landlord on demand, or at the option of Landlord, in such installments as Landlord may elect and may be added to any other Rent then due or thereafter becoming due under this Lease, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of any other Rent due hereunder.

28.WAIVER.

No delay or omission in the exercise of any right or remedy of Landlord on the occurrence of any default by Tenant shall impair such a right or remedy or be construed as a waiver.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.  No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term.  Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.  Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

29.FORCE MAJEURE.

Whenever a day is appointed herein on which, or a period of time is appointed within which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is unreasonably interfered with, the doing or completion of such act, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor, materials or utilities, wars, insurrections, rebellions, civil disorder, declaration of national emergencies, terrorist attacks, acts of God, or other causes beyond such party’s reasonable control (financial inability excepted); provided, however, nothing contained in this Section 29 shall excuse Tenant from the prompt payment of any Rent or other charge required of Tenant hereunder and; provided, further, the party suffering such occurrence uses commercially reasonable efforts to resume full performance of its obligations under this Lease as soon as reasonably practicable

30.PARKING.

Tenant shall rent from Landlord on a monthly basis throughout the Term hereof the number of parking passes at the rental rate set forth in Subsection 1(h) above (the “Parking Charge”), which amounts shall be due and payable at the same time Rent is to be paid.  From and after the first (1st) day of the first Extended Term (as defined below), if applicable, the Parking Charge may, from time to time, be adjusted to reflect current market rates; provided, however, that such adjusted Parking Charge must be substantially similar to the rates then being charged for comparable parking spaces that serve Comparable Buildings.  Tenant shall not be entitled to any abatement or offsets of the parking pass rental in the event Tenant does not utilize any or all of the passes.  Tenant’s parking passes shall be for the exclusive use of Tenant’s employees and shall give Tenant the non-exclusive right to park in spaces in the Project parking facilities including, without limitation, the Parking Garage).  Landlord, at all times, shall have sole and exclusive control of all parking facilities (including, without limitation, the Parking Garage) and common areas, including, without limitation, driveways, entrances, and exits, sidewalks and pedestrian passage ways, and pylon signs, and Landlord may at any time exclude any person from the use and occupancy thereof, except those persons using the parking facilities in accordance with the written consent of Landlord and in accordance with all regulations established by Landlord from time to time.  Landlord reserves the right to charge the public (including Tenant’s customers) a reasonable fee for the use of the Building’s parking facilities if similarly situated Comparable Buildings charge for such use.  Tenant agrees that Landlord assumes no responsibility of any kind whatsoever in reference to said automobile parking facilities or the use thereof by Tenant or any Tenant Party, or by anyone else.  Landlord specifically reserves the right to limit access to the parking facilities by means of attendant and/or other devices, and change the size, configuration, design, layout and all other aspects of the Project parking facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent or the Parking Charge under this Lease, from time to time, close-off or restrict access to the Project parking facilities for purposes of permitting or facilitating any such construction, maintenance repairs, alteration or improvements provided that Tenant’s obligations are not increased and Tenant’s parking is not permanently decreased.  Landlord may, at its sole discretion, determine whether parking facilities shall be self-park, valet, valet-assist, surface, underground, multi-deck, where they shall be located and the number and location of electric vehicle charging stations, if any.  No delay or failure by Landlord to enforce its parking rules and regulations or its other rights hereunder, and no waiver by Landlord of any breach thereof, shall be deemed to be a waiver of any succeeding breach or prevent any subsequent or other

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

enforcement thereof by Landlord.  Subject to the foregoing, Landlord agrees to reserve at least ten (10) parking stalls in the parking facilities for visitors of the Project and maintain at least one (1) electric car charging station in the parking facilities.

31.SURRENDER OF PREMISES.

(a)The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination thereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

(b)Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant, unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from such removal.  Notwithstanding the foregoing, Landlord reserves the right to require Tenant to keep all telecommunications cabling and equipment intact and in place; provided, however, that if Landlord does not exercise its option hereunder, Tenant shall nonetheless not cut or otherwise sever any such cabling but may unplug or disconnect it from any equipment being removed at the end of the Term.

(c)Any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination or re-entry by Landlord pursuant to Section 22 hereof) shall be considered abandoned.  Landlord shall give Tenant notice of its right to reclaim abandoned property pursuant to California Civil Code Section 1980, et. seq., and may, thereafter, remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant.  Tenant hereby grants to Landlord a security interest in said abandoned property, in the event it is not reclaimed within the statutory period.  If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord, may sell any or all of such property at public or private sale, in such manner and at such time and places as Landlord, in its sole discretion, may deem proper without notice to or demand upon Tenant, and shall apply the proceeds of such sale:  (i) first, to the costs and expenses of such sale, including reasonable attorneys’ fees actually incurred; (ii) second, to the payment of the costs for the removal and storing of any such property; (iii) third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and (iv) fourth, the balance, if any, to Tenant.

32.MISCELLANEOUS.

(a)Any provision of this Lease, which shall prove to be invalid, void, or illegal, shall in no way affect, impair, or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

(b)In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, or to secure a judicial determination of any right or obligation of either party hereto, the unsuccessful party in such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred therein.  Moreover, if either party hereto without fault is made a party to any litigation instituted by or against any other party to this Lease, such other party shall indemnify Landlord or Tenant, as the case may be, against and save it harmless from all costs and expense, including reasonable attorneys’ fees, incurred by it in connection therewith.

(c)Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease, and the strict performance of each shall be a condition precedent to Tenant’s right to remain in possession of the Premises or to have this Lease continue in effect.  This Lease shall be construed as though the covenants

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as expressly set forth herein.

(d)This Lease has been negotiated at arms’ length between persons knowledgeable in business and real estate matters who have had the opportunity to confer with counsel in the negotiation hereof.  Accordingly, any rule of law or legal decision that would require interpretation of this Lease against the party that drafted it is not applicable and is waived, and this Lease shall be given a fair and reasonable interpretation in accordance with the meaning of its terms.  The section captions contained in this Lease are for convenience and do not in any way limit or amplify any term or provision of this Lease and shall have no effect on its interpretation.

(e)The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders.  The obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms, or corporations of which Tenant may be composed.

(f)This Lease, the exhibits, and any rider or addendum attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior letters of intent, proposals, marketing materials, agreements or understandings pertaining to any such matter shall be effective for any purpose.  No provisions of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successors in interest.

(g)The submission of this Lease by Landlord, its agents, or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall only become effective upon the mutual execution hereof by Landlord and Tenant and delivery of a fully executed counterpart hereto to Tenant.

(h)Tenant shall observe faithfully and comply strictly with the Rules and Regulations and such other Rules and Regulations, modifications or amendments thereto, as Landlord may from time-to-time reasonably adopt for the safety, care, and cleanliness of the Building, Facilities and Real Property, and for the preservation of good order therein, provided that Tenant receives a copy of the same.  Tenant acknowledges receipt of the Rules and Regulations attached hereto as Exhibits F and F-1.  Landlord shall not be liable to Tenant for violation or non-performance of any such Rules and Regulations or, for that matter, for the breach of any covenant or condition in any lease, by any other tenant or occupant of the Building.  Notwithstanding the foregoing, Landlord agrees to enforce the Rules and Regulations without discrimination among all tenants similarly affected.  If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

(i)This Lease shall be interpreted and enforced in accordance with the laws of the State of California, which shall apply in all respects, including statutes of limitation, to any disputes or controversies arising out of or pertaining to this Lease.

(j)Upon Tenant’s paying the Base Rent, Additional Rent, and other sums provided hereunder, and observing and performing all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall, during the Term, have quiet possession of the Premises subject to the terms, covenants, conditions, provisions and agreements of this Lease without interference by any persons lawfully claiming by or through Landlord.

(k)Except as otherwise provided in this Lease, all of the covenants, conditions, and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(l)In connection with the Lease, each party warrants and represents to the other that it has had dealings only with the brokers specified in Section 1(q).  Each party represents to the other that there are no other fees or commissions involved in this transaction other than those which may be owing to Tenant’s Broker and Landlord’s Broker.  Each party does hereby agree to defend, indemnify and hold the other harmless from all Claims, of any nature whatsoever, for any real estate commissions in connection herewith, or any other Claims of any nature whatsoever that may be raised by any real estate agents or brokers who may be claiming a commission as a result of services rendered to the other party in connection with this Lease.  Moreover, if Tenant enlists a broker to negotiate an expansion or renewal, commissions will be paid solely by Tenant directly to its broker, and Landlord will have no obligation for any real estate commission in connection therewith and Tenant will defend, indemnify and hold Landlord harmless from all Claims for any real estate commissions in connection herewith or any other Claims of any nature whatsoever that may be raised by any real estate agents or brokers who may be claiming a commission as a result of services rendered to Tenant in connection with any such expansion or renewal.  Landlord shall pay all fees due to the Tenant’s Broker and Landlord’s Broker pursuant to a separate agreement.

(m)All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by (i) personal delivery, (ii) electronic mail, or (iii) a nationally recognized overnight courier service, fees prepaid.  The addresses noted in Subsection 1(j) of this Lease shall be that party’s address for delivery or mailing of notices.  Either party may, by written notice to the other party, specify a different address for notice, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice.  A copy of all notices to Landlord shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate in writing.  A notice sent in compliance with the provisions of this Section shall be deemed given on the date of receipt (or attempted delivery if delivery is refused), except that any notice sent via electronic mail of a .PDF document shall be deemed given on the date sent (as evidenced by the sender’s “sent mail” mailbox and absence of a delivery failure message in the sender’s “inbox”, if sent via email) if sent or transmitted prior to 5:00 p.m. (Pacific Time) on a business day and, otherwise, on the next succeeding business day.  For purposes of this Agreement, the term “Pacific Time” means Pacific Standard Time or Pacific Daylight Savings Time, whichever is then applicable in San Francisco, California on the date in question.

(n)Tenant shall not record this Lease or a memorandum hereof, and any such recordation shall, at the option of Landlord, constitute an incurable default by Tenant hereunder.

(o)No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

(p)The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subtenancies.

(q)Intentionally Deleted.

(r)Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service, safety patrol or other security measures, and that Landlord shall have no obligation whatsoever to provide the same.  Tenant assumes all responsibility for the protection of Tenant, its agents and invitees from acts of third parties.  Notwithstanding the foregoing, if Landlord elects to provide safety and/or security services at the Property, the costs of such services shall be paid by Tenant as an Operating Cost.

(s)If at any time a dispute shall arise as to any amount or sum of money to be paid by one (1) party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum.  If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

(t)Tenant represents and warrants that the individuals executing this Lease are authorized to execute and deliver this Lease on behalf of Tenant.

(u)This Lease may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one (1) and the same instrument.  The parties hereto consent and agree that this Lease may be signed and/or transmitted by electronic mail of a .PDF document or electronic signature technology (e.g., via DocuSign) and thereafter maintained in electronic form, and that such signed electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s hand-written signature.  The parties further consent and agree that the electronic signatures appears on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

(v)Landlord shall not be deemed a partner or a joint venturer with Tenant by reason of any provisions of this Lease.

(w)Tenant represents and warrants to Landlord that Tenant and all persons and entities owning (directly or indirectly) an ownership interest in Tenant are currently in compliance with and shall at all times during the Term (including any further extensions or renewals) remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

(x)Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (“CASp”) (defined in California Civil Code § 55.52(a)(3)).  Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”  If Tenant requests to perform a CASp inspection of the Premises, then Tenant shall, at its sole cost and expense, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises (and only the Premises) at a time agreed upon by the parties, and such inspection shall include only the Premises.  Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the “CASp Report”) and Tenant shall, at its sole cost and expense, promptly complete all modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report within the Premises, which modifications will be completed as part of Tenant’s Work or as an Alteration, as applicable, notwithstanding anything to the contrary in this Lease.  Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

(y)Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Building or Project.

(z)Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

(aa)Except as expressly permitted in this Subsection (aa), neither party nor its agents, servants, employees, invitees and contractors will, without the prior written consent of the other party, disclose any Confidential Information of the other party to any third party. Information will be considered “Confidential Information” of a party if either: (i) it is disclosed by the party to the other party in tangible form and is conspicuously marked “Confidential”, “Proprietary” or the like; or (ii) it is disclosed by one party to the other party in non-tangible form and is identified as confidential at the time of disclosure. Each party will secure and protect the Confidential Information of the other party in a manner consistent with the steps taken to protect its own trade secrets and confidential information, but not less than a reasonable degree of care. The parties shall at all times keep this Lease and related operative documents confidential, except to the extent necessary to (A) comply with applicable law and regulations (including any securities laws), or (B) carry out the obligations set forth in this Lease; provided, however, that either party shall be allowed to disclose such information to the party’s assignees, subtenants, agents, employees, contractors, consultants, accounting, rating agencies or attorneys, as well as lenders (if any), investment bankers and venture capital groups, investors, with a need to know, and except to the extent that disclosure is necessary for a party to exercise its rights and perform its obligations under this Lease, provided, that, in all cases, the disclosure is no broader than necessary and the party who receives the disclosure agrees prior to receiving the disclosure to keep the information confidential. Except a result of a breach of this Lease, disclosure of information by either party shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge or from sources other than Tenant or Landlord or their respective agents, employees, contractors, consultants or attorneys.

(bb)To the extent a “green cleaning program” and/or a recycling program is implemented by Landlord in the Building and/or Project (each in Landlord’s sole and absolute discretion), Tenant shall, at Tenant’s sole cost and expense, comply with the provisions of each of the foregoing programs (e.g., Tenant shall separate waste appropriately so that it can be efficiently processed by Landlord’s particular recycling contractors).  To the extent Tenant fails to comply with any of Landlord’s recycling programs contemplated by the foregoing, Tenant shall be required to pay any contamination charges related to such non-compliance.

(cc)Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

(dd)After the Commencement Date, subject to the provisions of this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days a week. The Building currently has a card key system for access to the Building.  Elevators of the Building may be programmed to require use of a card key to cause the elevators to stop on those floors of the Building in which the Premises are located, and Landlord and Tenant shall reasonably cooperate to coordinate such programming.

33.WAIVER OF JURY TRIAL; JUDICIAL REFERENCE.

(a)Landlord and Tenant agree that, other than an action by Landlord to obtain possession of the Premises or any action which seeks relief which can only be obtained by court proceeding, any action or proceeding by either of them against the other arising out of or in connection with this Lease, Tenant’s use or occupancy of the Premises, or any claim of injury or damage occurring in or about the Property or the Premises shall, upon the motion of either party, be submitted to general judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq. or any successor statutes thereto (the “Judicial Reference Statutes”).  The parties shall cooperate in good faith to ensure that all necessary and appropriate parties are included in the judicial reference proceeding.  The general referee shall have the authority to try all issues, whether of fact or law, and to report a statement of decision to the court.  To the extent not inconsistent with the Judicial Reference Statutes, Landlord and Tenant shall use the procedures for arbitration and judicial reference, if any, adopted by Judicial Arbitration and Mediation Services/Endispute (“JAMS”), as relevant, or if JAMS is no longer in existence or available in this geographic location, the parties shall use those of the American Arbitration Association pertaining to commercial real estate to supplement the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Judicial Reference Statutes, provided that the following rules and procedures shall apply in all cases unless the parties agree otherwise:

(i)The proceedings shall be heard in Contra Costa County, California;

(ii)Absent agreement to the contrary by the parties, the referee must be a retired judge.  Unless otherwise agreed, JAMS shall provide a list of three retired judges to the parties who may each strike one from the list, and the parties shall consent to appointment of the remaining person as the referee.  If JAMS is no longer in existence or available in this geographic location, then the American Arbitration Association shall provide said list.  If neither is in existence, then the trial court shall appoint the referee;

(iii)Any dispute regarding the selection of the referee shall be resolved by JAMS or the entity providing the reference services, or, if no entity is involved, by the court with appropriate jurisdiction;

(iv)The referee may require one or more pre-hearing conferences;

(v)The parties shall be entitled to discovery as allowed under state law.  The referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge;

(vi)A stenographic record of the trial may be made, provided that the record shall remain confidential except as may be necessary for post-hearing motions and any appeals;

(vii)The referee’s statement of decision shall contain findings of fact and conclusions of law to the extent applicable; and

(viii)The referee shall have the authority to rule on all post- hearing motions in the same manner as a trial judge.

The statement of decision of the referee upon all of the issues considered by the referee shall be binding upon the parties, and upon filing of the statement of decision with the clerk of the court, or with the judge where there is no clerk, judgment may be entered thereon.  The decision of the referee shall be appealable as if rendered by the court.  This provision shall in no way be construed to limit any valid cause of action which may be brought by any of the parties.

BY EXECUTION AND DELIVERY OF THIS LEASE, THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND ACCEPT THAT BY CHOOSING JUDICIAL REFERENCE THEY ARE GIVING UP THE RIGHT TO A JURY TRIAL.

IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) SUBJECT TO THE FOREGOING PROVISIONS OF THIS SECTION , THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, AND (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OF THE TERM OR EARLIER TERMINATION OF THIS LEASE.

34.OPTIONS.

(a)Option To Renew.  Subject to the terms and conditions of Subsection 34(e) below, Tenant shall have two (2) option(s) (each an “Option”) to extend the Term of the Lease for sixty (60) months (the “Extended Term”) upon the same terms and conditions, except for (i) Base Rent, which shall be the Fair Market Rental Value, as defined below, of the Premises, and (ii) the cap on Controllable Operating Expenses shall not longer apply.  Tenant shall have the right to elect to renew the term for less than the entire Premises, but not less than one wing per floor and must retain at least one (1) full floor.  Each option shall be exercised by Tenant’s written notice to Landlord not less than two hundred seventy (270) days, nor more than three hundred sixty five (365) days, prior to the Lease Expiration Date and such notice shall identify which portions of the Premises are subject to such extension;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provided, however, that if such notice does not specify which portions of the Premises are subject to such extension, then Tenant shall be deemed to have exercised its Option with respect to the entire Premises then being leased by Tenant.  If Tenant shall not have delivered its election notice to Landlord within the time period set forth above, then the Option(s) shall automatically terminate and the Term of the Lease shall not be so extended.  Upon successfully exercising an Option, the parties shall enter into an amendment to this Lease confirming the applicable Extended Term.

(b)Fair Market Rental Value.  The term “Fair Market Rental Value” as utilized in this Section 34 shall mean the prevailing Fair Market Rental Value of the space in question, on and subject to the covenants and agreements of the Lease, including but not limited to consideration of the fact that the Lease allows adjustments in the Base Rent and further based upon the then-current rent for comparable office space in Comparable Buildings, such valuation to consider such comparable buildings as if such are leased on comparable terms as of the commencement date of the extension in question with those leasehold improvements then in place as are then contained within the Premises and taking into account the age, quality, use and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar office buildings.  Such Fair Market Rental Value shall include prevailing fixed and/or annual increases in the Base Rent. Tenant’s BOMA square footage re-measurement, Tenant’s pro rata share of total Building square footage and after-hours HVAC charges, parking allotment ratios and rates are subject to change during the Extended Term.  Such determined Fair Market Rental Value shall be the then-current rent for the time period of Tenant’s notice of its exercising its option, not the commencement of the Extended Term.  If Tenant gives notice of exercise of the Option, Landlord shall submit to Tenant in writing of Landlord’s proposal as to the applicable Base Rent for the Extended Term within twenty (20) days following Landlord’s receipt of Tenant’s Option notice.  Within twenty (20) days of such notice from Landlord, if Tenant should disagree with Landlord’s proposal, Tenant shall so advise Landlord in writing and set forth Tenant’s proposal as to the proper rental to cause rental for the Premises to be not less than the Fair Market Rental Value.  Absent such notice, Base Rent shall be established at the commencement of such Extended Term as proposed by Landlord.  If Tenant gives notice of a proposed Base Rent, Landlord may accept Tenant’s proposal by written notice or seek to meet with Tenant in an attempt to arrive at a mutual agreement as to Base Rent.  If Landlord and Tenant, within fifteen (15) days of the date of response by Tenant rejecting Landlord’s proposal, shall not have agreed as to Base Rent for the Extended Term, then the determination of Base Rent shall be submitted for appraisal as provided below.

If the Fair Market Rental Value is to be determined by appraisal, within ten (10) days after the expiration of the fifteen (15) day negotiation period, Landlord and Tenant shall each appoint a qualified M.A.I. appraiser with at least ten (10) years real estate experience in Contra Costa county in the San Francisco Bay Area, and give notice of such appointment to the other.  Such appraisers shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their determinations of Fair Market Rental Value based on the standards set forth in the definition of Fair Market Rental Value stated above, and submit their appraisal reports separately and in writing to Landlord and Tenant.  Failure to complete its respective determination by either appraiser within the 30-day period shall automatically disqualify that late appraiser’s determined Fair Market Rental Value and both parties shall be bound by the other appraisal submitted within the 30-day period.  If the valuations vary by five percent (5%) or less from their arithmetic average, the Fair Market Rental Value shall be the arithmetic average of the two (2) valuations.  If the valuations vary by more than five percent (5%) from their arithmetic average, then the two (2) appraisers shall within ten (10) days after submission of the last appraisal report, appoint a third appraiser who shall be similarly qualified.  If the two (2) appraisers shall be unable to agree within ten (10) days on the selection of a third appraiser then either party may petition any judge having jurisdiction over the parties to appoint such third appraiser and shall do so within three (3) days thereafter.  Such third appraiser shall, within fifteen (15) days after his or her appointment, shall select either Landlord’s determination or Tenant’s determination of the Fair Market Rental Value, and shall have no right to propose a middle ground or to modify either of the two proposals or the provisions of this Lease.  The decision of the third appraiser shall be final and binding upon

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the parties, and may be enforced in accordance with the provisions of California law.  In the event of the failure, refusal or inability of the third appraiser to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced.  Landlord and Tenant shall each pay the fee of its respective appraiser, and if a third appraiser is required, each party shall pay shall pay one-half (½) of the third appraiser’s fee.  Should the appraisal not be completed as necessary to determine the adjustment of Base Rent prior to commencement of the Extended Term, Base Rent shall be paid each month at the same rate as applicable to the last year of the initial Term or first Extended Term, as applicable, and if an increase or decrease is found due, the amount of such increase or decrease shall be paid to the party entitled thereto within thirty (30) days of notice of appraisal result being furnished to Landlord and Tenant, such payment to be for a period from the commencement of the Extended Term for each monthly rental installation which became due prior to the date the notice of appraisal result was given.

(c)Options Personal.  Each Option granted to Tenant in the Lease, or in any future amendment to the Lease, is personal to the Original Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than the Original Tenant.  The Options herein granted to Original Tenant are not assignable separate and apart from the Lease.

(d)Multiple Choices.  In the event that Tenant has any multiple options to extend or renew the Lease, a later option cannot be exercised unless the prior option to extend or renew the Lease has been so exercised.

(e)Effect of Default on Options.

(i)Tenant shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, during the time commencing from the date Landlord gives to Tenant a notice of a monetary default or material non-monetary default hereunder until the default alleged in said notice of default is cured.

(ii)The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of Section 34(e)(i) above.

35.LETTER OF CREDIT.

(a)Delivery of Letter of Credit.  Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any uncured breach or default by Tenant under this Lease, an unconditional, irrevocable standby letter of credit (the “L-C”) in the amount set forth in Section 1(p) (the “L-C Amount”), substantially in the form attached hereto as Exhibit I running in favor of Landlord, drawn on Comerica Bank or a U.S. national bank having operations in California and an investment grade rating from Standard and Poor’s Professional Rating Service of “A” or a comparable rating from Moody’s Professional Rating Service (the “Bank”), and otherwise conforming in all respects to the requirements of this Section 35, including, without limitation, all of the requirements of Section 35(b), below, all as set forth more particularly hereinbelow.  Tenant shall deliver the L-C to Landlord within twenty (20) days following Tenant’s execution of this Lease.  In the event Tenant fails to deliver to Landlord the L-C, as required herein, in the time period required in this Section 35(a), then such failure by Tenant shall constitute a default by Tenant under this Lease, and, without limiting any of Landlord’s other rights and remedies hereunder, Landlord’s obligation to disburse the Improvement Allowance shall be suspended until such time as Tenant delivers to Landlord the L-C, and any delay in the construction of the Tenant’s Work as a result of Landlord not disbursing the Improvement Allowance shall be deemed a “Tenant Delay” (as that term is defined in the Work Letter).  Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C.  In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of receipt of invoice together with reasonable supporting evidence.  If Tenant delivers a 4th Floor

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ROFO Exercise Notice and/or a ROFO Exercise Notice (each as defined below) to Landlord, then within ten (10) business days after the final determination of the applicable rental rate to be charged in connection therewith, Landlord shall provide written notice to Tenant as to whether it will require, in its commercially reasonable discretion, an increase in the L-C Amount in connection therewith; provided, however, that in no event shall the L-C Amount be increased by more than $35.00 per square foot of Rentable Area attributable to such exercise notice space.  If applicable, Tenant shall, within ten (10) business days after receipt of such notice from Landlord, deliver to Landlord a new L-C (or amendment to the existing L-C) in such increased amount.

(b)In General. The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:

(i)Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without prior notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, in connection with the assignment by Landlord of its rights and interests in and to this Lease, or separate from this Lease if such assignment is to Landlord’s lender. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L-C, in whole or in part, to the transferee and, provided such assignee agrees to assume this Lease in writing, thereupon Landlord shall, be released by Tenant from all liability therefor from and after such transfer date, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord.  In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be reasonably necessary to effectuate such transfer.

(ii)No Assignment by Tenant.  Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.

(iii)Replenishment.  If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 35(c) below, the amount of the L-C shall be less than the L-C Amount, then Tenant shall, within ten (10) business days thereafter, provide Landlord with (x) an amendment to the L-C restoring such L-C to the L-C Amount or (y) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Section 35, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 21 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

(iv)Renewal; Replacement.  If the L-C expires earlier than the date (the “L-C Expiration Date”) that is sixty (60) days after the expiration of the Term of this Lease,  then Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its reasonable discretion.  In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called “evergreen provision,” whereby the L-C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the L-C Expiration Date.

(c)Application of Letter of Credit.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

obligations under this Lease and for all losses and damages Landlord may suffer (including, without limitation, damages that may be granted to Landlord under California Civil Code Section 1951.2) as a result of any breach or default by Tenant under this Lease.  Landlord shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (i) such amount is due to Landlord under the terms and conditions of this Lease, or (ii) Tenant has filed a voluntary petition under the Bankruptcy Code, or (iii) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (iv) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date.  If Tenant shall be in default under this Lease beyond all applicable notice and cure periods or if any of the foregoing events identified in Sections 35(ii) through (iv) shall have occurred, then Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, but only to the extent necessary to cure the applicable default or pay the applicable damages, and the proceeds may be applied by Landlord (1) to cure any breach or default of Tenant, (2) against any Rent payable by Tenant under this Lease that is not paid when due and/or (3) to pay for all losses and damages that Landlord has suffered (including, without limitation, damages that may be granted to Landlord under California Civil Code Section 1951.2) as a result of any breach or default by Tenant under this Lease.  The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable Law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C.  No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner.  Tenant agrees and acknowledges that (A) the L-C constitutes a separate and independent contract between Landlord and the Bank, (B) Tenant is not a third party beneficiary of such contract, and (C) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

(d)Letter of Credit not a Security Deposit.  Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (x) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (y) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

(e)Proceeds of Draw.  In the event Landlord draws down on the L-C pursuant to this Section 35, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered (including, without limitation, damages that may be granted to Landlord under California Civil Code Section 1951.2) as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets.  Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (i) applied against any Rent payable by Tenant under this Lease that was not paid when due or (ii) used to pay for any losses and/or damages suffered by Landlord (including, without limitation, damages that may be granted to Landlord under California Civil Code Section 1951.2) as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Section 35, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

(f)Decrease of Letter of Credit Amount.  Provided that, as of each anniversary of the Commencement Date (each such anniversary being referred to herein as a “Reduction Date”), Tenant is not in default under this Lease beyond any applicable notice and cure periods, and subject to the provisions of this Section 35(f), the L-C Amount shall be reduced as follows:

(i)On the first, second, third, fourth, fifth and eighth Reduction Date by ten percent (10%) of the L-C Amount as of the greater of (i) the Effective Date, (ii) the date of the exercise of any right of first offer or expansion rights enumerated in Section 35(a), above; and

(ii)On the sixth and seventh Reduction Date by twenty percent (20%) of the L-C Amount as of the greater of (i) the Effective Date, (ii) the date of the exercise of any right of first offer or expansion rights enumerated in Section 35(a), above.

In addition to the foregoing, from and after the fourth year of the Term, if Tenant has an operating profit, calculated in accordance with GAAP, less any principal outstanding on notes payable or other such formal debt (“Indebtedness”), for the two (2) immediately preceding consecutive years, then, on the next applicable Reduction Date, the L-C Amount shall be reduced by the greater of (A) the applicable reduction set forth above, or (B) the difference between (y) the combined operating profit in such two consecutive year period of positive operating profit less the greatest amount of Indebtedness outstanding during each of those two years, and (z) the then current L-C Amount; provided, however, that if the result of the reduction described in (B) is that the L-C Amount is less than or equal to one month’s Base Rent in effect on such Reduction Date, then the L-C Amount shall be reduced to one month’s Base Rent in effect on such Reduction Date.

On or after any Reduction Date, Tenant may request, in writing, that Landlord deliver a written authorization of the applicable reduction to the issues of the L-C, which authorization Landlord shall deliver within ten (10) days following Tenant’s written request.  Tenant shall then have not less than thirty (30) days following delivery of the authorization by Landlord to tender to Landlord a replacement L-C or a certificate of amendment to the existing L-C conforming in all respects to the requirements of this Section 35, in the amount of the applicable L-C Amount as of such Reduction Date.  Landlord shall return the original L-C deposited hereunder to Tenant within three (3) business days following Tenant’s delivery of a replacement L-C.

36.EXPANSION RIGHTS.

(a)One Time First Right of First Opportunity For 4th Floor.

(i)Tenant is hereby granted the one time right to add to the Premises the north and/or south winds of the fourth (4th) floor of Building (the “4th Floor ROFO Space”) when such space becomes Available (for purposes of this Section 36(a) only, the term “Available” shall mean that the existing lease (the “Existing 4th Floor Lease”) with the existing tenant of the 4th Floor ROFO Space (the “Existing 4th Floor Tenant”) has terminated, either by default, mutual agreement, or expiration of the term of such lease and of any renewal options, rights of first refusal or options or agreements of expansion related thereto).  The one time option per wing of the 4th Floor ROFO Space referenced in this Subsection is hereinafter referred to as “4th Floor ROFO”.

(ii)Prior to offering to lease any of the 4th Floor ROFO Space, Landlord shall notify Tenant in writing (the “4th Floor ROFO Notice”), which 4th Floor ROFO Notice shall include the following: (1) the approximate date on which the 4th Floor ROFO Space will become available for occupancy by Tenant; (2) the Base Rent payable for the 4th Floor ROFO Space (which Base Rent shall be the Fair Market Rental Value of the 4th Floor ROFO Space as of the date such space is to be added to the Premises in accordance herewith); (3) the length of the term of the lease of the 4th Floor ROFO Space which, in no

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

event shall be more than one hundred (120) months; and (4) the improvements, if any, Landlord is willing to make to the 4th Floor ROFO Space (which may be included in the determination of the Fair Market Rental Value).  Within ten (10) business days of Tenant’s receipt of the 4th Floor ROFO Notice, Tenant shall notify Landlord in writing of its irrevocable and unconditional election to exercise its right of first offer to lease all of the 4th Floor ROFO Space (the “4th Floor ROFO Exercise Notice”); provided, however, that Tenant’s right to exercise its 4th Floor ROFO shall be subject to the following:

(1)No monetary default, beyond any applicable notice and cure period, is occurring on the date Tenant exercises its right of first offer;

(2)Tenant has not previously assigned the Lease or sublet any part or all of the Premises except pursuant to a Permitted Transfer;

(3)Tenant must lease all of either the north or south wings of the 4th Floor ROFO Space;

(4)The 4th Floor ROFO must be exercised with at least two (2) full years remaining in the initial Term, unless Tenant exercises its option to renew contemporaneously with the exercise of the 4th Floor ROFO; and

(5)Tenant executes an amendment for the 4th Floor ROFO Space within twenty (20) business days after Landlord provides Tenant with a commercially reasonable document accurately reflecting the terms hereof.

(iii)If Tenant complies with each of the conditions set forth in this Section 36(a)(ii), then Tenant shall take the 4th Floor ROFO Space in its then current “As-Is” condition, Tenant acknowledging and agreeing that Landlord shall have no obligation to improve, remodel or otherwise alter the 4th Floor ROFO Space nor shall Landlord have any obligation to provide any tenant improvement allowance to Tenant with respect to the 4th Floor ROFO Space except as may otherwise be expressly stated in the 4th Floor ROFO Notice; provided, however, that Landlord shall deliver such space free of all tenants, professionally cleaned and with the base shell and building systems in good working order.  If, however, Tenant fails to comply with each of the conditions set forth in this Section 36(a)(ii) within the time specified, all time periods herein for Original Tenant being of the essence, then, the 4th Floor ROFO shall automatically lapse and be of no further force and effect, and Landlord shall have the right to lease all or any part of the 4th Floor ROFO Space to a third party under the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant.

(b)Fifth Floor Expansion Right.

(i)Tenant is hereby granted the option (“5th Floor Expansion Option”) to add approximately 16,741 square feet of Rentable Area (“5th Floor Expansion Space”) to the Premises for the balance of the Term, which 5th Floor Expansion Space consists of the “south wing” of the fifth (5th ) floor of the Building.  The one time option referenced in this Section 36(b) is hereinafter referred to as “5th Floor Expansion Right”.  The 5th Floor Expansion Right must be exercised by Tenant, if at all, by written notice (such notice herein the “5th Floor Expansion Notice”) delivered to Landlord on or before 5:00 p.m. Pacific Time on or before February 28, 2019 (“Outside 5th Floor Expansion Right Exercise Date”); provided, however, that Tenant shall have the right to extend the Outside 5th Floor Expansion Right Exercise Date three (3) times for one (1) month each by paying Landlord the product of $1.00 per square foot of Rentable Area of the 5th Floor Expansion Space (i.e., $16,741.00) for each such extension.  Each such payment shall be paid to Landlord on or before February 28, 2019, March 31, 2019 and April 30, 2019, respectively, and Tenant’s failure to pay such amount in a timely manner shall constitute a waiver of Tenant’s right to further extend the Outside 5th Floor Expansion Right.  If the 5th Floor Expansion Right is properly exercised, then the parties shall execute an amendment to this Lease ROFO Space within fifteen (15) business days after Landlord provides Tenant with a document accurately reflecting the terms hereof.

(ii)The commencement of the term for the 5th Floor Expansion Space (“5th Floor Expansion Space Commencement Date”) shall be the date the 5th Floor

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Expansion Space is delivered to Tenant and shall expire on the Expiration Date; provided, however, that Tenant’s obligation to pay Rent for the 5th Floor Expansion Space shall not commence until the ninetieth (90th) day following the 5th Floor Expansion Space Commencement Date.  Upon the 5th Floor Expansion Space Commencement Date, the 5th Floor Expansion Space shall be added to the Premises.  Tenant shall take the 5th Floor Expansion Space in an “As-Is” condition, Tenant acknowledging and agreeing that Landlord shall have no obligation to improve, remodel or otherwise alter such 5th Floor Expansion Space; provided, however, that Landlord shall deliver such space free of all tenants, professionally cleaned and with the base shell and building systems in good working order; provided further, that Landlord shall provide Tenant with an improvement allowance for such space [***] per square foot of Rentable Area, prorated in accordance with Section 36(b)(iii), below.

(iii)The monthly Base Rent applicable to the 5th Floor Expansion Space shall be equal to the then current Base Rent payable hereunder with respect to the Premises on the 5th Floor Expansion Space Commencement Date and the Turnkey Improvement Allowance and the Abated Rent applicable to the 5th Floor Expansion Space shall be pro-rated based on the number of months remaining in the initial Term of the Lease from the 5th Floor Expansion Commencement Date.

(iv)Notwithstanding anything to the contrary herein, the 5th Floor Expansion Option shall be effective only if (i) Tenant is not in default under this Lease beyond all applicable notice and cure periods either at the time of delivery of an 5th Floor Expansion Notice or on the 5th Floor Expansion Space Commencement Date, (ii) no event has occurred which with the giving of notice or the passage of time, or both, would constitute  a default hereunder, either at the time of delivery of an 5th Floor Expansion Notice or on the 5th Floor Expansion Space Commencement Date, and (iii) Tenant has not assigned its interest in the Lease or sublet the Premises (or any part thereof) except pursuant to a Permitted Transfer.  If Tenant fails to comply with each of the conditions set forth in this Section 36(b) within the time specified, then then the 5th Floor Expansion Option shall be null, void and of no further force or effect and, subject to Subsection (c), below, Landlord shall thereafter have the right to lease the 5th Floor Expansion Space to any party or parties on terms deemed acceptable to Landlord in its sole and absolute discretion without any further obligation to Tenant under this Subsection (b).

(c)Fifth Floor Right of First Refusal.

(i)Upon the expiration of Tenant’s 5th Floor Expansion Right without the timely and proper exercise thereof, Tenant shall thereafter have a continuing first right of refusal during the balance of the initial Term to lease the 5th Floor Expansion Space if Landlord receives a bona fide offer from a third party (the “Offer”) that Landlord is willing to accept (any such space, the “5th Floor ROFR Space”).  If Landlord receives an Offer, then Landlord shall promptly deliver a copy of the Offer to Tenant (with all confidential information redacted except those relating to business terms) and Tenant shall have ten (10) business days from its receipt thereof to irrevocably exercise its right to lease the applicable ROFR Space by delivering written notice to Landlord (the “5th Floor ROFR Exercise Notice”), provided:

(1)This right of first refusal is subordinate to the rights of existing tenants to the 5th Floor ROFR Space as of the date of execution of this Lease, if any;

(2)No monetary default, beyond any applicable notice and cure period, is occurring on the date Tenant exercises its right of first refusal;

(3)Tenant has not previously assigned the Lease or sublet any part or all of the Premises except pursuant to a Permitted Transfer;

(4)Tenant must lease all of the 5th Floor ROFR Space offered;

(5)This right of first refusal must be exercised with at least two (2) full years remaining in the initial Term, unless Tenant exercises its option to renew contemporaneously with the exercise of this option;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(6)Tenant executes an amendment for the 5th Floor ROFR Space within twenty (20) business days after Landlord provides Tenant with a commercially reasonable document accurately reflecting the terms of this Right of First Refusal.

(ii)The terms of the lease for the 5th Floor ROFR Space shall be the same as those set forth in the Offer.

(iii)If Tenant fails to comply with each of the conditions set forth in this Section 36(c) within the time specified, all time periods herein for Tenant being of the essence, then, with respect to the particular 5th Floor ROFR Space then being offered, Tenant’s right of first refusal will lapse and be of no further force and effect, and Landlord shall have the right to lease all or any part of such 5th Floor ROFR Space to a third party under the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant.  Notwithstanding the foregoing, if Tenant does not timely exercise its right of first refusal with respect to any such 5th Floor ROFR Space, and Landlord either (a) fails to enter into a lease for such ROFR Space within one hundred eighty (180) days after the expiration of the ten (10) business day period set forth above, or (b) the material economic terms to be paid by or provided to any third party for the applicable 5th Floor ROFR Space are better from a tenant’s perspective than the corresponding economic terms initially submitted by Landlord in the Offer by seven percent (7%) or more, then Landlord shall reoffer the space to Tenant at such varying material economic terms.

(d)On-going Right of First Offer.

(i)Tenant is hereby granted a continuing first right of offer to lease any contiguous space in the Building on the same floor as the Premises (as the same may be expanded from time to time) (any such space the “ROFO Space”) when such ROFO Space, if any, becomes Available (the term “Available” for purposes of this Section 36(d) shall mean that an existing lease (the “Existing Lease”) with an existing tenant of the ROFO Space (the “Existing Tenant”) has terminated, either by default, mutual agreement, or expiration of the term of such lease and of any renewal options, rights of first refusal or options or agreements of expansion related thereto).  The option referenced in this Section is hereinafter referred to as the “ROFO”.

(ii)Prior to offering to lease any of the ROFO Space during the initial Term of the Lease, Landlord shall notify Tenant in writing (the “ROFO Notice”), which ROFO Notice shall include the following: (1) the specific location of the ROFO Space and Rentable Area compromising the ROFO Space; (2) the approximate date on which the ROFO Space will become available for occupancy by Tenant; (3) the Base Rent payable for the ROFO Space; (4) the length of the term of the lease of the ROFO Space which, in no event, shall be more than one hundred twenty (120) months; and (5) the improvements, if any, Landlord is willing to make to the ROFO Space.  Within ten (10) business days of Tenant’s receipt of the ROFO Notice, Tenant shall notify Landlord in writing of its irrevocable and unconditional election to exercise its right of first offer to lease all of the ROFO Space (the “ROFO Exercise Notice”); provided, however, that Tenant’s right to exercise its ROFO shall be subject to the following:

(1)No monetary default, beyond any applicable notice and cure period, is occurring on the date Tenant exercises its right of first offer;

(2)Tenant has not previously assigned the Lease or sublet any part or all of the Premises except to an Affiliate or pursuant to a Permitted Transfer;

(3)Tenant must lease all of the ROFO Space;

(4)The ROFO must be exercised with at least two (2) full years remaining in the initial Term, unless Tenant exercises its option to renew contemporaneously with the exercise of the ROFO; and

(5)Tenant executes an amendment or new lease for the ROFO Space within twenty (20) business days after Landlord provides Tenant with a commercially reasonable document accurately reflecting the terms hereof.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)If Tenant complies with each of the conditions set forth in this Section 36(d), then Tenant shall take the ROFO Space in its then current “As-Is” condition, Tenant acknowledging and agreeing that Landlord shall have no obligation to improve, remodel or otherwise alter the ROFO Space nor shall Landlord have any obligation to provide any tenant improvement allowance to Tenant with respect to the ROFO Space except as may otherwise be expressly stated in the ROFO Notice; provided, however, that Landlord shall deliver such space free of all tenants, professionally cleaned and with the base shell and building systems in good working order.  If, however, Tenant fails to comply with each of the conditions set forth in this Section 36(d) within the time specified, all time periods herein for Tenant being of the essence, then, the ROFO with respect to such ROFO Space shall automatically lapse and be of no further force and effect, and Landlord shall have the right to lease all or any part of the ROFO Space to a third party under the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant.

(e)Length of Term.  If (i) Tenant exercises the 4th Floor ROFO, the 5th Floor ROFR and/or the ROFO (each a “Preferential Right”); (ii) the term of Tenant’s lease (the “Preferential Space Term”) of the 4th Floor ROFO Space, the 5th Floor ROFR Space and/or the ROFO Space (each, “Preferential Space”) is for at least sixty (60) months; and (iii) the Term of the Lease for the balance of the Premises (including all previously added Preferential Space but excluding the Preferential Space then being added to the Premises) will terminate prior to the expiration of the Preferential Space Term (such date the “Pre-Preferential Right Expiration Date”), then, upon Tenant’s written notice (a “Preferential Space Term Extension Notice”), the Term of the Lease for the Premises then leased by Tenant (i.e., excluding the Preferential Space then being added to the Premises but including all prior Preferential Space added to the Premises) shall be extended such that it is coterminous with the Preferential Space Term (such period of time from the Pre-Preferential Right Expiration Date through the expiration of the applicable Preferential Space Term being referred to in this Subsection (e) as the “Shoulder Term”); provided, however, in order to be effective, each such Preferential Space Term Extension Notice shall (A) be in writing; (B) be delivered concurrently with Tenant’s 4th Floor ROFO Exercise Notice, 5th Floor ROFR Exercise Notice, or ROFO Exercise Notice, as applicable; (C) be irrevocable; and (D) apply to all, but not less than all, of the Premises then leased by Tenant hereunder.  Further, if Tenant timely elects to so extend the Term of the Lease, then the Base Rent for the Premises (excluding the Preferential Space then being added to the Premises pursuant to the applicable Preferential Right) commencing on the first day of such Shoulder Term shall equal 103% of the Base Rent charged during the last month of the Term and, thereafter, shall increase an additional 3% on each anniversary of the commencement of the Shoulder Term.  If Tenant does not deliver a proper Preferential Term Extension Notice as and when required hereunder, then the Term for the Premises (excluding the Preferential Space then being added) shall terminate upon the expiration of the then applicable Term and the term of the Lease with respect to the applicable Preference Space shall expire on the last day of the Preferential Space Term.  Tenant’s election to extend the Term for the Shoulder Term shall not constitute an exercise of Tenant’s Options pursuant to Section 34 above.

(f)Priority of Tenant’s Rights.  Tenant acknowledges and agrees that Tenant’s rights with respect to the 4th Floor of the Building shall initially be governed by Section 36(a), above and that Tenant shall have no rights with respect to the 4th Floor of the Building pursuant to Section 36(d) unless and until its rights under Section 36(a) have lapsed or expired.

(g)Rights Personal To Original Tenant.  Tenant acknowledges and agrees that Tenant’s rights under this Section 36 are personal to the Original Tenant, may only be exercised during the initial Term of the Lease, and may only be exercised and utilized by Original Tenant and not any assignee, sublessee or other transferee of Original Tenant’s interest in the Lease.

37.ADDITIONAL SIGNAGE RIGHTS.

(a)Project Monument Sign.

(i)Subject to the receipt of all necessary governmental and private approvals (if any) on terms acceptable to Landlord (collectively, the “Monument Sign Approvals”), Landlord agrees to construct one or more multi-tenant monument signs at the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

entrances of the Project (‘each a “Project Monument Sign” and, collectively, the “Project Monument Signs”)Tenant shall have the right to display its corporate name and/or logo on one of the Project Monument Signs as designated by Landlord; provided, however, that Tenant agrees (1) the display of such name shall comply with Landlord’s signage criteria (the “Sign Criteria”); provided, however, that if no Sign Criteria exists at such time, then such display shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, (2) to maintain the display of its name in good order and condition throughout the Term, and (3) to pay for all costs of designing, installing, maintaining, repairing and removing its name on the applicable Project Monument Sign.

(ii)Notwithstanding anything in Section 37(a)(i), above, Tenant acknowledges and agrees that (1) as of the Effective Date, Landlord has neither applied for nor is in receipt of the Monument Sign Approvals; provided, however, Landlord agrees that it shall apply for the Monument Sign Approvals within one hundred eighty (180) days of the Effective Date, (2) Landlord has not made any representations or warranties to Tenant that Landlord will be successful in obtaining the Monument Sign Approvals, and (3) if Landlord fails to obtain the Monument Sign Approvals for any reason whatsoever, then Landlord shall not be in default hereunder nor shall such failure otherwise affect any of Tenant’s obligations hereunder.  Tenant further acknowledges sand agrees that Tenant shall not have the right to display its name on any of the Project Monument Signs, if Landlord does not (A) allow a multiple display of tenant signs on the Project Monument Sign or (B) Landlord does not permit another occupant of the Project who leases space equal to or less than the amount of Rentable Area leased by Tenant to display is name on the Project Monument Sign.  Furthermore, Landlord, in its sole and absolute discretion, may determine which tenants may display a sign on the monument, subject to the foregoing rights of Tenant, and shall have the right to replace or relocate the Project Monument Signs at any time during the Term.

(b)Building Parapet Signage.  So long as Tenant leases and occupies at least 45,000 square feet of Rentable Area in the Building and has not sublet more than 20% thereof (except pursuant to a Permitted Transfer), Tenant shall be permitted to install a sign displaying the “Cerus Corporation” name and logo (including the logo’s standard font, and color) on the exterior parapet of the Building (the “Parapet Sign”); provided, however, that Tenant shall obtain Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed, of the location, size, plans and specifications for the Parapet Sign and, at its sole cost and expense, shall obtain all necessary governmental permits for such sign.  At Tenant’s election, the Parapet Sign shall either be north or west facing.  Tenant shall install its approved Parapet Sign at a time mutually agreed upon by Landlord and Tenant, it being understood and agreed that Landlord, at Tenant’s cost, shall have the right to supervise such installation.  Throughout the Term, Tenant shall pay for all electricity (if any) consumed by the Parapet Sign, and shall maintain the sign in good condition and repair and in compliance with the Sign Criteria, if any, and all applicable Laws.  Upon the expiration or termination of the Term or at such time as Tenant no longer leases and occupies at least the amount of space referenced in the first sentence of this subsection, Tenant, at its sole cost and expense, shall remove the Parapet Sign and repair all damage to the Building resulting therefrom, and make all repairs necessary to return the area of the Building on which such sign was installed to its condition prior to the installation of the sign, ordinary wear and tear excepted.

(c)Rights Personal To Original Tenant.  Tenant acknowledges and agrees that Tenant’s rights under this Section 37 are personal to the Original Tenant and may only be exercised and utilized by Original Tenant and not any assignee, sublessee or other transferee of Original Tenant’s interest in the Lease.

38.EXISTING GENERATORS.

Subject to Landlord’s reasonable rules and regulations, Tenant shall have the non-exclusive rights to utilize the existing two (2) on site emergency generators and related tanks and equipment serving the Building (collectively, the “Existing Generators”).  Tenant acknowledges that (a) the Existing Generators were installed by a prior owner or occupant of the Building and that Landlord makes no representation or warranty to as to the fitness of the Existing Generators for Tenant’s proposed use thereof, or the condition of the Existing Generators or the compliance thereof with applicable Laws; and (b) Tenant’s use the Existing Generators is at Tenant’s sole risk and that Landlord shall have no liability to Tenant in

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

connection therewith. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY ARISING FROM OR RELATED TO TENANT’S USE OF THE EXISTING GENERATORS.

[SIGNATURES FOLLOW ON NEXT PAGE]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE PAGE TO

LEASE

BETWEEN

1200 CONCORD, LLC

AND

CERUS CORPORATION

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LANDLORD:

1200 CONCORD, LLC, a Delaware limited liability company

By: Seecon Investments, LLC, a California limited liability company, its sole member

By: /s/ Albert D. Seeno, Jr.

Name: Albert D. Seeno, Jr.

Its: Manager

By: /s/ Douglas W. Messner

Name: Douglas W. Messner

Its: Authorized Agent

Date: February 16, 2018

TENANT: CERUS CORPORATION, a Delaware corporation By: /s/ Kevin D. Green Name:Kevin D. Green Its: VP, Finance and Chief Financial Officer By: Name: Its: Date: February 13, 2018

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

THE PROJECT

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A, Page 1

EXHIBIT B

SITE PLAN

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B, Page 1

EXHIBIT C

SPACE PLAN

EXHIBIT C
SPACE PLAN
FIRST FLOOR PREMISES

1ST FLOOR PLAN
CERUS TI
First Floor South Wing Premises
First Floor North Wing Premises
12 DECEMBER, 2017
bull stockwell allen

Premises excludes electrical rooms, bathrooms, mechanical penetrations, and stairwells, which are not part of the Premises.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C, Page 1

EXHIBIT C
FIFTH FLOOR PREMISES

Fifth Floor Expansion Space
Fifth Floor Premises
5TH FLOOR PLAN
CERUS TI
12 DECEMBER, 2017
bull stockwell allen

Premises excludes electrical rooms, bathrooms, mechanical penetrations, and stairwells, which are not a part of the Premises.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2

EXHIBIT C
6TH FLOOR PREMISES

6TH FLOOR PLAN
CERUS TI
bull stockwell allen

Premises excludes electrical rooms, bathrooms, mechanical penetrations, and stairwells, which are not part of the Premises.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3

EXHIBIT D

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is attached to and a part of that certain Lease dated February ___, 2018 (the “Lease”), by and between 1200 CONCORD, LLC, a Delaware limited liability company (“Landlord”), and CERUS CORPORATION, Delaware corporation (“Tenant”).  All references in this Work Letter to Sections of the “Work Letter” shall mean the relevant portions of this Work Letter.  Capitalized terms not otherwise defined in this Work Letter shall have the meanings given to such terms in the Lease.

1.Landlord’s Work.

1.1Landlord’s Work.  Landlord shall construct the Landlord’s Work (as defined below) through contractors selected by Landlord in consultation with Tenant, as further described below, at Landlord’s sole cost and expense (except as otherwise set forth herein), in accordance with the Approved Construction Drawings (as hereinafter defined) and the provisions of this Work Letter.  All work described in this Work Letter for which Landlord is responsible for completing may be collectively referred to herein as “Landlord’s Work”.  Landlord’s Work with respect to the Premises consists of two separate components: the “Base Building Work” (which consist of those improvements described on Schedule 1 attached hereto and incorporated herein) and the “Turnkey Improvements” (which consists of those improvements to the First Floor North Wing Premises, the Fifth Floor Premises, the Sixth Floor Premises and, if applicable, the 5th Floor Expansion Premises (but not the First Floor South Wing Premises) described in the Approved Construction Documents (as defined below) provided, however, in no event shall the Turnkey Improvements include (a) the Finishing Work (as defined below); (b) the Tenant’s Work (as defined below); and (c) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises.)

1.2Turnkey Improvement Costs.

(a)For purposes of this Work Letter, “Turnkey Improvements Costs” shall include, without limitation, the following: (i) all design fees, engineering fees, and consultants’ fees incurred by Landlord and Tenant in connection with the design and engineering of the Turnkey Improvements, including the costs of space plans and all plans and specifications; (ii) governmental agency plan check, permit, and other fees; (iii) sales and use taxes; (iv) Title 24 fees; (v) testing and inspection costs; (vi) the cost of materials, labor, and supplies; (vii) the general contractor’s overhead and profit; (viii) all other costs expended or to be expended in connection with the construction of the Turnkey Improvements; and (ix) Landlord’s administration and supervisory fee of 2% percent of the Turnkey Improvement Allowance (as defined below) actually distributed to Tenant.

(b)Landlord shall pay all Turnkey Improvements Costs associated with the Turnkey Improvements depicted on the Approved Construction Documents, [***] per square foot of Rentable Area of the First Floor North Wing Premises, Sixth Floor Premises, Fifth Floor Premises and, if applicable the 5th Floor Expansion Space (the “Turnkey Improvement Allowance”).  Within ten (10) business days after completion of the Approved Construction Documents,  Landlord shall solicit a bid from not less than three (3) contractors selected by Landlord (the “Bids”), which Bids shall be promptly delivered to Tenant, and, unless otherwise agreed by Tenant, Landlord shall select the lowest responsive bid of the Bids received; provided, however, that if the any other responsive bid is within five percent (5%) of the lowest responsive bid, then Landlord shall have the right to select such higher bid without Tenant’s prior written consent.  Landlord shall afford Tenant a reasonable time (not to exceed five (5) business days following Landlord’s submission to Tenant of the Bids) to value engineer the Landlord’s Work.  Within five (5) business days following Landlord’s submission to Tenant of the Bids or revised Bids, as the case may be, Landlord and Tenant shall have approved in writing a cost proposal, based on the lowest responsive Bid, for the cost of completing the Turnkey Improvements, which details the application of the Turnkey Improvement Allowance and shows any overage in the estimated aggregate cost for the Turnkey Improvements in excess of the Turnkey Improvement Allowance (the “Balance”).  The contract with the general contractor selected as a result of the bid process described above shall be on a fixed price contract and shall be entered into by Landlord promptly following such bid process.  If a Balance exists, Tenant shall pay 50% thereof prior to the commencement of the commencement of the Landlord’s Work, and the remaining 50% upon written notice from Landlord that the Turnkey Improvement Allowance has been fully utilized.  Without limiting Landlord’s rights and remedies

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 1

for Tenant’s failure to pay any installment of the Balance, each day of delay of such payment shall constitute a Tenant Delay hereunder.  If upon completion of the work of the Turnkey Improvements the actual cost to complete the Turnkey Improvements was greater than the Turnkey Improvement Allowance and the Balance, then Tenant shall promptly pay to Landlord any additional amounts which were incurred or otherwise paid by Landlord with twenty (20) business days of its receipt of Landlord’s notice (which notice shall be accompanied by reasonable supporting documentation).  Notwithstanding the foregoing, if during the construction of the Turnkey Improvements, Landlord receives written notice of any increase in costs from the initial bid (other than as a result of a Change Order (as defined below), it shall promptly provide notice thereof to Tenant.  Any unused or unfunded portion of the Turnkey Improvement Allowance shall be added to the Tenant’s Work Allowance (as defined below) and may be used for Allowance Items (as defined below) for the Lab Work (as defined below).  Landlord and Tenant acknowledge and agree that the Turnkey Improvement Allowance will be used only for the purpose of that work depicted in the Approved Construction Documents, and that the Turnkey Improvement Allowance, and all of it, shall be utilized only for the benefit of the Premises.  To the extent that the Turnkey Improvement Allowance is not fully utilized for the construction of the Turnkey Improvements, following completion of the Turnkey Improvements, then any remaining amount of the Turnkey Improvement Allowance shall be added to and comprise part of the Tenant’s Work Allowance (as defined below).

(c)The Turnkey Improvement Allowance shall be distributed by Landlord directly to the architects, engineers, contractors, and other professionals retained to design and construct the Turnkey Improvements.  Under no circumstances will any portion of the Turnkey Improvement Allowance be paid directly to Tenant by Landlord unless the same becomes part of the Tenant’s Work Allowance pursuant to Section 1.2(b), above (in which case such amount shall be disbursed in accordance with Section 2.6, below).

1.3Completion of Landlord’s Work.

(a)Subject to events of force majeure described in Section 29 of the Lease (“Force Majeure”), Landlord shall use commercially reasonable efforts to achieve Substantial Completion (as defined below) of the Landlord’s Work on or before October 1, 2018 (the “Anticipated Delivery Date”).  Landlord will give Tenant at least ten (10) business days’ prior written notice of the date on which the Landlord’s Work is Substantially Complete.  Landlord and Tenant shall then arrange a mutually convenient time, no later than five (5) business days after Tenant’s receipt of such notice, for Tenant and Landlord to conduct a walk-through inspection of the Landlord’s Work.  During the inspection, Landlord shall compile a punchlist of items yet to be completed.  If Tenant shall fail to inspect the Landlord’s Work within five (5) days after the receipt of Landlord’s notice, then the Landlord’s Work shall be deemed completed and satisfactory in all respects, and the date set forth in Landlord’s notice shall be deemed the date on which Landlord achieved Substantial Completion.  For purposes of this Lease, “Substantially Complete” (or any variation thereof) shall mean: (i) with respect to the Base Building Work, the completion of all work and improvements set forth on Schedule 1 attached hereto and receipt of all governmental sign-offs and approvals with respect thereto, and (ii) with respect to the Turnkey Improvements, the completion of the Turnkey Improvements in accordance with the Approved Construction Documents and the issuance of a temporary certificate of occupancy (or the legal equivalent) by appropriate governmental officials for the First Floor North Wing Premises, Fifth Floor Premises, Sixth Floor Premises and, if applicable, the 5th Floor Expansion Premises (if legally required as a condition of occupancy).  Substantial Completion of the Landlord Work shall be deemed to have occurred notwithstanding a requirement to complete “punch list” or similar minor corrective work so long as such corrective work does not materially impair Tenant’s ability to construct the Tenant’s Work.  Upon Substantial Completion of the Landlord’s Work, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in Landlord’s Work, except to complete the punchlist of Landlord’s Work remaining to be completed or to correct defects in the Landlord’s Work pursuant to the immediately following paragraph.

(b)Landlord agrees to use commercially reasonable efforts to complete any and all punchlist items within thirty (30) days following the date of Substantial Completion of the Landlord’s Work.

(c)If Substantial Completion of the Landlord’s Work is not achieved on or before the thirtieth (30th) day following the Anticipated Delivery Date, then Landlord shall not be in default hereof nor shall Landlord be liable to Tenant for damages but, instead, as Tenant’s sole and exclusive remedy, Tenant shall be entitled to a credit against Base Rent hereunder in the amount of one (1) day of Base Rent for every day that Substantial Completion is actually delayed beyond the thirtieth (30th) day after the Anticipated Delivery Date; provided, however, the Anticipated Delivery

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 2

Date shall be extended by one (1) day for each day that achievement of Substantial Completion is delayed due to any Tenant Delay or an event of Force Majeure (the “Delay Rent Credits”).  The parties agree that the actual damages to be suffered by Tenant in the event of a delay in achieving Substantial Completion by the Anticipated Delivery Date would be extremely difficult if not impossible to ascertain and that the amount of Delay Rent Credits set forth in this Section is a reasonable estimate of the actual damages to be suffered by Tenant and that such sum represents liquidated damages and not a penalty.  By executing this provision where indicated below, each party specifically confirms the accuracy of the statements made above and the fact that each party fully understood the consequences of these liquidated damages provisions at the time this Lease was made.

Landlord’s Initials:  /s/ DM /s/ ADS___Tenant’s Initials:  /s/ KDG____

(d)If Landlord has not Substantially Completed the Landlord’s Work on or before the date that is one hundred and twenty (120) days following the Anticipated Delivery Date (the “Outside Delivery Date”), then Landlord shall not be in default hereunder nor shall Landlord be liable to Tenant for damages (except for the abatement of rent set forth above) but, instead, as Tenant’s sole and exclusive remedy, Tenant shall have the right to deliver a notice to Landlord (a “Tenant Termination Notice”) electing to terminate this Lease effective upon the date occurring ten (10) days following receipt by Landlord of the Tenant Termination Notice (the “Termination Effective Date”); provided, however, that (i) the Anticipated Delivery Date and the Outside Delivery Date each shall be extended by the number of days that Substantial Completion is delayed due to Force Majeure and Tenant Delay, and (ii) notwithstanding anything to the contrary set forth in the Lease or in this Work Letter and regardless of the actual date of Substantial Completion of the Landlord’s Work, the date of Substantial Completion shall be deemed to be the date Landlord’s Work would have been Substantially Completed absent any Tenant Delay. If Tenant delivers a Tenant Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the termination of this Lease for a period ending thirty (30) days after the Termination Effective Date by delivering to Tenant, prior to the Termination Effective Date, written notice that it is Landlord’s good faith judgment that Substantial Completion of the Landlord’s Work shall occur within thirty (30) days after the Termination Effective Date (the “Termination Extension Notice”).  If Substantial Completion occurs prior to the expiration of such thirty-day period, then the Tenant Termination Notice shall be of no force or effect, but if Substantial Completion does not occur within such thirty-day period (except for reasons of Force Majeure and Tenant Delay), then this Lease shall terminate upon the expiration of such thirty-day period.

(e)The term “Tenant Delay” as used in this Work Letter shall mean any delay that Landlord may encounter in the performance of Landlord’s obligations under this Work Letter which delays Substantial Completion beyond the Anticipated Delivery Date and/or the Outside Delivery Date because of any of Tenant’s (or any of Tenant’s Construction Agents’ (as defined below)) acts or omissions of any nature, whether committed willfully, negligently, intentionally, or otherwise, that result in any delay including, without limitation, any: (i) delay attributable to Change Orders  (as defined below) as well as any delays incurred in investigating and processing any Change Order or otherwise caused by a Change Order issued at Tenant’s request; (ii) delay attributable to postponement of any Turnkey Improvements at the request of Tenant; (iii) delay attributable to the errors or other insufficiency in the Construction Drawings; (iv) delay by Tenant in furnishing information, making submittals or giving any other approvals or authorizations within the time limits set forth in this Work Letter, or if no time is set forth for such performance in this Work Letter, then a reasonable time, time being of the essence; and (v) delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to this Work Letter or the Lease including, without limitation, any Balance and Excess Costs (as defined below).  Tenant shall reimburse Landlord for any and all additional costs incurred by Landlord arising out of or in any way related to the Tenant Delays and Tenant hereby releases Landlord from and against any and all liability arising out of or in any way related to such Tenant Delays.

2.Tenant’s Work.

2.1Tenant’s Work.  Subject to the terms of the Lease and this Work Letter, Tenant shall be solely responsible for the design and construction of all alterations, additions and improvements that (a) Tenant may deem necessary or appropriate to prepare the First Floor South Wing Premises for initial occupancy by Tenant under the Lease and otherwise approved by Landlord in accordance herewith (the “Lab Work”), and (b) the installation of trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing or other personal property to be

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 3

used in the Premises by Tenant (hereinafter “Finishing Work”).  The Lab Work and the Finishing Work are be collectively referred to herein as the “Tenant’s Work”.

2.2Design of Tenant’s Work and Turnkey Improvements.

(a)Selection of Architect and Engineers; Construction Documents.  Tenant has retained Bull Stockwell Allen (the “Tenant’s Architect”) to prepare the Construction Documents (as defined below) for the Turnkey Improvements and the Lab Work.  Tenant shall retain an engineering consultants selected by Tenant (the “Tenant’s Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the First Floor South Wing Premises; provided, however, the Tenant’s Engineers shall be reasonably satisfactory to Landlord and shall be licensed by the State of California; provided, further, however, that if Tenant does not use the engineers designated by Landlord, then Landlord may retain, as an Allowance Item (as defined below), its own engineer to review the Construction Documents and consult with the Tenant’s Engineers regarding the same.  Tenant shall not replace Tenant’s Architect or Tenant’s Engineers without Landlord’s prior written consent and then only with an architect or engineer reasonably acceptable to Landlord.  The plans and drawings to be prepared by Tenant’s Architect and the Tenant’s Engineers hereunder shall be known collectively as the “Construction Documents.”  All Construction Documents shall be subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned, or delayed except to the extent such changes, modifications or alterations related to the structural components of the Building and/or the mechanical, engineering, plumbing or life safety systems of the Building (in which case Landlord may withhold its approval it is sole discretion).  Tenant will use commercially reasonable efforts to submit a complete set of Construction Drawings for Landlord’s approval by April 1, 2018 and, in no event, later than May 1, 2018.  If Tenant fails to submit a complete set of Construction Drawings by April 1, 2018 and such failure delays Landlord’s ability to achieve Substantial Completion by the Anticipated Delivery Date, then Tenant agrees that the Tenant Build-Out Period shall be reduced (1) day for each two (2) days that Tenant is delayed in making such submission; provided, however, that the Tenant Build-Out Period shall not be reduced more than fifteen (15) days pursuant to this sentence.  Without limiting the foregoing, Tenant further agrees that each day after May 1, 2018 until the date Tenant submits a complete set of Construction Drawings shall constitute a Tenant Delay hereunder.  Landlord shall advise Tenant, in writing, within ten (10) business days after Landlord’s receipt of the Construction Documents if the same is unsatisfactory or incomplete in any respect (and specify in such written notice the unsatisfactory items).  If Landlord fails to respond within such ten (10) business day period, then Tenant shall deliver a second notice (“Second Approval Request Notice”) to Landlord requesting a response to such request for approval, which Second Approval Request Notice must include the following legend in capitalized and bold type displayed prominently on the top of the first page of such notice:  “LANDLORD HAS FAILED TO RESPOND TO A REQUEST FOR APPROVAL OF TENANT IMPROVEMENTS BY TENANT RELATING TO THE LEASE DATED FEBRUARY __ , 2018 BETWEEN LANDLORD AND TENANT FOR THE PROPERTY LOCATED AT 1220 CONCORD AVE., CONCORD, CALIFORNIA (THE “LEASE”) PURSUANT TO THE TERMS OF THE LEASE.  FAILURE OF LANDLORD TO RESPOND WITHIN FIVE (5) BUSINESS DAYS FOLLOWING THIS NOTICE SHALL RESULT IN THE AUTOMATIC APPROVAL BY LANDLORD OF SUCH SUBMITTAL.”  Tenant’s Second Approval Request Notice shall be delivered strictly in accordance with the notice provisions of this Lease including the delivery of copies of such notices to any persons or entities entitled to receive copies thereof.  If Landlord fails to respond within the 5-business day period set forth in the Second Approval Notice, then Tenant’s submittal shall be deemed approved by Landlord.  Tenant and Tenant’s Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Tenant’s Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Documents shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same for quality, design, compliance with Laws or other like matters.  Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents, and Tenant’s waiver and indemnity set forth in the Lease shall specifically apply to the Construction Documents.

(b)Final Construction Documents.  To the extent provided to Tenant by Landlord, Tenant shall supply the Tenant’s Architects and Tenant’s Engineers with a complete

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 4

listing of standard and non-standard equipment and specifications, including, without limitation, HVAC requirements, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Tenant’s Engineers and the Tenant’s Architect to complete the Final Construction Documents (as defined below) in the manner as set forth below.  Tenant shall promptly cause the Tenant’s Architect and the Tenant’s Engineers to complete the architectural and engineering drawings for the Turnkey Improvements and the Tenant’s Work and Tenant’s Architect shall compile a fully-coordinated set of architectural, structural (if required), mechanical, electrical and plumbing construction documents in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed except to the extent such changes, modifications or alterations related to the structural components of the Building and/or the mechanical, engineering, plumbing or life safety systems of the Building (in which case Landlord may withhold its approval it is sole and absolute discretion).  Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Construction Documents.  Landlord shall advise Tenant, in writing, within five (5) business days after Landlord’s receipt of the Final Construction Documents for the Lab Work if the same is approved, or unsatisfactory or incomplete in any respect (and specify in such written notice the unsatisfactory or incomplete items).  Landlord’s approval of the Final Construction Documents as provided above shall not be unreasonably withheld, conditioned, or delayed.  If Landlord fails to respond within the said 5-business day period, then Tenant shall deliver a Second Approval Request Notice in accordance with Section 2.2(a), above, and Landlord’s failure to respond within three (3) days of its receipt thereof, shall constitute Landlord’s approval thereof.  If the Final Construction Documents are not approved, then Tenant shall have the right to modify the proposed Final Construction Documents and resubmit to Landlord for review in accordance with the process above until such Final Construction Documents have been approved by Landlord or deemed approved.

(c)Approved Construction Documents.  The Final Construction Documents as approved, or deemed approved by Landlord in accordance with Section 2.2(b) above shall be referred to herein as the “Approved Construction Documents”.  Upon the determination of the Approved Construction Documents, Landlord and Tenant shall promptly confirm the same in writing and Tenant’s Architect shall use commercially reasonable efforts to submit the same to the appropriate municipal authorities for all applicable building permits on or before thirty days following the date that the Construction Documents are submitted to Landlord for approval; provided, however, that each day after such 30 day period until the date of submission shall constitute a Tenant Delay hereunder.  Upon receipt of such permits, Tenant shall proceed with the completion of the Tenant’s Work in accordance with the Approved Construction Documents, all permits, approvals and Laws.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the First Floor South Wing Premises and that obtaining the same shall be Tenant’s sole responsibility; provided, however, that Landlord shall cooperate, at no cost to Landlord, with Tenant in executing permit applications and performing other ministerial acts necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No material changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed except to the extent such changes, modifications or alterations related to the structural components of the Building and/or the mechanical, engineering, plumbing or life safety systems of the Building (in which case Landlord may withhold its approval it is sole and absolute discretion).

2.3Construction & Installation of Tenant’s Work.

(a)Tenant’s Selection of Contractors.

(i)The Contractor.  A general contractor shall be retained by Tenant to construct Tenant’s Work.  Such general contractor (“Tenant’s General Contractor”) shall be (1) subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, (2) licensed in the State of California, (3) insured in accordance with the provisions of this Work Letter, and (4) experienced in constructing improvements similar to the Tenant’s Work including, without limitation, the Lab Work.

(ii)Tenant’s Construction Agents.  Tenant shall require that Tenant’s General Contractor give Landlord a scheduled list of all subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, together with the Tenant’s General Contractor, the Tenant’s Architect, the Tenant’s Engineers and the Project Manager, collectively, “Tenant’s Construction Agents”).  The Tenant’s Construction Agents shall be (1) subject to Landlord’s prior written approval, which approval shall not be unreasonably

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 5

withheld, conditioned or delayed, (2) licensed in the State of California, (3) insured in accordance with the provisions of this Work Letter, and (4) experienced in constructing improvements similar to the Tenant’s Work including, without limitation, the Lab Work.

(b)Construction of the Tenant’s Work by Tenant’s Construction Agents.

(i)Conditions for Tenant’s Construction Agents and Tenant’s Work.  Tenant and Tenant’s Construction Agents’ construction of the Tenant’s Work shall comply with the following:  (1) the Tenant’s Work shall be constructed in accordance with the Approved Construction Documents and all Laws; and (2) Tenant and Tenant’s Construction Agents shall abide by all reasonable rules made by Landlord and Landlord’s property manager from time to time including without limitation, use of freight, loading dock and service elevators, storage of materials, coordination of work with Landlord’s contractors and contractors of other lessees, noise, and vibration abatement, after-hours work and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant’s Work.

(ii)Indemnity.  Without limiting the terms and conditions of the Lease, Tenant agrees to indemnify, protect, defend and hold Landlord and the other Landlord Parties harmless against any and all Claims arising from or in any way related to (1) the Tenant’s Work, (2) any negligence or willful misconduct of Tenant or Tenant’s Construction Agents, or anyone directly or indirectly employed by any of them, (3) Tenant’s non-payment of any amount arising out of the Tenant’s Work (except where such non-payment is solely the result of Landlord’s failure to disburse the Tenant’s Work Allowance as and when required hereunder), or (4) Tenant’s disapproval of all or any portion of any request for payment from Tenant’s Construction Agents.  Such indemnity by Tenant shall also apply with respect to any and all Claims related in any way to Landlord’s performance of any ministerial acts reasonably necessary (x) to permit Tenant to complete the Tenant’s Work and (y) to enable Tenant to obtain any building permit or certificate of occupancy for all or any portion of the Premises.

(iii)Requirements of Tenant’s Construction Agents.  Each of Tenant’s Construction Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of Tenant’s Work for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Construction Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of Tenant’s Work, and/or the Premises, the Building, the Facilities and/or the Project that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to Tenant’s Work shall be contained in the contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(c)Insurance Requirements.  Prior to the commencement of the construction of Tenant’s Work (or any part thereof), Landlord shall receive from Tenant certificates of insurance with endorsements from Tenant’s General Contractor and each of Tenant’s Construction Agents, evidencing commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s General Contractor and each of Tenant’s Construction Agents) in an amount and with coverage reasonably acceptable to Landlord, but in no event less than [***].  Each policy issued pursuant to this Work Letter shall name Landlord and all its allied entities and, at Landlord’s request, any other Landlord Party or Lender, as an additional insured with respect to the named insured’s work.  All insurance shall be written as primary policies and any insurance carried by Landlord and all its allied entities shall be excess and non-contributory.  Copies of all policies or certificates of insurance with the additional insured endorsement for the named insured’s work (CG2010 1185 or its equivalent complies with this request; provided, however, that any form of insurance that limits coverage to “ongoing operations” or otherwise does not grant additional insured status under the products/completed operations coverage shall not be deemed the equivalent of the 2010 11/5 endorsement) and proof of primary, non-contributory coverage shall be delivered to Landlord by Tenant at least three (3) days prior to the commencement of any alterations, modifications or improvements hereunder (as depicted on Schedule 2 of this Work Letter attached hereto and made a part hereof).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 6

(d)Governmental Compliance.   Tenant’s Work shall comply in all respects with the following: (i) the applicable Laws; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

(e)The term “Landlord Delay” as used in this Work Letter shall mean any actual delays in the substantial completion of Tenant’s Work caused by: (i) Landlord’s failure to fully and timely comply with the deadlines expressly set forth in this Work Letter unless such failure to fully and timely comply is the result of a Tenant Delay, (ii) Landlord’s failure to provide reasonable access to the Premises, the loading docks, the service elevators and other areas in connection with Tenant’s performance of the Tenant Work so long as Tenant has otherwise complied with the terms and conditions of this Lease relating to such access, (iii) Landlord’s failure to fund the Tenant’s Work Allowance as expressly set forth in this Work Letter provided that Tenant has otherwise satisfied all of the obligations related to such disbursement, and (iv) any other actual delay to the extent resulting solely from the wrongful acts or omissions of Landlord or its agents, employees or contractors and Landlord fails to cure such delay within one (1) Business Day after receipt of written notice of such delay.

(f)The First Floor South Wing Premises Commencement Date shall be delayed on a day for day basis for any Landlord Delay; provided, however, any delays due to Force Majeure or Tenant Delays shall be deducted from the number of Landlord Delays, if any.

2.4The Tenant’s Work Allowance; Disbursement.

(a)The Tenant’s Work Allowance.  Landlord shall, subject to the terms and conditions of the Lease and this Work Letter, provide Tenant with an allowance [***] per square foot of Rentable Area of the First Floor South Wing Premises (the “Tenant’s Work Allowance”) to be applied to the cost of the Tenant’s Work.  Tenant shall be entitled to the Tenant’s Work Allowance to be used for Allowance Items (as defined below).  In no event shall Landlord be obligated to make disbursements for the Tenant’s Work in excess of the Tenant’s Work Allowance except and only to the extent that any portion of the Turnkey Improvement Allowance is added to the Tenant’s Work Allowance in accordance with Section 1.2(b), above.

(b)Disbursement of the Tenant’s Work Improvement Allowance.

(i)Allowance Items.  The Tenant’s Work Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Allowance Items”):

(1)Payment of the fees of the Tenant’s Architect and the Project Manager including, without limitation, all space planning fees and other design costs actually paid by Tenant (as documented by invoices);

(2)Payment of the fees of the Tenant’s Engineers including, without limitation, all space planning fees and other design costs performed by the Engineers and actually paid by Tenant (as documented by invoices);

(3)The payment of plan check, permit and license fees relating to construction of the Lab Work;

(4)The cost of construction of Lab Work, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors’ fees and general conditions;

(5)The cost of any changes to the Construction Documents or Lab Work required by all applicable Laws, including, without limitation, all applicable building codes;

(6)The costs of Landlord’s engineer and any other consultants retained by Landlord in connection with Landlord’s review of the Design Documents and Constructions Drawings;

(7)Sales and use taxes; and

(8)Landlord’s administration and supervisory fee of 1%  percent of the hard costs of Tenant’s Work.

(ii)Disbursement of the Tenant’s Work Allowance.  Landlord shall pay the Tenant’s Work Allowance in installments as follows:

(1)Landlord shall make progress payments to Tenant from Tenant’s Work Allowance for the hard or soft costs of Tenant’s Work (including design and engineering services and permits obtained) performed during the previous month, less a retainage

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 7

of ten percent (10%) of each progress payment to Tenant’s Contractor for work performed in the prior month (“Retainage”), such that if all conditions set forth in this Work Letter to Landlord’s obligation to make a progress payment have been satisfied and (i) the invoice for which Tenant seeks a progress payment for Tenant’s Contractor states that the Retainage has been deducted from the total amount owed, the progress payment will be for entire amount that is then payable under such invoice, and (ii) the invoice for which Tenant seeks a progress payment does not state that the Retainage has been deducted from the total amount owed to Tenant’s Contractor, the progress payment will be for ninety percent (90%) of the amount invoiced by Tenant’s Contractor.

(2)If Landlord receives Tenant’s request (together with the supporting documentation required hereunder) for a disbursement from the Tenant Work Allowance on or before the twenty-fifth (25th) day of a month, Landlord will make such disbursement not later than on the last day of the first calendar month following the calendar month during which Landlord received such request. If Landlord receives Tenant’s request (together with the supporting documentation required hereunder) for a disbursement from the Tenant Work Allowance after the twenty-fifth (25th) day of a month, Landlord will make such disbursement within thirty five (35) days.   Each of Tenant’s requisitions for a disbursement from Landlord’s Contribution shall be signed by Tenant’s Representative, shall set forth the names of each contractor and subcontractor to whom payment is due or for which Tenant seeks reimbursements for payments made by Tenant and the amount thereof, and shall be accompanied by: (A) with respect to the first requisition, copies of conditional waivers and releases of lien upon progress payment in such form as Landlord reasonably requires from all of Tenant’s contractors and material suppliers covering all work and materials for which the progress payment is being made; (B) after the first requisition, copies of conditional waivers and releases of lien upon progress payment in such form as Landlord reasonably requires from all of Tenant’s contractors and material suppliers covering all work and materials for which the progress payment is being made, together with copies of unconditional waivers and releases of lien upon progress payment in such form as Landlord reasonably requires from all of Tenant’s contractors and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant; (C) a certification from Tenant’s Architect that the work for which the requisition is being made has been substantially completed in accordance with the Approved Construction Drawings; and (D) with respect the first requisition, proof that Tenant’s General Contractor and each of Tenant’s Construction Agents maintain the insurance required hereunder.

(3)Landlord shall disburse the Retainage within thirty (30) days after the following requirements are satisfied: (A) all building permits for Tenant’s Work have been issued by the applicable governmental authorities and copies of such building permits have been delivered to Landlord; (B) all required inspections of Tenant’s Work by the applicable governmental agencies have taken place and the completed Tenant’s Work has passed all such inspections; (C) Tenant has completed all of Tenant’s Work; (D) Tenant has submitted to Landlord a complete Close Out Package (as defined below); (E) executed, final unconditional lien waivers for all work performed, and materials furnished, to Tenant’s General Contractor, all Tenant’s Construction Agents, as well as an affidavit from Tenant’s General Contractor that no liens exist as a result of Tenant’s Work; (F) a certification from Tenant’s Architect that the Premises were constructed in accordance with the Approved Construction Drawings; and (G) proof that Tenant’s General Contractor and Tenant’s Construction Agents maintain the insurance required hereunder.  All items of Tenant’s Work paid for with the Tenant’s Work Allowance shall be deemed Landlord’s property under the terms of the Lease.

(4)Limitations.  Notwithstanding anything in the Lease or this Work Letter to the contrary, (A) Tenant shall cause the Tenant’s Work Allowance to be used solely for Allowance Items on or before the first (1st) anniversary of the Commencement Date (the “Deadline for Use”); (B) any amounts of the Tenant’s Work Allowance not applied for within ninety (90) days after the first (1st) anniversary of the Commencement Date shall be forfeited; and (C) Landlord shall have no obligation to provide or disburse all or any portion of the Tenant’s Work Allowance so long a monetary event of default by Tenant is continuing under the Lease.

3.Change Orders.

3.1Tenant shall not request or make any changes or substitutions to the Approved Construction Drawings (a “Change Order”) without Landlord’s prior written approval, which approval shall not be unreasonably withheld; provided, however, that Landlord may disapprove, in its sole and absolute discretion, any such changes or substitutions that: (a) do not conform to applicable Laws or are disapproved by any governmental agency; (b) require power consumption

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 8

and/or Building services beyond the level normally provided to the Building; or (c) overload the floors.

3.2Without limiting the foregoing or anything else in this Work Letter, if Tenant hereafter proposes changes to the Approved Construction Drawings (each, a “Voluntary Change Order”), then, to the extent such Voluntary Change Order affects the Landlord’s Work, Landlord shall give Tenant a written estimate of (i) the cost of engineering and design services and the construction contractor services to prepare a Voluntary Change Order in accordance with such request; and (ii) the cost of work to be performed pursuant to such Voluntary Change Order (“Excess Costs”), which excess costs shall include a construction management fee payable to Landlord for its coordination and review of the Voluntary Change Order in an amount equal to two percent (2%) of the hard construction costs of the Voluntary Change Order; and (iii) the time delay expected because of such requested Voluntary Change Order.  Within ten (10) days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate.  If Tenant approves such written estimate, then Tenant shall, within ten (10) days thereafter, deliver by good check made payable to the order of Landlord or by Federal wire transfer the amount of the Excess Costs, and the foregoing shall constitute Landlord’s authorization to proceed with the Voluntary Change Order.  If such written authorization is not received by Landlord within such ten (10) day period, then Landlord shall not be obligated to prepare the Voluntary Change Order or perform any work in connection therewith.  Upon completion of the work of the Voluntary Change Order and submission of the final cost thereof by Landlord to Tenant, Tenant shall promptly pay to Landlord any costs in excess of the Excess Costs paid by Tenant which were incurred or otherwise paid by Landlord in completing the Voluntary Change Order.

3.3If any changes to the Approved Construction Drawings are necessitated as a result of the insufficiency thereof (each, a “Involuntary Change Order”), and such Involuntary Change Order affects the Landlord’s Work and will result in costs in excess of the Turnkey Improvement Allowance, then Tenant shall pay the applicable Excess Costs within ten (10) days following Tenant’s receipt of Landlord’s written demand by good check made payable to the order of Landlord or by Federal wire transfer the amount of the Excess Costs.  Upon completion of the work of the Involuntary Change Order and submission of the final cost thereof by Landlord to Tenant, Tenant shall promptly pay to Landlord any costs in excess of the Excess Costs paid by Tenant which were incurred or otherwise paid by Landlord in completing the Involuntary Change Order.  If an Involuntary Change Order only affects the Tenant’s Work, then Tenant shall be solely responsible for all costs and expenses thereof subject, however, to the Tenant’s Work Allowance.

4.Test Fit Allowance.  Tenant acknowledges and agrees that, prior to the Effective Date, Landlord provided Tenant or Tenant’s Architect with an additional allowance of $0.15 per rentable square foot of the Premises in order to allow Tenant to direct the Tenant’s Architect to develop preliminary space plans for the Building (the “Test Fit Allowance”). The Test Fit Allowance is not part of and shall not be deducted from the Turnkey Improvement Allowance, the Tenant’s Work Allowance or any other allowances provided hereunder.

5.HVAC Work, HVAC Allowance; Disbursement.

(a)HVAC Work.  Tenant shall have the right to install a Supplemental HVAC System on the roof of the loading dock in a location approved in advance by Landlord (the “HVAC Work”). The manner of Tenant’s design and installation of any the Supplemental HVAC System shall be governed by the terms and conditions of this Lease including, without limitation, Article 10 hereof. Without limiting foregoing, Tenant shall not be permitted to install the Supplemental HVAC System unless (i) such Supplemental HVAC System and the HVAC Work conforms to the specifications and requirements set forth in the drawings and specifications prepared by a licensed professional (the “HVAC Drawings”), which HVAC Drawings shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned  or delayed, (ii) Landlord approves, which approval shall not be unreasonably withheld, conditioned or delayed, the size, capacity, power, location and proposed placement and method of installation of such Supplemental HVAC System, and (iii) Tenant obtains, at its sole cost and expense, and provides copies to Landlord of all necessary governmental permits and approvals for the installation of the Supplemental HVAC System upon the Building.  If appropriate or required, Tenant, at Landlord's direction, shall cause the Supplemental HVAC System to be painted in a nonmetallic paint and/or screened.  In addition, if the HVAC Work will penetrate the roof of the Building, then Tenant shall complete such work in accordance with the reasonable requirements of Landlord’s roofing contractor in order to protect Landlord's roof warranties and unless Landlord approves, in writing,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 9

any such effect on the Building’s structure or service systems or any such structural alteration, which approval may be granted or withheld by Landlord in its reasonable discretion.  The Supplemental HVAC System shall be installed by the HVAC Contractor (as defined below) and thereafter shall be properly maintained by Tenant, at Tenant's sole expense.  At the expiration or earlier termination of the Term, the Supplemental HVAC System shall, at Landlord’s election, be removed from the roof of the Building at Tenant's sole cost and expense and that portion of the roof of the Building that has been affected by the Supplemental HVAC System shall be returned to substantially the condition it was in prior to the installation of the Supplemental HVAC System.  Tenant shall pay all subscription fees, usage charges and hookup and disconnection fees associated with Tenant's use of the Supplemental HVAC System and Landlord shall have no liability therefor.  All of the provisions of this Lease, including, without limitation, the insurance, maintenance, repair, release and indemnification provisions shall apply and be applicable to Tenant's installation, operation, maintenance, replacement and removal of the Supplemental HVAC System.

(b)HVAC Contractor. Prior to the commencement of the HVAC Work, Tenant’s General Contractor shall solicit at least three (3) separate bids from independent, qualified HVAC contractors licensed in the State of California and reasonably acceptable to Landlord to perform all of HVAC Work.  Each Bids shall be promptly delivered to Landlord, and, unless otherwise agreed by Landlord, Tenant shall select the lowest of the three bids.  The contractor selected to complete the HVAC Work shall be referred to herein as the “HVAC Contractor”.

(c)HVAC Allowance.  Landlord shall, subject to the terms and conditions of the Lease and this Work Letter, provide Tenant with a one-time allowance [***] (the “HVAC Allowance”) to be applied to the cost of the HVAC Work.  Tenant shall be entitled to use the HVAC Allowance solely for HVAC Allowance Items (as defined below).  In no event shall Landlord be obligated to make disbursements for the HVAC Work in excess of the HVAC Work Allowance.

(d)Disbursement of the HVAC Allowance.

(i)Allowance Items.  The HVAC Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “HVAC Allowance Items”):

(1)The cost of the HVAC Work, including, without limitation, the cost of the HVAC unit(s), exhaust systems for the HVAC units, loading dock roof structural upgrades, sound attenuation, vibration mitigation.

(2)The cost of screening, roof repair, roof access, OSHA compliance and associated governmental compliance.

(3)The costs of Landlord’s engineer and any other consultants retained by Landlord in connection with Landlord’s review of the Design Documents and Constructions Drawings;

(4)Sales and the use taxes; and

(5)Landlord’s administration and supervisory fee of 1%  percent of the hard costs of HVAC Work.

Notwithstanding the foregoing, engineering and design work  costs, permitting, third party inspections and air distribution in the Premises are not HVAC Allowance Items and may not be paid for with the HVAC Allowance but such amounts can be included in the Allowance Items for the Tenant Work Allowance.

(ii)Disbursement of the HVAC Allowance.  Landlord shall pay the HVAC Work Allowance as follows:

(1)Landlord shall make progress payments to Tenant from HVAC Allowance for the hard or soft costs of HVAC Work performed during the previous month, less a retainage of ten percent (10%) of each progress payment to Tenant’s HVAC Contractor for work performed in the prior month (“Retainage”), such that if all conditions set forth in this Work Letter to Landlord’s obligation to make a progress payment have been satisfied and (i) the invoice for which Tenant seeks a progress payment for Tenant’s HVAC Contractor states that the Retainage has been deducted from the total amount owed, the progress payment will be for entire amount that is then payable under such invoice, and (ii) the invoice for which Tenant seeks a progress payment does not state that the Retainage has been deducted from the total amount owed to Tenant’s HVAC Contractor, the progress payment will be for ninety percent (90%) of the amount invoiced by Tenant’s HVAC Contractor.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 10

(2)If Landlord receives Tenant’s request (together with the supporting documentation required hereunder) for a disbursement from the HVAC Work Allowance on or before the twenty-fifth (25th) day of a month, Landlord will make such disbursement not later than on the last day of the first calendar month following the calendar month during which Landlord received such request. If Landlord receives Tenant’s request (together with the supporting documentation required hereunder) for a disbursement from the HVAC Allowance after the twenty-fifth (25th) day of a month, Landlord will make such disbursement within thirty five (35) days.   Each of Tenant’s requisitions for a disbursement from the HVAC Allowance shall be signed by Tenant’s Representative, shall set forth the names of each contractor and subcontractor to whom payment is due or for which Tenant seeks reimbursements for payments made by Tenant and the amount thereof, and shall be accompanied by: (A) with respect to the first requisition, copies of conditional waivers and releases of lien upon progress payment in such form as Landlord reasonably requires from all of Tenant’s contractors and material suppliers covering all work and materials for which the progress payment is being made; (B) after the first requisition, copies of conditional waivers and releases of lien upon progress payment in such form as Landlord reasonably requires from all of Tenant’s contractors and material suppliers covering all work and materials for which the progress payment is being made, together with copies of unconditional waivers and releases of lien upon progress payment in such form as Landlord reasonably requires from all of Tenant’s contractors and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant; (C) a certification from Tenant’s Architect that the work for which the requisition is being made has been substantially completed in accordance with the Approved Construction Drawings; and (D) with respect the first requisition, proof that Tenant’s HVAC Contractor and each of Tenant’s Construction Agents maintain the insurance required hereunder.

(3)Landlord shall disburse the Retainage within thirty (30) days after the following requirements are satisfied: (A) all building permits for the HVAC Work has been issued by the applicable governmental authorities and copies of such building permits have been delivered to Landlord; (B) all required inspections of HVAC Work by the applicable governmental agencies have taken place and the completed HVAC Work has passed all such inspections; (C) Tenant has completed all of the HVAC Work; (D) Tenant has submitted to Landlord a complete Close Out Package; (E) executed, final unconditional lien waivers for all work performed, and materials furnished, to Tenant’s HVAC Contractor, all Tenant’s Construction Agents, as well as an affidavit from Tenant’s HVAC Contractor that no liens exist as a result of the HVAC Work; and (F) proof that Tenant’s HVAC Contractor and Tenant’s Construction Agents maintain the insurance required hereunder.  All items of HVAC Work paid for with the HVAC Allowance shall be deemed Landlord’s property under the terms of the Lease.

(4)Limitations.  Notwithstanding anything in the Lease or this Work Letter to the contrary, (A) Tenant shall cause the HVAC Allowance to be used solely for HVAC Allowance Items on or before the first (1st) anniversary of the Commencement Date (the “Deadline for Use”); (B) any amounts of the HVAC Allowance not applied for within ninety (90) days after the first (1st) anniversary of the Commencement Date shall be forfeited; and (C) Landlord shall have no obligation to provide or disburse all or any portion of the HVAC Allowance so long a monetary event of default by Tenant is continuing under the Lease.

(e)Notwithstanding anything to the contrary contained in this Lease, if roof repairs and/or roof replacements to the Building (the “Roof Repairs”) are reasonably necessary, Landlord agrees to use commercially reasonable efforts to complete such repairs in a manner so as to not impact the performance of the Supplemental HVAC System.  If such Roof Repairs could in any way affect the performance of the Supplemental HVAC System, Landlord and Tenant shall, diligently work together in good faith to determine how such Roof Repairs can be performed in a manner so as to limit any impact on the performance of the Supplemental HVAC System.

6.General Provisions.

6.1Close Out Package.  Within thirty (30) days following the date that Tenant first conducts business at the Premises and, in all events, prior to the disbursement of the Final Disbursement, Tenant shall deliver to Landlord the following (collectively, the “Close-Out Package”) (a) two (2) sets of complete “as built” drawings (including, but not limited to, mechanical, electrical, plumbing, fire-protection, fire-alarm and architectural as-built drawings)  and CADD files of the Premises; (b) specifications for all disciplines (where used as a part of the contract documents for Tenant’s Work and HVAC Work); (c) operations and maintenance manuals, operating instructions, warranties and guarantees for all Tenant furnished fixed equipment; (d) copies of all permits, certificates of insurance and business licenses; (e) an original, wet stamped

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 11

approved (by design discipline and governing authorities) permit set and all changes thereto for all disciplines (alternately cd reproducible copies of all permit sets may be substituted provided all governmental approval stamps and signatures are legible and sufficiently dark to reproduce); (f) a valid Notice of Completion evidencing the document has been recorded in the Official Records of Contra Costa County; and (g) an original certificate of occupancy for the Premises and completed signed inspection cards.  In the event that Tenant does not deliver to Landlord the any of the foregoing within the periods prescribed above, Landlord shall have the right to procure the same on Tenant’s behalf and at Tenant’s expenses.  Tenant shall reimburse Landlord within thirty (30) days following receipt from Landlord of a statement specifying the costs and fees incurred by Landlord in securing the same.

6.2Meetings.  Following the commencement of construction of the Tenant’s Work, Tenant shall hold at least weekly meetings with Tenant’s Architect and Tenant’s General Contractor regarding the progress of construction of the Tenant’s Work.  Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings.

6.3Tenant Representative.  Tenant has designated Kevin Green, Lori Roll and Chrystal Menard as its sole representatives with respect to the matters set forth in this Work Letter, who shall each individually have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter, until further written notice to Landlord.

6.4Landlord’s Representative.  Landlord has designated Doug Messner as Landlord’s sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

6.5Utilities.  During the construction of Tenant’s Work, Landlord shall provide Tenant during Building Standard Business Hours, at no cost to Tenant, non-exclusive access to the Building’s restrooms on the 1st, 5th and 6th floors of the Building (except to the extent Landlord is improving the same), Building loading docks, parking, electricity, cold water, and HVAC service.  Tenant shall, however, pay for all trash and debris removal.

6.6Tenant’s Default.  Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, upon the occurrence of a default on the part of Tenant under the Lease beyond any applicable notice and cure periods, the filing of a bankruptcy proceeding or upon a default by Tenant under this Work Letter prior to substantial completion of the Turnkey Improvements, then (a) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance and/or Landlord may cause any and all engineers, architects, contractors, and any other persons associated with the design or construction of the Turnkey Improvements to cease work thereon, and any delay in completion of the Turnkey Improvements shall be deemed a Tenant Delay; and (b) all other obligations of Landlord under the Lease and this Work Letter shall be abated until such time as such default is cured in accordance with the terms of the Lease, or this Work Letter, as applicable.

6.7Access.  During the period of construction of the Landlord’s Work, Tenant shall check in with the site superintendent and comply with instructions therefrom prior to entering the Landlord Build Premises and otherwise in accordance with the terms and conditions of this Lease.

6.8Force and Effect.  The terms and conditions of this Work Letter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease.  Without limiting the generality of the foregoing, any default by Tenant hereunder shall have the same force and effect as a default under the Lease.  Should any inconsistency arise between this Work Letter and the Lease as to the specific matters which are the subject of this Work Letter, the terms and conditions of this Work Letter shall control.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 12

Schedule 1

Base Building Work

1.Landlord, at Landlord’s sole cost and expense, shall update the elevator lobbies and restrooms that service the First Floor Premises, the Fifth Floor Premises and the Sixth Floor Premises with building standard finishes and otherwise in accordance with the Final Plans.

2.All existing raised floor within the Premises shall be in good working order and condition.

3.All electrical, HVAC, back-up generator, fire, and life safety systems serving the Premises shall be in good working order and condition.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 13

Schedule 2

Form of Insurance Certificate

CERTIFICATE OF INSURANCE

ISSUE DATE (MM/DD/YY)

PRODUCER

(NAME OF AGENT)

CODE

INSURED

(NAME OF CONTRACTOR)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND EXTEND OR ALTER THE COVERAGE AFFORDED BY

COMPANIES AFFORDING COVERAGE

COMPANY LETTER	A
COMPANY LETTER	B
COMPANY LETTER	C
COMPANY LETTER	D
COMPANY LETTER	E

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO	TYPE OF INSURANCE	POLICY NUMER	POLICY EFFECTIVE DATE (MM/DD/YY/)	POLICY EXPIRATION DATE (MM/DD/YY)	ALL UNITS IN THOUSANDS	
	GENERAL LIABILITY				GENERAL AGGREGATE	*$3,000*
	X COMMERCIAL GENERAL LIABILITY				PRODUCTS-COM OPS INJURY	*$3,000*
	CLAIM X OCCUR				PERSONAL & ADVERTISING	*$3,000*
	X OWNERS & CONTRACTORS PROT.				EACH OCCURRENCE	*$3,000*
					FIRE DAMAGE (Any one fire)	*$ 50*
					MEDICAL EXPENSE (Any one person)	*$ 5*
	AUTOMOBILE LIABILITY				COMBINED SINGLE LIMIT	*$1,000*
	X ANY OWNED					
	X ALL OWNED AUTOS					
	SCHEDULED AUTOS				BODILY INJURY (Per person)	
	X HIRED AUTOS					
	X NON-OWNED AUTOS				PROPERTY DAMAGE	
	GARAGE LIABILITY					
	EXCESS LIABILITY OTHER THAN UMBRELLA	*EXCESS LIABILITY COVERAGE MAYBE USED IN COMBINATION WITH PRIMARY LIMITS TO MEET OUR COMPANY'S REQUIREMENTS.*			EACH OCCURANCE $5,000,000	AGGREGATE $ 5,000,000
	WORKER'S COMPENSATION AND EMPLOYER'S LIABILITY	***<u>MUST SEND PROOF</u>***			STATUTORY	X
					EACH ACCIDENT	
					DISEASE – POLICY LIMIT	
					DISEASE-EACH EMPLOYEE	
	OTHER ***<u>PROFESSIONAL LIABILITY</u>***				*$1,000,000* PER CLAIM *$1,000,000* PER AGGR.	

DESCRIPTION OF OPERATION AS/VEHICLES/RESTRICTIONS/SPECIAL ITEMS: *1200 CONCORD, LLC, SIERRA PACIFIC PROPERTIES, INC. AND ITS ALLIED ENTITIES ARE INCLUDED AS ADDITIONAL INSUREDS UNDER THIS POLICY. WITH RESPECT TO THE LIABILITY OF ANY SUCH ADDITIONAL INSURED ARISING OUT OF YOUR WORK FOR THAT INSURED BY YOU OR FOR YOU, THIS INSURANCE IS PRIMARY. <u>All California Operations</u>*

CERTIFICATE HOLDER

1200 CONCORD, LLC
SIERRA PACIFIC PROPERTIES, INC. AND ALL ITS ALLIED ENTITIES
1800 WILLOW PASS COURT
CONCORD, CA 94520

CANCELLATION

SHOULD ANY OF THE ABOVE POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY ~~WILL ENDEAVOR~~ TO MAIL <u>30</u> DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT. ~~BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.~~

SAMPLE

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 14

Policy Number:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

ADDITIONAL INSURED – OWNERS, LESSEES OR CONTRACTORS

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART

SCHEDULE

Name of Person or Organization:
1200 CONCORD LLC, SIERRA PACIFIC PROPERTIES, INC. AND ALL ITS ALLIED ENTITIES,

(If no entry appears above, information required to complete this endorsement will be shown in the Declarations as applicable to this endorsement.)

WHO IS AN INSURED (SECTION II) is amended to include as an insured the person or organization shown in the Schedule, but only with respect to liability arising out of "your work" for that insured by or for you.

To the extent required under contract, this policy will apply as primary insurance to additional insureds scheduled above, and other insurance which may be available to such additional insureds will be non-contributory.

All other terms and conditions of this policy remain unchanged.

SAMPLE

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D, Page 15

EXHIBIT E

MEMORANDUM CONFIRMING TERMS

THIS MEMORANDUM CONFIRMING TERMS is made as of __________, 20___, with reference to that certain Lease (hereinafter referred to as the “Lease”) dated __________, 20___, by and between 1200 CONCORD, LLC, a Delaware limited liability company, as “Landlord” therein, and CERUS CORPORATION, a Delaware corporation, as “Tenant”, for the demised premises situated at 1220 Concord Ave., Concord, California.

The undersigned hereby confirms the following:

1.In accordance with the provisions of the Lease, the Commencement Date of the Term is __________, 20___, and, unless sooner terminated or extended, the Expiration Date of the Term is __________, 20___.

2.Tenant accepted possession of the Premises (as described in the Lease) on __________, 20___, and acknowledges that the Premises are in good order, condition, and repair; and that the improvements, if any, required to be constructed for Tenant by Landlord under the Lease have been so constructed and are satisfactorily completed in all respects.

3.The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Lease.

4.Tenant has commenced paying rent and is not entitled to any further tenant improvements, rentable abatements or offsets except: [Insert “None” if none] __________.

5.Tenant has not made any prior assignment, hypothecation or pledge of said Lease or of the rents thereunder.

TENANT:

CERUS CORPORATION,

a Delaware corporation

By:

Name:

Its:

By:

Name:

Its:

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit E, Page 1

EXHIBIT F

LAB RULES AND REGULATIONS

1.All laboratory equipment (glass and cage washers, sinks, cabinetry, tanks, water production units, sterilizers, centrifuges, etc.) being used must be properly insulated for noise to prevent interruption of other tenants’ business.  Landlord reserves the right to reasonably request certain equipment be insulated prior to occupancy.  Should other tenants complain of noise, lab tenant will be responsible for abating any noise issues, at their sole cost.

2.Notwithstanding anything to the contrary contained in the Lease, all damage to property due to leaks from lab equipment will be the sole responsibility of the Tenant.  Should damage occur in other tenant spaces, any and all damages and clean-up will be the responsibility of the equipment owner.

3.No animal activities shall be permitted within the Premises.

4.All exterior signage relating to laboratory operations (i.e. visible to common areas including corridors) must be kept to the minimum required by Law.  All signs must have Landlord’s approval prior to installation, except to the extent required by Law in which case Landlord’s consent shall not be required; provided, however, that to the extent such applicable Law grants any discretion as to the type, size and location of any foregoing, then such type, size and location shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit F, Page 1

EXHIBIT F-1

RULES AND REGULATIONS OF THE PREMISES

1.

Landlord shall have the right to control and operate the public portions of the Building and Facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.  No tenant shall invite to the Premises or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Building, its entrances, corridors, elevators, parking facilities, and grounds referred herein as the Premises.

2.

Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of normal business hours as Landlord may deem to be advisable for the protection of the property.  All tenants, their employees, or other persons entering or leaving the Building at any time when it is so locked may be required to sign the Building register when so doing, and the watchman in charge may refuse to admit to the Building while it is so locked Tenant or any of Tenant’s employees, or any other person, without a pass previously arranged, or other satisfactory identification showing its right of access to the Building at such time.

3.

Landlord reserves the right to exclude or expel from the Premises any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall, in any manner, do any act in violation of any of the Rules and Regulations of the Premises or in violation of any law, order, ordinance, or governmental regulation.

4.	Canvassing, soliciting, or peddling in the Premises is prohibited and each tenant shall cooperate to prevent the same.
5.

Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

6.

Plumbing fixtures and appliances shall be used only for the purposes for which constructed and no sweeping, rubbish, rags, or other unsuitable material shall be thrown or placed therein.  Any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant’s officers, agents, servants, and employees shall be paid by such tenant.

7.

No signs, posters, advertisements, or notices shall be painted or affixed on any of the exterior windows or exterior doors or other part of the Premises visible from outside the Premises, except of such color, size, and style, and in such places, as shall be first approved in writing by Landlord.  Tenant shall use commercially reasonable efforts to minimize the number and size of all penetrations created by nails, hooks, screws, or other hardware.

8.	A directory will be placed by Landlord, at Landlord’s own expense, in the lobby of the Building. No other directories shall be permitted without Landlord’s approval.
9.

Except as agreed as part of the Landlord’s Work, Tenant’s Work or any Alterations, Landlord shall have the power to prescribe the weight and position of safes or other heavy equipment on all Premises, which may over stress any portion of the floor.  All damage done to the Building by the improper placing of heavy items, which overstress the floor, will be repaired at the sole expense of tenant.

10.

Tenant shall notify the Building manager when safes or other heavy equipment are to be taken into or out of the Building.  Moving of such items shall be done only after receiving permission from Landlord and under its supervision, which permission shall not be unreasonably withheld, conditioned or delayed.

11.	Corridor doors shall be kept closed. When the Building is not in use, the corridor doors shall be left locked.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit F-1, Page 1

12.

Deliveries within the Building shall be made by using the service elevator during hours which will be reasonably determined by Landlord from time-to-time.  Prior approval must be obtained from Landlord for any deliveries that must be received after normal working hours.

13.	Tenant shall cooperate with Building employees in keeping the Premises neat and clean.
14.

Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways.  No animals, or any other creatures shall be brought into or kept in or about the Building, excluding Guide Dogs for the Blind.

15.

Should a tenant require telegraphic, telephonic, annunciator, or any other communication service, Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct.

16.

Tenant shall not make or permit any unseemly, disturbing, or improper noises, odors, or vibrations on the Premises, nor permit the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other tenants, nor otherwise interfere in any way with other tenants, or persons having business with them.

17.

Tenant shall not cook or permit any cooking on the Premises, except for the use of catering kitchens (provided that no hood is required and odors do not extend outside of the Premises), microwave cooking and use of coffee machines and similar kitchen appliances by Tenant's employees for their own consumption.  Tenant shall not cause or permit any unusual or objectionable cooking odor to be produced upon or emanate from the Premises.

18.	No equipment of any kind shall be operated on the Premises that unreasonably annoy any other tenant in the Building without the prior written consent of Landlord.
19.

Except as otherwise expressly provided in the Lease (and then only in strict accordance therewith), Tenants shall not use or keep in the Premises any flammable or explosive fluid or substance or any illuminating material, unless it is battery powered, UL approved.

20.	Landlord has the right, but not the obligation, to evacuate the Premises in event of emergency or catastrophe.
21.	All electrical fixtures hung in the Premises must be fluorescent and of quality, type, design, bulb color, size, and general appearance approved by Landlord.
22.	No water cooler, air conditioning unit or system, or other apparatus shall be installed or used by Tenant without prior written consent of Landlord, which consent shall not be unreasonably withheld.
23.

No awnings or other projections over or around the windows or entrances of the Premises shall be installed by any tenant.  Tenant shall not change or alter the window coverings in any manner.  Notwithstanding the foregoing, Tenant shall be allowed to cover the windows of the First Floor Lab Space as needed in connection with the operation of such space in accordance with the Permitted Use; provided, however, that all such window coverings shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed but may be conditioned upon Tenant’s agreement to remove such window coverings upon the expiration of earlier termination of the Lease.  Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for any window coverings required by Law in connection with the Permitted Use; provided, however, that if the applicable Law provide any discretion in the type or nature of window coverings, then such window coverings shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit F-1, Page 2

24.	Landlord is not responsible to any tenant for the non-observance or violation of the Rules and Regulations by any other tenant.
25.	No tenant shall, at any time, occupy any part of the Premises as sleeping or lodging quarters.
26.

No tenant shall obtain or accept for use in the Premises, janitorial services, ice, coffee service, catering, barbering, or bootblacking from any person not authorized by Landlord in writing to furnish such services, which authorization shall not be unreasonably withheld, conditioned or delayed.

27.

Tenant shall not advertise the business, profession, or activities of Tenant in any manner, which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Premises for any purpose other than that of the business address of Tenant.

28.

Landlord reserves the right to rescind any of these rules and make such other and further reasonable, non-discriminatory rules and regulations as in the reasonable judgment of Landlord shall from time-to-time be needed for the safety, protection, care, and cleanliness of the Premises, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed.

29.

Tenant shall exercise control over its employees, agents, and invitees so that they do not litter the Premises and shall be responsible for any additional expense, which Landlord incurs to remedy any littering by such persons.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit F-1, Page 3

EXHIBIT G

FORM OF INSURANCE CERTIFICATE

CERTIFICATE OF INSURANCE

ISSUE DATE (MM/DD/YY)

PRODUCER *(NAME OF AGENT)* CODE	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND EXTEND OR ALTER THE COVERAGE AFFORDED BY **COMPANIES AFFORDING COVERAGE** COMPANY LETTER A
INSURED *(NAME OF TENANT)*	COMPANY LETTER B COMPANY LETTER C COMPANY LETTER D COMPANY LETTER E

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/BY/)	POLICY EXPIRATION DATE (MM/DD/YY)	ALL UNITS IN THOUSANDS	
	GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIM X OCCUR X OWNERS & CONTRACTORS PROT.				GENERAL AGGREGATE	*$10,000*
					PRODUCTS-COP/OPS INJURY	*$5,000*
					PERSONAL & ADVERTISING	*$5,000*
					EACH OCCURRENCE	*$5,000*
					FIRE DAMAGE (Any one fire)	*$50*
					MEDICAL EXPENSE (Any one person)	*$5*
	AUTOMOBILE LIABILITY X ANY OWNED X ALL OWNED AUTOS SCHEDULED AUTOS X HIRED AUTOS X NON-OWNED AUTOS GARAGE LIABILITY				COMBINED SINGLE LIMIT	*$1,000*
					BODILY INJURY (PER PERSON)	
					PROPERTY DAMAGE	
	EXCESS LIABILITY OTHER THAN UMBRELLA	*EXCESS LIABILITY COVERAGE MAY BE USED IN COMBINATION WITH PRIMARY LIMITS TO MEET OUR COMPANY'S REQUIREMENTS.*			EACH OCCURRENCE	AGGREGATE
	WORKER'S COMPENSATION AND EMPLOYER'S LIABILITY	***MUST SEND PROOF***			STATUTORY (EACH ACCIDENT) (DISEASE – POLICY LIMIT) (DISEASE-EACH EMPLOYEE)	
	(A) PROPERTY – ALL RISK (B) BUSINESS INCOME/EXTRA EXPENSE				(A) FULL REPLACEMENT COST VALUE (B) SUFFICIENT TO PAY RENT FOR A PERIOD OF 12 MONTHS	

DESCRIPTION OF OPERATIONS/VEHICLES/RESTRICTIONS/SPECIAL ITEMS: **All California Operations**

CERTIFICATE HOLDER	CANCELLATION
1200 CONCORD, LLC ***SIERRA PACIFIC PROPERTIES, INC. AND ALL ITS ALLIED ENTITIES*** ***1800 WILLOW PASS COURT*** ***CONCORD, CA 94520***	SHOULD ANY OF THE ABOVE POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

SAMPLE

(Page 1 of 2)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit G, Page 1

Policy Number:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

ADDITIONAL INSURED – DESIGNATED PERSON OR ORGANIZATION

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART

SCHEDULE

Name of Person or Organization:

1200 CONCORD, LLC, SIERRA PACIFIC PROPERTIES, INC. & ALL ITS ALLIED ENTITIES

(If no entry appears above, information required to complete this endorsement will be shown in the Declarations as applicable to this endorsement.)

WHO IS AN INSURED (SECTION II) is amended to include as an insured the person or organization shown in the Schedule as an insured, but only with respect to liability arising out of your operations or premises owned by or rented to you.

To the extent required under contract, this policy will apply as primary insurance to additional insureds scheduled above, and other insurance which may be available to such additional insureds will be non-contributory.

All other terms and conditions of this policy remain unchanged

SAMPLE

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit , Page 2

EXHIBIT H

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT  AGREEMENT (this “Agreement”) is entered into as of ________________, 20__ (the “Effective Date”) by and between ACORE CAPITAL MORTGAGE, LP, a Delaware limited partnership (“Administrative Agent”), as administrative agent for DELPHI CRE FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”), and ________________, a ________________ (together with its permitted successors and assigns, the “Tenant”), with reference to the following facts:

A.

________________, a ________________, whose address is ______________________________ (the “Landlord”) owns fee simple title or a leasehold interest in the real property described in Exhibit “A” attached hereto (the “Property”).

B.	Lender is the current holder of a loan to Landlord in the original principal amount of [________________] Dollars ($[________________]) (the “Loan”).
C.

The Loan is secured by, among other things, that certain [Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing] dated ________________, 20__ in favor of Lender, recorded in the ________________ County Clerk’s Office as Instrument Number _____________ in Book _______, Page _______ (as may be further amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Deed of Trust”).

D.

Pursuant to that certain [Lease] effective ________________, [as amended by ________________] (the “Lease”), Landlord demised to Tenant a portion of the Property consisting of the following (the “Leased Premises”):  __________________________.

E.	Tenant and Lender desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:

1.Definitions.  The following terms shall have the following meanings for purposes of this Agreement.

a.Foreclosure Event.  A “Foreclosure Event” means:  (i) foreclosure under the Deed of Trust; (ii) any other exercise by Lender of rights and remedies (whether under the Deed of Trust or under applicable law, including bankruptcy law) as holder of the Loan and/or the Deed of Trust, as a result of which a Successor Landlord becomes owner of the Property; or (iii) delivery by Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.

b.Former Landlord.  A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

c.Offset Right.  An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

d.Rent.  The “Rent” means any fixed rent, base rent or additional rent under the Lease.

e.Successor Landlord.  A “Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SNDA ([Tenant/Lease]) - [Concord Airport Plaza]

f.Termination Right.  A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

g.Other Capitalized Terms.  If any capitalized term is used in this Agreement and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.

2.Subordination.  Subject to the terms of this Agreement, the Lease, as the same may hereafter be modified, amended or extended,  shall be, and shall at all times remain, subject and subordinate to the terms conditions and provisions of the Deed of Trust, the lien imposed by the Deed of Trust, and all advances made under the Deed of Trust.

3.Nondisturbance, Recognition and Attornment.

a.No Exercise of Deed of Trust Remedies Against Tenant.  So long as the Tenant is not in default under this Agreement or under the Lease beyond any applicable grace or cure periods (an “Event of Default”), Lender (i) shall not terminate or disturb Tenant’s possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and this Agreement and (ii) shall not name or join Tenant as a defendant in any exercise of Lender’s rights and remedies arising upon a default under the Deed of Trust unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies.  In the latter case, Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

b.Recognition and Attornment.  Upon Successor Landlord taking title to the Property (i) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (ii) Tenant shall, subject to the terms of this Agreement, recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (iii) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.  Tenant hereby acknowledges notice that pursuant to the Deed of Trust and assignment of rents, leases and profits, Landlord has granted to the Lender an absolute, present assignment of the Lease and Rents which provides that Tenant continue making payments of Rents and other amounts owed by Tenant under the Lease to or at the direction of the Landlord and to recognize the rights of Landlord under the Lease until notified otherwise in writing by the Lender.  After receipt of such notice from Lender, the Tenant shall thereafter make all such payments directly to the Lender or as the Lender may otherwise direct, without any further inquiry on the part of the Tenant.  Landlord consents to the foregoing and waives any right, claim or demand which Landlord may have against Tenant by reason of such payments to Lender or as Lender directs.

c.Further Documentation.  The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents.  Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) days of such request.

4.Protection of Successor Landlord.  Notwithstanding anything to the contrary in the Lease or the Deed of Trust, Successor Landlord shall not be liable for or bound by any of the following matters:

a.Claims Against Former Landlord.  Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment.  The foregoing shall not limit either (i) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (ii) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s continuing obligations as landlord under the Lease.

b.Prepayments.  Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, (i) the Lease

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

expressly required such a prepayment or such prepayment shall have been expressly approved by Successor Landlord or (ii) a prepayment that has been actually received by Successor Landlord.

c.Payment; Security Deposit; Work.  Any obligation:  (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, (a) shall have been actually delivered to Lender by way of an assumption of escrow accounts or otherwise or (b) shall have been expressly approved by Lender or contained in the Lease; (ii) with respect to any security deposited with Former Landlord, unless such security deposit was actually delivered to Lender; (iii) to commence or complete any initial construction of improvements in the Leased Premises or any expansion or rehabilitation of existing improvements thereon; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation not required to be insured under the Lease or for the costs of any restorations in excess of any proceeds recovered under any insurance required to be carried under the Lease; or (v) arising from representations and warranties related to Former Landlord.

d.Modification, Amendment or Waiver.  Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

e.Surrender, Etc.  Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease or expressly approved by Lender.

5.Exculpation of Successor Landlord.  Notwithstanding anything to the contrary in this Agreement or the Lease, Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Leased Premises from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord’s interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the “Successor Landlord’s Interest”).  Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement.  If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment.  Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6.Lender’s Right to Cure.  Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Offset Right or Termination Right:

a.Notice to Lender.  Tenant shall provide Lender with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

b.Lender’s Cure Period.  After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord.  Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lender agrees or undertakes otherwise in writing.  In addition, as to any breach or default by Landlord the cure of which requires possession and control of the Property, provided that Lender undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Lender’s cure period shall continue for such additional time (the “Extended Cure Period”) as Lender may reasonably require to either:  (i) obtain possession and control of the Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.Miscellaneous.

a.Notices.  Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or served by hand-delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested or by telefax transmission, with the original machine- generated transmit

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

confirmation report as evidence of transmission.  Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited; provided, however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. on a business day, in which case it shall be deemed effective at 9:00 a.m. on the next business day.  For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:

i.	If to the Lender, at:

Delphi CRE Funding LLC
c/o ACORE Capital Mortgage, LP
80 E. Sir Francis Drake Blvd., Suite 2A
Larkspur, California 94939
Attention:  Stew Ward, Managing Partner
Email:  notices@acorecapital.com

ii.	If to the Tenant, at:

Attention:
Email:

b.Successors and Assigns.  This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns.  If Lender assigns the Deed of Trust, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

c.Entire Agreement.  This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Deed of Trust and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement.

d.Interaction with Lease and with Deed of Trust.  If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Deed of Trust.

e.Lender’s Rights and Obligations.  Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease.  If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

f.Interpretation; Governing Law.  The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State’s principles of conflict of laws.

g.Amendments.  This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

h.Due Authorization.  Tenant represents to Lender that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.  Lender represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

i.Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Lender and Tenant have caused this Agreement to be executed as of the date first above written.

LENDER:

ACORE CAPITAL MORTGAGE, LP,
a Delaware limited liability company

By:     ACORE Capital, LP,
a Delaware limited partnership,
its Authorized Signatory

By:      ACORE Capital GP, LLC,
a Delaware limited liability company, its general partner

By:__________________________

Name: ____________________

Title:  _____________________

TENANT: ____________________________ a ___________________________ By:_________________________ Name: Title:

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LANDLORD’S CONSENT

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request.  The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Deed of Trust or the Lease.  The above Agreement discharges any obligations of Lender under the Deed of Trust and related loan documents to enter into a nondisturbance agreement with Tenant.  Landlord is not a party to the above Agreement.

LANDLORD: ____________________________ a ___________________________ By:___________________________ Name: Title:
Dated: __________________, 20__

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SNDA ([Tenant/Lease]) - [Concord Airport Plaza]

ADMINISTRATIVE AGENT’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of _____________________________)

On _________________________ before me, ________________________________________ (insert name and title of the officer)

personally appeared ____________________________________________________________,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________ (Seal)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SNDA ([Tenant/Lease]) - [Concord Airport Plaza]

TENANT’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California )

County of __________)

On _____________________________, 20__, before me, ________________________, a Notary Public, personally appeared _______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________________ (Seal)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SNDA ([Tenant/Lease]) - [Concord Airport Plaza]

LANDLORD’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California )

County of __________)

On _____________________________, 20__, before me, ________________________, a Notary Public, personally appeared _______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________________ (Seal)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LIST OF EXHIBITS

If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit “A” - Legal Description of the Land

[TO BE PROVIDED]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT I

FORM OF L-C

SPECIMEN LANGUAGE ONLY

EXHIBIT A

COMERICA BANK HAS PREPARED THIS SPECIMEN UPON THE REQUEST AND BASED ON THE INFORMATION PROVIDED. NO REPRESENTATION AS TO THE ACCURACY OR WILLINGNESS FOR COMMITMENT IS MADE BY COMERICA BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM. WHEN SIGNED, THIS EXHIBIT A WILL BECOME AN INTEGRAL PART OF THE CORRESPONDING STANDBY LETTER OF CREDIT APPLICATION AND AGREEMENT.

    APPROVED BY Cerus Corporation

    APPLICANT'S SIGNATURE___________________________________________ DATE____________________________

Beneficiary: 1200 Concord, LLC c/o Sierra Pacific Properties Attn: President 1800 Willow Pass Court Concord, CA 94520	Applicant: Cerus Corporation 550 Stanwell Dr. Concord, CA, 94520
Specimen Date: December 28, 2017	Date and Place of Expiry: December 1, 2018 office of Issuing Bank or any automatically extended date, as herein defined.
Amount: USD 2,500,000.00 Two Million Five Hundred Thousand Only United States Dollars

We hereby open our Irrevocable Standby Letter of Credit no. <<Instrument ID>> in your favor, for account of Cerus Corporation for a sum not exceeding USD 2,500,000.00 (Two Million Five Hundred Thousand and 00/100 U.S. Dollars) available by your draft(s) at sight on Comerica Bank when accompanied by:

1. The original of this Irrevocable Standby Letter of Credit and Amendment(s) if any.

2. Beneficiary’s statement on its letterhead dated and signed by the Beneficiary, indicating name and title of the signer using either of the wording as follows:

A. The undersigned hereby certifies this draw in the amount of (insert amount in words) U.S. Dollars (USD (insert amount in figures)) under your Irrevocable Standby Letter of Credit no. <<Instrument ID>> represents funds due and owing to us pursuant to the terms of that certain lease by and between 1200 Concord, LLC, and Cerus Corporation, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.

or

B. The undersigned hereby certifies that we have received a written notice of Comerica Bank’s election not to extend their Irrevocable Standby Letter of Credit no. <<Instrument ID>> and have not received a replacement Letter of Credit or any other financial assurance satisfactory to us from Cerus Corporation.

Special Conditions:

All signatures must be manually executed in original.

All information required whether indicated by blanks, brackets or otherwise, must be completed at the time of drawing.

Partial drawings and multiple presentations may be made under this Irrevocable Standby Letter of Credit, provided, however, that each such demand that is paid by us shall reduce the amount available under this Irrevocable Standby Letter of Credit.

It is a condition of this Irrevocable Standby Letter of Credit that it shall be deemed automatically extended without amendment for a period of one year from the present or any future expiration date, unless at least thirty (30) days prior to the expiration date we send you notice by overnight courier that we elect not to extend this Irrevocable Standby Letter of Credit for any such additional period. A copy of this notice will also be sent for information only, in the same manner to: 1200 Concord LLC c/o Sierra Pacific Properties, Attn: President, 1800 Willow Pass Court, Concord, CA 94520 and to 1200 Concord LLC 4021 Port Chicago Highway, Concord, California 94520 Attn: Legal Department. The original notification will be sent to the Beneficiary at the address indicated above, unless a change of address is otherwise notified by you to us in writing by receipted mail or courier. In no event, and without further notice from ourselves, will this Irrevocable Standby Letter of Credit be extended beyond December 1, 2028 which shall be the final expiration date of this Irrevocable Standby Letter of Credit.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit I, Page 1

This Irrevocable Standby Letter of Credit may be successively transferable in its entirety (but not in part) up to the then available amount in favor of a nominated Transferee ("Transferee"), assuming such transfer to such Transferee is in compliance with all applicable U.S. laws and regulations. If transferred, this Standby Letter of Credit must be returned to us together with our transfer form (available upon request), duly executed. In case of any transfer, the draft and any required statement must be executed by the Transferee and where the Beneficiary's name appears within this Irrevocable Standby Letter of Credit, the Transferee’s name is automatically substituted therefore. At the time of the transfer request, the original of this Irrevocable Standby Letter of Credit and any amendment(s) thereto must be provided. Comerica Bank will not assume or undertake any liability or responsibility for verifying, validating or authenticating the authority or rights of any party(ies) requesting the transfer of this Irrevocable Standby Letter of Credit or executing any document(s) in connection therewith.

All fees relating to this Irrevocable Standby Letter of Credit, including any and all transfer related costs shall be paid by the Applicant.

Notwithstanding any preprinted wording to the contrary on our standard transfer form, payment of all transfer fees is for the Applicant’s account.

In the event this Irrevocable Standby Letter of Credit is transferred to a new Beneficiary, the provision in the “automatic extension” clause reading: “A copy of this notice will also be sent for information only, in the same manner to: 1200 Concord LLC c/o Sierra Pacific Properties, Attn: President, 1800 Willow Pass Court, Concord, CA 94520 and to 1200 Concord LLC 4021 Port Chicago Highway, Concord, California 94520 Attn: Legal Department.” is to be disregarded, as it only applied to the first beneficiary.

All drafts required under this Irrevocable Standby Letter of Credit must be marked: ''Drawn under Comerica Bank Irrevocable Standby Letter of Credit no. <<Instrument ID>>.''

In the case of cancellation, the original Irrevocable Standby Letter of Credit and all Amendments thereto must be returned to us together with a written request from Beneficiary referencing this Irrevocable Standby Letter of Credit number and authorizing its cancellation.

All documents are to be dispatched in one lot by courier service or hand delivery to Comerica Bank International Trade Services, 2321 Rosecrans Ave., 5th fl., El Segundo, CA 90245, Attn: Standby Letter of Credit Dept.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at International Trade Services, 2321 Rosecrans Ave., 5th floor, El Segundo, CA 90245 to the attention of Standby Letter of Credit Dept. and must include this Irrevocable Standby Letter of Credit number.

This Irrevocable Standby Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not be in any way modified, amended or amplified by reference to any document, instrument or agreement referred to herein or in which this Irrevocable Standby Letter of Credit is referred to or to which this Irrevocable Standby Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

We hereby engage with you that all drawing(s) made under and in compliance with the terms of this Irrevocable Standby Letter of Credit will be duly honored if drawn and presented for payment at our office located at Comerica Bank International Trade Services, 2321 Rosecrans Ave., 5th Fl., El Segundo, CA 90245, Attn: Standby Letter of Credit Dept. on or before the expiration date of this credit, or any automatically extended date.

We further acknowledge and agree that upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement.

Except so far as otherwise expressly stated herein, this Irrevocable Standby Letter of Credit is subject to the ''International Standby Practices'' (ISP 98) International Chamber of Commerce (Publication No. 590) (the “Uniform Customs”).  This Irrevocable Standby Letter of Credit shall be deemed to be issued under the laws of the State of California, and shall, as to matters not otherwise governed by the Uniform Customs, be governed by and construed in accordance with the laws of the State of California, without regard to the principals of conflicts of law.

END OF SPECIMEN FORMAT

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit I, Page 2

EXHIBIT J

SIGN CRITERIA

NONE

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit J, Page 1

Exhibit K

Janitorial Specifications

Daily:

Vacuum carpeted traffic lanes, spot clean as necessary (spots limited to approx. size of half dollar).

Wet or dry mop all non-carpeted floor areas.

Empty all trash and recycling receptacles and any other items clearly marked “Trash/Basura ” or “Recycling”, wipe out containers as necessary and replace liners.

Remove recyclable items from a central location within the suite as needed.

Remove fingerprints, smudges etc. from light switches.

Clean all drinking fountains.

Clean and wipe kitchen sinks and counter tops.

Wipe kitchen/break room table tops and chairs.

Wipe front of refrigerator, dishwasher and ice maker.

Empty all restroom trash receptacles, replace liners.

Wash, disinfect all basins, bowls, commode seats and urinals.

Damp wipe all partitions, piping, toilet seat hinges, flushometers and other metal surfaces.

Toilet seats are to be left in the upright position.

Spot wash restroom walls and doors.

Clean all restroom mirrors and bright work.

Report any restroom fixtures not working properly.

Restock all restroom supplies and paper products.

Turn off all lights and secure/lock all doors.

Removal of trash and recycling in lab areas.  Subject to the terms and conditions of Section 13(a) of the Lease, such removal of trash shall include trash labeled “Biohazard Autoclave” that has been properly and lawfully treated and disposed of in legally required biohazardous disposal bags; provided, however, in no event shall such trash include needles or other “sharps”.

Weekly:

Dust tops of file cabinets, chair rails, door louvers, window sills and similar horizontal surfaces.

Remove fingerprints and smudges from glass panels at suite entrances and within suites.

Vacuum all carpet.

Monthly:

High dust corners, edges, tops of tall file cabinets etc.

Spray buff and polish all non-carpeted floor areas as needed.

Clean, wipe chair legs, bases.

Quarterly:

Dust and wipe clean window blinds.

Machine scrub restroom floors.

Deep carpet cleaning, at Tenant’s request and Tenant’s sole cost.

Strip and wax floors in lab areas, at Tenant’s request and Tenant’s sole cost.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit K, Page 1

Exhibit L

Exclusive Use Loading Dock

1ST FLOOR PLAN
CERUS TI
Tenant exclusive use loading dock
bull stockwell allen

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit L, Page 1